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       City of Los Angeles
Department of Water and Power



  1997 Strategic Business Plan




              Prepared by

       PSC Energy Corporation



         COPY #31





           February 7, 1997






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                                       Contents


1.    Introduction
2.    Industry Background
3.    Strategic Options
4.    Strategic Recommendations
      4.1   The Department's Role in the Future Market
      4.2   Recommendations to the Department
             4.2.1  Transition of Generation Business
             4.2.2  Transition of Transmission Business
             4.2.3  Modernize and Improve the Distribution Business
             4.2.4  Creation of a Service Delivery Business
             4.2.5  Build External Alliances
             4.2.6  Curtail Non-economic Activities
      4.3   Critical Success Factors
             4.3.1  Financial Strategy
             4.3.2  Staffing/Labor
             4.3.3  Organization and Governance
             4.3.4  Information Technology
             4.3.5  Competitive Mindset
             4.3.6  Targets and Metrics
5.    Action Plans
6.    Financial Plan
7.    Market Deregulation
8.    Competitive Analysis
9.    Governance (Ownership and Actions)
10.   References
11.   Glossary











Los Angeles Department of Water and Power i                 PSC ENERGY
                                                               Confidential

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Los Angeles Department of Water and Power                         2/5/97 9:48 AM


1. INTRODUCTION

     STRATEGIC PLAN OBJECTIVE. The objective of this plan is to provide the Department of Water and Power's Board of Commissioners with a competitive analysis of the Department and a series of options to assist the Department in preparing for the changing electric utility business in California. The Strategic Business Plan and supporting documents were developed in conjunction with the Department's senior management and Price Waterhouse, LLC.

     The Plan does not reflect a consensus of all parties, but PSC did attempt to gather perspectives and input from the Department management, City government staff and Price Waterhouse.

     It is PSC's expectation that the Board will use the attached plan as a common reference document and the framework for beginning a strategic implementation plan for all Department employees and City officials to focus on common objectives.

     This plan has been prepared in the hope of building a workable consensus among the varied constituencies served by the Department - including the Board of Commissioners; the Mayor; the City Council; Labor; the Department's management; and most of all, the Department's customers.

     The ultimate objective of this plan is to maximize the value of the Department to the City and to the community it serves. The issues are complex with stakeholders having different objectives; but the document is intended to communicate the conclusions of 18 months of PSC's in-depth analysis of the Department which is that: of the options presented below, the second is most likely to succeed because it attempts to balance the financial realities with the resulting impact on the City, Labor, and customers. The Department cannot continue "As Is"; there are too many barriers guaranteeing failure. It must join in "partnership" with Labor and the City to make the radical changes required to succeed. If a workable consensus can not be achieved, then the City should limit its liability by divesting itself of the electric utility business.

     STRATEGIC OPTIONS. At this critical time, the beginning of deregulation, the Department has three strategic options for creating its future. All three options seek to reduce operating costs and improve service to customers while recognizing the debt liabilities. The difference in the options is the rate at which changes can be made:

1. "INCREMENTAL CHANGE". STAY AS IS OR STATUS QUO IN GOVERNANCE WITH INCREMENTAL IMPROVEMENTS IN OPERATIONS - This is the current path of the Department which includes the organizational restructuring, the ongoing performance guarantee development, and planned infrastructure investment. This uses Department staff for most activities, supplemented by external consultants to add specific expertise when required. Current work practices and scope continue under existing civil service rules. The Department, with the cooperation of the City, retains its exclusive franchise rights to serve the City, but also retains a tremendous debt liability.

2. "SIGNIFICANT CHANGE". STRATEGIC ALLIANCES - COALITIONS OR MAJOR RESTRUCTURING IN GOVERNANCE WITH DRAMATIC OPERATIONAL IMPROVEMENTS. -
     This is the course of action that allows efficiency improvements to be accelerated and to improve customer service and market competitiveness dramatically. The Department joins in partnership with the City, Labor and private corporations who are industry leaders in business, marketing and technology to gain know-how, flexibility and to share financial risk. The Department fundamentally changes the role of the employees to that of active participants,




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   responsible for their collective destiny. The reliance on consultancy is discontinued in lieu of building internal expertise and external partnerships.


3. RADICAL CHANGE. "SELL" - DIVEST OPERATIONS. The final option would be to sell the Department's power assets to a third party, and for the City of Los Angeles to no longer take an active role in providing power to its citizens. If a workable consensus can not be achieved under option two, the City should move quickly to limit its liability and salvage as much value from the Department as possible. These strategic options are explained further in section 3.

        STRATEGIC CHALLENGES. In determining the best strategic option there are five key strategic challenges for the Department which must be dealt with by the selected option. The "Incremental" and "Sell" options can not adequately resolve these challenges. The limitations of those options are detailed later in this paper. The strategic challenges are:

* DEBT. Managing almost $8 billion of tax exempt debt, including a minimum of $4 billion of stranded debt, (i.e., the Department has $5 billion dollars of debt outstanding against generation assets that have a current market value of approximately $1 billion). The tax exempt debt is also constrained in its use by IRS rules that limit the use of public debt for private use or commerce.

* HIGH COSTS. Addressing the Department's high operating costs, which will make it uncompetitive in the deregulated energy market and impede its ability to accelerate debt repayment.

* OPERATING STRUCTURE. The inability to react quickly to market forces because of its governance as a Department of the City, civil service personnel selection rules, and inefficient work practices codified in labor agreements.

* SYSTEMS. An outdated information and technology infrastructure, and power infrastructure, both of which will require significant capital investment to ensure competitive levels of reliability and service.

* SKILLS. A mis-match of existing management and staff skills against those required to operate successfully in the competitive arena.

        TIME IS OF THE ESSENCE. The California electric utility industry is in the midst of a period of significant change, sponsored by the California Public Utilities Commission (CPUC). The CPUC's proposals, recently enacted into State Law through the passage of Assembly Bill 1890, are intended to deregulate the electric industry through the introduction of competition and customer choice through Direct Access. The main provision of Assembly Bill 1890 (AB 1890) which provides California electric consumers with the ability to obtain energy and/or competitive services from any supplier.

        The deregulation of the electric power industry is reflective of the global pressure for lower prices while reducing government regulation in competitive industries. The California Legislation mandates reduced energy prices (with the expectation they will be at least 30% lower than today's rates) but offers a period of transition where a Competition Transition Charge
(CTC) is allowed for recovering Stranded Investments. The CTC is an electric rate provision for utilities to be reimbursed for investments and/or long term electricity supply commitments. Additional explanations of the California
Law are provided later in this plan in section 2. Figure 1-1 shows the anticipated timing and impact on the California Investor Owned Utilities (IOUs) of the new law.


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/1996-       /1997-     /1998-      /1999-    /2001-    /2002-
/97          /98        /99        /00       /01        /03
              |                               |
              |         IOU's Collect $20     |                 IOUs Average
              |         Billion in CTC        |                 Price 7 cents/
         IOUs Begin     Revenues - 85% of   IOUs CC             KW hour- A
        Direct Access   Stranded Total      Recovery            30% Reduction
                                            Ends                From Current
                                                                Rates

Figure 1-1. California Deregulation Timeline.


     With deregulation, and the associated expected price reduction, pressure is also being exerted with increasing force from the Department's customers. Headlines in the Los Angeles Times and Daily News portray the on-going threat of secession by the San Fernando Valley with two of the points of contention being, perceived unfair power and water charges.

    REQUIRED COMMON ACTIONS. PSC has found that each of these three strategic options requires common actions regardless of which option is ultimately chosen by the Department. These common actions deal with fundamental changes in the business. Each of the Strategic Options can deal with these common actions to the extent of the inherent limitations of that option e.g. under the incremental "As Is Option" the Department has been limited in its attempts to develop a comprehensive management / financial / customer integrated information system due to system and staff constraints while the "Sell Option" would eliminate those issues completely and the "Alliance Option" would encourage the Department to form a partnership with a technology expert to transfer that expertise to the Department.

     These required common actions are shown in Figure 1-2.

*  TRANSITION OF GENERATION BUSINESS
Reduce the operating cost of generation through lowered fixed costs, improved work practices and reduced overhead.

*  TRANSITION OF TRANSMISSION BUSINESS
Transfer control of transmission assets to the California ISO beginning in January 1998.

*  MODERNIZE AND IMPROVE THE DISTRIBUTION BUSINESS
Streamline the remaining business by improving work practices and dramatically reducing overheads.


*  CREATE A CUSTOMER SERVICE DELIVERY BUSINESS
Invest in critical elements of the service delivery infrastructure to enable the business of providing quality service to customers to be performed successfully in a deregulated market.


*  CURTAIL NON-ECONOMIC ACTIVITIES
Remove all functions and related costs which are non-economic and are placing financial burdens on the future core business structure.

Figure 1-2. Required Actions Common To All Strategic Options.

     PLAN SUMMARY. The following section of this introduction summarizes the body of the plan for transitioning the Department to a low cost competitive provider of energy and the recommendations for future success, and associated required action steps.

     Deregulation of the electric market, and the consequent break-up of the traditional vertically integrated monopoly utilities, will have a profound effect on the definition and future viability of any electric utility. Section 7 of this plan gives detailed explanations of deregulation and the implications to the Department.

     The deregulation timetable has been set by the CPUC, but the pace of implementation of the deregulated market in California is being set by the competing market players. Per the new law, AB 1890, there will be a centralized agency for controlling transmission in the state,


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an Independent System Operator (ISO); and a centralized energy clearing house for power sales and purchases, the Power Exchange (PX); and there will be the dedicated right of any customer to choose their energy provider, Direct Access. Direct Access will begin to be phased in to Investor Owned Utility
(IOU) customers in January 1998. The IOUs and other California municipal utilities expect to have eliminated most of their stranded investment and to have completed phase in of competition to the retail market by 2001.

        Figure 1-3 shows in broad terms the market value of the Department using the Incremental Change Departmental financial data compared to the market value calculated using the financial impacts of the Significant Change option impacts as provided in the Action Plan financial impacts in section 5.

Fgure 1-3.

[graph inserted here]





Figure 1-3. The Department's Market Value to the City of Los Angeles with Incremental Change and with Significant Change. Source: NPV Calculation of "Likely" Case from the Action Plan Financial Impact section 5.

        The trend lines are driven by the Department's ability to recover revenue and reduce costs. This figure shows if the Department takes action immediately in all areas, forming mutually beneficial Labor relations, cutting costs, adjusting rates, reducing dividends to its stake-holders, and forming alliances, the Department has a chance of continuing to be a valuable asset to the City.

        With direct access, competition in the generation and energy services markets at the retail level will be fierce, and customer expectations for lower prices and improved service levels greatly increased. The IOU companies are preparing for the competitive market by forming deregulated affiliates, which are independent of the local distribution company, to compete directly with new market entrants such as Enron and Duke/Louis Dreyfus (DLD).

        As a municipal entity, the Department's core future business is likely to be reduced to the natural regulated monopoly functions of a local distribution company in the new market structure because of the constraints imposed by its debt structure, tax-exempt financing and governance. The Department will continue to provide monopoly distribution and water services, and will retain the obligation to supply energy to those customers who do not choose to switch suppliers.

        Management and control, though not ownership, of the transmission business will be transferred to the ISO. This will be in accordance with State and Federal mandates with the single most significant benefit being the ability to collect a non-bypassable state authorized CTC, without potential anti-trust challenges, while the Department continues to receive a regulated rate of return on its transmission assets.

        Over time, the Department will transition from a producer of electricity to an energy buyer for its default customers, if it cannot get its costs to competitive levels. The Department's ability to deliver services to its customers in the competitive market will depend on its ability to form business alliances with private entities who have already invested in those services and possess the expertise, infrastructure, and experience.


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Los Angeles Department of Water and Power                        2/5/97 9:48 AM

       The remainder of this document provides further details of the above summary and is structured as follows:

* SECTION 2: INDUSTRY BACKGROUND. An overview of the expected market conditions which will evolve as a result of industry deregulation, and an assessment of the capabilities which PSC believes will be required to compete

* SECTION 3: STRATEGIC OPTIONS. A summary of the main Strategic Options which are open to the Department and its stakeholders, given its current position and the expected market evolution

* SECTION 4: STRATEGIC RECOMMENDATIONS. PSC's strategic recommendations and critical success factors for the Department

* SECTION 5: ACTION PLAN. A high level plan showing PSC's recommended actions, schedule, responsible person, required support, and resulting financial impacts from implementation of the strategic recommendations above

* SECTION 6: FINANCIAL PLAN. This section will ultimately contain the Financial Plan currently being developed by the Department and Price Waterhouse. In the interim, it contains a position paper developed by PSC outlining key financial strategies

* SECTION 7: MARKET DEREGULATION. A position paper discussing issues surrounding Market Deregulation and its likely impact on the Department

* SECTION 8: COMPETITIVE ANALYSIS. A position paper analyzing the issues facing the Department relating to competition, and an assessment of how the Department is positioned to compete

* SECTION 9: GOVERNANCE AND MANAGEMENT. A position paper setting out the governance and management issues which PSC believes must be addressed to enable the Department to compete effectively in the evolving market

*  SECTION 10: REFERENCES. A list of documents referenced throughout this plan

*  SECTION 11: GLOSSARY. A glossary  of referenced terms and abbreviations.


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 2. INDUSTRY BACKGROUND

       The CPUC has commissioned two cross-industry sponsored working groups to develop direct access and rate setting rules and policy for the competitive marketplace. These groups are currently defining the ultimate make-up of the regulated and unregulated components of the electric industry. Figure 2-1 illustrates their envisioned electric utility and the operations it will likely be performing after the completion of deregulation. Per the CPUC reports, only the natural monopoly "wires" business of distribution will continue to be fully regulated, while all other activities will be subject to some level of competition. To better understand Figure 2-1 and the way the market is commonly understood to be developing, the following explanation is offered.

       Generation is almost fully competitive in the wholesale market and this competition has been enabled by the FERC open access rules and the Energy Policy Act of 1992. Power marketers are taking wholesale energy trading market share from utilities at an exponential rate.

       The CPUC also envisions that Transmission services will be regulated by FERC and managed by the ISO with prices and availability posted for any bulk power customer's use.

       When Direct Access, or retail customer choice, begins, energy can be bought by any customer from any generator, either directly or through a wholesale marketer or aggregator. Major industrial and commercial customers will have substantial market power and will shop for the lowest effective price. Residential and small commercial customers whose energy bills are not a major concern are likely to remain with their local utility as their default provider.

       The CPUC has not fully defined Customer Service Delivery but it currently includes functions such as billing, metering, new connections, customer account management, revenue collection and customer call services.

       The experience in the UK and the preliminary recommendations from the California Direct Access Working Group indicates that the revenue cycle, metering and billing will be competitive, i.e. a customer can select his billing and metering provider. A number of the major utilities around the country are now outsourcing their metering and billing to contractors.

       Energy Consulting Services refers to a wide variety of products and services that are not subject to any franchise limitations. Many utilities are forming unregulated subsidiaries to offer such things as sophisticated energy management systems, power quality systems, industry process consulting services, alarm systems, the supply of multiple energy commodities, operations and maintenance of cogeneration and energy facilities. It has become apparent to the marketers in this area that the more products and services that can be bundled (combined together), the higher the profit potential.

                 California Electric Utilities In the Future -
               Local Distribution Companies and Default Providers
               --------------------------------------------------


                                   [GRAPHIC]


Figure 2-1. California Utilities' Expected Business in the Future Competitive Electric Market.


       Those activities identified as "Local Distribution Company" (LDC) are the natural monopoly functions within the distribution and




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customer service delivery businesses. Those functions which fall under the
"Default Provider" are related to either geographic positioning as with the transmission business or to customer non-action as with the default obligation to deliver energy to customers within the utility's franchise area. Those functions identified as "Competitive Provider Deregulated Businesses" include areas which are competitive high risk operations in which the regulated utilities are banned from direct participation. All of these functions are focused in the competitive wholesale and retail generation markets and energy service companies' (ESCO) consulting service businesses.

       TODAY'S MARKET. The United States electric market is a $200 billion industry undergoing radical changes. At the wholesale level, independent power producers are now able to compete with traditional utility generation companies. In addition, power marketers, of which the largest is Enron, now have a 25% market share of electricity traded nationwide, and are continuing to grow rapidly. The introduction of liquidity (the ability to readily trade power contracts) into the market, together with significant excess capacity in the Western U.S., has led to a rapid erosion of wholesale electric prices. It is expected that prices will remain at the current depressed level during the industry transition phase as more efficiencies are squeezed out of the generation market.

       At the retail level, there are wide disparities in the price paid for electricity across the country, with California's rates being 50% higher than the national average, Although retail competition has not yet started, attractive customers are being courted by aggregators, power marketers, energy services companies and the deregulated businesses of existing utilities. With a concentration of 10% of the California market contained in only 454 square miles, Los Angeles is an obvious target for these companies. Customer pressure will force the Department to match competitively local, regional, and state prices.

       FUTURE MARKET. Based on experience of previous market deregulation the emerging energy market will develop in several phases. Initially, fierce competition on price will take place, due to the wide disparities in retail pricing across the U.S. Low cost will be critical for survival through this phase. To gain maximum buying power, major customers will seek regional or national suppliers, and small customers will aggregate into buying groups. Following this phase, there will be more emphasis on value added products and services to win and retain customers. These will range from sophisticated billing and payment options to energy management services on the customer side of the meter.

       Consolidation of existing utilities will continue across both electric and gas companies to achieve economies of scale and exploit synergies. A handful of major players will dominate the wholesale commodity markets, where margins will be thin, dollar volume of transactions will be huge, and risk will be enormous if not properly managed. The retail energy markets will attract new entrants, some of whom are already positioning themselves for deregulation. Competitors in the future are likely to include:

* Energy services companies and energy management equipment manufacturers, who already have a significant customer base in demand side management. These companies will link the opportunities of competitive energy supply with optimizing energy demand for their customers.

* Aggregators, whose market strategy will be to 'cherry pick' Direct Access customers with attractive load profiles and buy directly from the wholesale market to service their needs.


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* Existing retailers with a strong service delivery infrastructure, such as grocery stores, catalog companies and banks, who will add energy products and services to their existing energy requirements.

* Traders, who will buy and sell energy in a 'liquid' commodity market.

     The monopoly transmission and distribution businesses will continue to be subject to regulation by the FERC and state or local regulators, respectively. A moderate rate of return will be allowed on these low risk businesses. Regulation will increasingly be on a performance basis, with continuing pressure to improve service levels, reduce costs, and maintain high levels of safety and reliability.

     COMPETITIVE POSITION. The Department's competitive position can be assessed from two different perspectives:

1) the effectiveness of the continued regulated monopoly business, and

2) the ability to compete in the emerging deregulated competitive generation and retail energy services markets.

     MONOPOLY BUSINESS. Much public press has been dedicated to the emerging competitive energy market and how the various nearest competitors are positioning themselves in the market place. Figure 2-1 shows the key capabilities required to succeed in the monopoly service delivery business and summarizes PSC's assessment of the Department's current position versus two of its potential competitors. The groundrules for deriving this assessment are based on public information on each of the subject companies and are explained in greater detail in section 8 of this plan.

                                                                          So
Capability                                  DWP          Edison           Cal
                                                                          Gas

A high level of competence in                +              *              *
managing the regulators

Technical expertise in core                  +              *              *
business services

A well maintained physical                   -              +              *
infrastructure

The ability to minimize fixed                -              +              +
costs through out-sourcing of
non-core functions, and
effective resource utilization
in core functions

High level of competence in                  -              +              *
the delivery of IT support and
automation systems

Possession of a flexible and                 -              -              +
efficient service  delivery
party suppliers

A strong customer service culture            -              +              *

A flexible performance-oriented workforce    -              -              +

Legend: (-) = low or no ability, (+) = Partial ability,
(*) = High level competency Source: Wide range of public documents. See Reference Section.

Figure 2-1. PSC's Assessment of the Departments Ability to Compete with other Potential Competitors in its Monopoly Business.

The Department's distribution or 'wires' business currently has a cost structure that is approximately twice that of Edison and four times that of San Diego, the Department's nearest competitors, measured on a cost per customer basis per year ($95.16 in comparison to $48.44 and $25.28, respectively). This is primarily due to outmoded working practices, lack of basic work and materials management systems, and high overheads associated with engineering and clerical staff.

The customer service delivery component of the business, including customer service (trouble and call centers), metering and billing, and account management, is on par

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with regional competitors in cost terms, but offers lower service levels. The
Department is also constrained in making performance improvements due to its lack of a flexible Information Technology (IT) infrastructure and poor capabilities in IT service delivery.

     Finally, the transmission system costs for Department customers are significantly higher than those of regional competitors ($3.44/kW-month in comparison to Edison's tariff of $1.95/kW-month). Due to previous investments in major transmission lines, the Department owns 28% of the import capability into California while serving only 10% of the load.

     Although transmission and distribution are monopoly services, they represent 35% of the delivered price of electricity to customers. High power costs, coupled with high utility and business taxes, make the Los Angeles service territory uncompetitive in comparison to those of neighboring utilities. As prices to customers are unbundled in the deregulated market, these high service costs will be exposed to increasing downward pressure.

     Customer satisfaction ratings show that both Edison and Southern California Gas perform better than the Department in delivering services to customers, and they offer a wider variety of value added services.

     RETAIL ENERGY SERVICES MARKETS. The Departments ability to compete in the competitive segments of the retail energy market will depend on a number of key capabilities summarized in Figure 2-2. Again, this is PSC's assessment based on public information including current and expected offerings of products and services; and, current and stated spending programs, gathered on each of the competitors compared against the ongoing PSC analysis of the Department.

                                           Edison
Capability                          DWP    Source      ENRON
--------------------------------------------------------------------
Access to retail                   *         *          0
customers and
information, through
existing relationships and
branding
--------------------------------------------------------------------
The ability to provide a           O         (          *
wide range of product,
pricing and service
options
--------------------------------------------------------------------
Risk management and                O         (          *
hedging capability in
commodity markets
--------------------------------------------------------------------
Access to commodity                O         (          *
supply markets or low
cost production
--------------------------------------------------------------------
Possession of an                   (         (          O
excellent service delivery
infrastructure
--------------------------------------------------------------------
Availability of                    O         (          *
investment capital
--------------------------------------------------------------------
The ability to harness             O         (          *
new technologies
--------------------------------------------------------------------
An adaptive and                    O         (          *
responsive organization
structure
--------------------------------------------------------------------
Legend: O = low or no ability,  ( = Partial ability,
* = High level competency Source: Wide range of
public documents. See Section 6. References.
--------------------------------------------------------------------
Figure 2-2. PSC's Assessment of the Departments Ability to Compete with other Potential Competitors in the Retail Energy Services Markets.

     The Department's generation assets are uncompetitive in today's market. Average production costs are $50/MWh in comparison to a Western US market average of $34/MWh, and the US average of $25/MWh. Fixed costs in particular are significantly higher than the market leaders, due to debt service costs and high cost take or pay fuel contracts.


The Department's position is exacerbated by an excess of capacity (of at



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least 1000 MW), causing low utilization of its generating units. In addition, the in-basin generation units are old, inefficient and technologically not designed for their current mode of operation as peaking and back-up units. As customers elect to purchase energy and services from other suppliers and the Department loses market share in the competitive market, the serious financial risks associated with excess capacity will increase.

       Industrial and commercial customers, representing 17% of the Department's annual revenues, are considered to be at a high risk of changing suppliers as soon as they are able (See Figure 2-3). Recent survey data indicates that 45% of industrial and 49% of commercial customers would switch supplier for a discount of 10% or less. The same survey indicates 90% of all customers would leave for a discount of 20% or less. With the expected price reduction of 30% by the IOUs the Department could be faced with a loss of more than 90% of its industrial and commercial customers. Alternatively, a 30% price reduction for these customers would reduce revenue to the Department by $500 million

--------------------------------------------------------------------------
              DWP Power System -17% or $330 Million at High Risk

                     Industrial At               Commercial
                         Risk                     At Risk
                          3%                        14%

            Commercial
            Services
               20%


           Commercial                              Residential
           Products                                   30%
              12%

           Governmental                      Industrial
               9%                                12%

Figure 2-3. The Department is at a high risk of losing at least $330 million of industrial and commercial energy revenues (17% of its Total Revenue) to Competitors, as soon as competition begins.

  The Department currently has very limited capabilities with regard to providing any services on the other side of the meter, at the customer's facility, in comparison to existing established Energy Services Company (ESCO) service providers. To be successful in the ESCO business, one must compete with very sophisticated energy system providers, who can develop innovative solutions that require significant capital investments. Initial steps are being taken by the Department in this area in conjunction with Pacific Enterprises International, the parent company of Southern California Gas Company. Customers are offered comprehensive "energy solutions" that include modernizing heating, cooling and lighting systems. The modernization and efficiency improvements are financed by a Pacific Enterprises subsidiary with the investment being recovered by lower energy costs. The customer gets more comfortable, reliable facilities without major capital investments.



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3.     STRATEGIC OPTIONS

       At this critical time, the beginning of deregulation, the Department has limited options for setting a successful course for the future. For the broader electric utility industry this will be a period of much change with regulators and legislators adjusting rules and legislation as the industry matures.

       Key to a successful strategy is its ability to deal firmly with required common actions while remaining dynamic and flexible in its ability to react to a changing industry. For the Department, like every utility operating in a deregulated commodity market in the US, one required action is cost reduction. Long before deregulation was even seriously considered the Department was losing business due to its high costs. It has lost more than 10% of its customer base through cogeneration. Fuel cell operators are claiming the ability to cut cost by 85% when selling to the Department customers like hospitals and refineries. The following three strategic options are presented as broad spectrums of action distinguished by fundamental changes to how the Department is governed, how it partners with Labor, how it operates in the new competitive markets, and how it operates in the continued regulated market.

       "INCREMENTAL CHANGE." STAY AS IS OR STATUS QUO IN GOVERNANCE WITH INCREMENTAL IMPROVEMENTS IN OPERATIONS - This is the current path of the Department which includes the improved collaboration with Labor, the organizational restructuring, the ongoing performance guarantee development, and planned infrastructure investment. This uses Department staff for most activities, supplemented by external consultants to add specific expertise when required. Current work practices and scope continue under existing civil service rules. The Department, with the cooperation of the City, attempts to retain its exclusive franchise rights to serve the City. Figure 3-1 summarizes the long term results of adopting this strategy.

----------------------------- ----------------------------------
INCREMENTAL
CHANGE -"AS IS"               RESULT
----------------------------- ----------------------------------
Governance                    Restricted, expensive, slow
----------------------------- ----------------------------------
Labor                         Improved communications, low
                              trust, Inefficient
----------------------------- ----------------------------------
Competitive Market            Limited selection, expensive
----------------------------- ----------------------------------
Regulated Market              Basic service level, expensive
----------------------------- ----------------------------------
 Figure 3-1.  Results Summary of Incremental Change


        "SIGNIFICANT CHANGE." STRATEGIC ALLIANCES-COALITIONS OR MAJOR RESTRUCTURING IN GOVERNANCE WITH DRAMATIC OPERATIONAL IMPROVEMENTS. - This is the course of accelerated change. The Department joins in partnership with the City, Labor and private corporations that are leaders in marketing, business and technology to gain know-how and to share financial risk. The Department fundamentally changes the role of the employee to that of an active participant, responsible for their collective destiny. The reliance on consultancy is discontinued in lieu of building internal expertise and external partnerships. Figure 3-2 shows a summary of the results of implementing a Significant Change Strategy.




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SIGNIFICANT CHANGE-
"PARTNERING"             RESULT
------------------------ ----------------------------------
Governance               Reduced direct control, increased
                         flexibility through alliances
------------------------ ----------------------------------
Labor                    Shared responsibility, increased
                         complexity
------------------------ ----------------------------------
Competitive Market       Lowered direct involvement, lower
                         risk
------------------------ ----------------------------------
Regulated Market         Expanded Service, low cost
------------------------ ----------------------------------
     Figure 3-2. Results Summary of Significant Change


       RADICAL CHANGE. "SELL" - DIVEST OPERATIONS. If Department management, Labor and the City are not able to make changes at a dramatic rate, divestiture of assets and the franchise should be seriously considered. The final option would be to sell the Department's power assets to a third party, and for the City of Los Angeles to no longer take an active role in providing power to its citizens. The benefits of such an action would be to resolve the current debt liability and possibly to provide a one time financial injection to the City's treasury, and the City would not have a future exposure to the risks of operating in what will prove to be a highly competitive industry. The negative aspects of a sale would be that the City would no longer be able to set electricity prices for its constituents nor would many of the other City Departments receive indirect subsidies. In addition, the question of the future of the Department's staff (almost 9,000), almost all of whom are Civil Service employees, would need serious consideration.

       This alternative has not been seriously explored to date, however, given recent merger and acquisition activities in the industry, and the possibility that a purchaser may be found who is prepared to pay a premium to gain entry into the LA market, the Department and City should initiate a process that will establish the framework in order to allow divestiture as a viable option.

       DEFAULT ON DEBT/BANKRUPTCY. Though a difficult option because the majority of the Department's $7.9 billion debt is in the form of tax exempt bonds, which are effectively underwritten by the City of Los Angeles, default on debt needs to be acknowledged as a potential outcome of continuing "As Is". Both the bond covenants and the City Charter mandate that the City raise rates to cover payment of the Bond's debt obligations. Should the Department be unable to collect adequate revenues as a result of actions of the City the Debt obligation will become the City's. The Department's annual debt servicing on this debt is in excess of $600 million with no significant reduction in the total payments until 2023. Neither the Department nor the City has the ability to pay off this debt in the absence of the Department's continued operation. Even with the Department continuing to operate and generate revenue, there is a risk that this revenue will be inadequate for debt servicing over the life of the debt, leading to substantially increased rates for its default customers and the possibility of subsidies being required from the City.



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4. STRATEGIC RECOMMENDATIONS.

4.1  THE DEPARTMENT'S ROLE IN THE FUTURE MARKET

       In its current form the Department will not be able to compete in the deregulated market, either because it does not possess the expertise, or because it is prohibited from competing in the competitive commercial marketplace by the City Charter. Figure 2-1 shows the scope of the Department's business as expected in the future, based on the Department being organized like the typical electric utility.

       The Department's likely business profile following the transition phase to a competitive market contains the following

* The obligation to procure and provide generation energy to meet the needs of default customers i.e. customers who elect not to switch suppliers.

* Operation, maintenance, design and construction of the high voltage transmission system on behalf of the ISO.

* Design, construction, operation and maintenance of the local transmission and distribution system for its service territory, in a safe and reliable manner.

* The ability to fund social programs approved by the City Council from distribution system charges, including low income and lifeline support.

* Provision of a service delivery function, including customer service, trouble dispatch, and billing and metering to customers in its service territory.

* The capability to exchange metering and billing information with third party service providers such as marketers and aggregators.



4.2 RECOMMENDATIONS TO THE DEPARTMENT

       The Department must reduce its costs. The Department is facing a tremendous challenge that will have a significant economic impact on the City of Los Angeles. The California IOUs have been provided with the incentives and mandate to restructure and reduce their prices by as much as 30%.

       The IOUs have raised rates, cut costs and reduced share holder dividends in order to write off non-competitive assets during the transition period. The California IOUs have also independently negotiated accelerated recovery of nuclear costs, with most of these arrangements in place prior to 1993.

       Many of the cogeneration and renewable power projects that were imposed on the utilities by the regulators are also switching to market energy prices, as previously mandated by their contracts.

       With all these changes, the average, all-in price of electricity is expected to be below 7 cents/KWh by the end of the transition period as shown in Figure 4-1.

                 DEPARTMENT'S PRICE COMPARISON TO EDISON'S PRICE
                 ----------------------------------------------

                                   [GRAPHIC]


Figure 4-1. The Department's Relative Position to Edison Showing Impacts of Edison's Accelerated Cost Reductions.



       The Department's financial problems are more difficult than the IOUs because it is faced with debt that has been leveraged above





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book value. With its external generation alone, the Department is responsible for tax-exempt bonds of over $5 billion for coal and nuclear generation assets that have a current market value of less than $1 billion. The Department must take the same actions that the IOUs took several years ago: reduce operating costs, raise rates during the transition period and reduce dividends to the share holders (for example the residential rate subsidy and the Department's benefits to the City of Los Angeles) and use the funds to pay down debt, restructure the business to strengthen the core and strategic elements of the business, and to divest or simply stop performing non-core, non-strategic activities.

   The following paragraphs detail specific recommendations for the Department's business areas which should result in competitive cost reductions.

4.2.1 TRANSITION OF GENERATION BUSINESS

   The Department has 7000 MW of generating capacity with owned, jointly owned and purchased power agreements, to meet a 5200 MW peak demand. Even with the conservative Department standard of a 13% reserve margin, the Department has over 1000 MW of excess capacity split almost equally between generation capacity located in the LA Basin and nuclear and coal capacity located external to California.

   The external generation includes Intermountain Power Project (IPP) (1160 MW), Palo Verde (360 MW), Navajo (500 MW), Mohave (300 MW) and Colstrip (105 MW). The ratio of variable cost to fixed costs on each one of these supply agreements is extremely low because the coal plants either have take-or-pay contracts or they have dedicated mines with minimum take requirements. For optimum utilization, they should operate with capacity factors very close to their availability. Industry best performers typically now operate close to 90%. The weighted utilization factor of these units over the last 5 years has been less than 72%.

   EXCESS CAPACITY. The Department can reduce its total annual revenue requirements, plus realize an equity infusion, by selling outright or capacity rights to 300 to 500 MWs of the excess external capacity and using the proceeds to reduce debt. Further savings can be realized by decommissioning the Valley Power Plant, salvaging the equipment and returning the site to commercial use; by mothballing Haynes 5 & 6 and destaffing; and by reducing engineering support staff, central services support staff and plant O&M staff through more work rule flexibility and work class consolidation.


   The Department should target $200 million of O&M cost reductions with approximately $100 million per year focused on the generation business and its supporting functions. The savings can be realized by reducing external fuel costs, reducing engineering and central services support overhead, terminating capital investments, reducing debt and reducing in-basin operations and maintenance cost.


   To date, the Department has failed to reduce the staff associated with units that are no longer needed. The in-basin generation staffing is 40% greater than Edison's staffing of comparable plants. The Valley station has been laid-up and Haynes units 5 & 6 have not been used in over a year, but neither the staffing for those units, nor the supporting Central Services staffing has yet been reduced. Haynes units 5 & 6 are not needed for capacity, nor are they suited for peaking (the startup time for Haynes units 5 & 6 is 1 1/2 days, new simple cycle technology startup is less than 30 minutes) or system security, because of their poor reliability, lengthy and expensive startup costs, and costly high minimum loads.



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        SUPPORT SERVICES. The Department has also continued to maintain central support shops with low utilization and representing significant cost overhead.

        Without dramatic changes in operating expenses, the in-basin generation requirements are likely to be supplanted within the next 5 years by low cost units that will be owned by independent power producers, cogenerators or other new entrants into the market.

        WRONG MIX OF GENERATION. The majority of the Department's base load requirements of less than 1800 MW are expected to be met by IPP and Palo Verde, which despite the high debt burdens are excellent operating facilities with low marginal costs of energy. These units will provide a long term hedge against gas and market price volatility. Through the deregulation transition, it will be critical for the Department to maintain enough of their customer base to cover the costs of these two units. Since these units are more than 100% financed with tax exempt debt, current private use rules do not allow capacity sales for commercial purposes from these units.

        OTHER THREATS THAN DEREGULATION. The AB 1890 allowed exit charge, or CTC, provides a market barrier to new market entrants, but AB 1890, as currently drafted provides strong incentives for utility customers to build new cogeneration and by-pass the mandatory CTC payments. The Department already has excess capacity. With the cogenerators; and other customers leaving the Department, an already serious situation will be made much worse, with the remaining fixed costs being shifted to the remaining or default customers.

        Only a significant change in the Department through the creation of a Wholesale Trading Alliance can the Department obtain additional revenue while also developing the capabilities of balance supply against demand as the energy commodity market matures.

        The new market requires the Department to maintain a balanced portfolio of energy supplies. Using IPP and Palo Verde for base load, and Castaic and the hydro units for peaking capacity, will provide more than enough supply to meet long term commitments. Any shortfalls could be made up with short or intermediate term purchase contracts, to balance the risk against losing customer demand. Whether the excess generation physical assets are sold, or the Wholesale Trading Alliance markets the excess in a fashion that recovers all operating costs, is not critical. It is critical that the Department not be burdened with the costs of the excess capacity.

        NO SAFETY NETS. A common view held by Department employees is that the power exchange, WEPEX, will absorb any excess capacity. PSC believes that to be a very risky assumption. Preliminary findings of the CPUC presents a concern that the price and the amount of capacity actually traded on WEPEX will be limited by the must run facilities, nuclear, cogenerators, and fixed long term contracts. The must-run nuclear, cogeneration, renewables and security units will seriously limit the amount of energy being traded on the power exchange. As stated above, Navajo and Mohave can certainly compete on a marginal basis, but the capacity needs to be sold on a full time basis, at much more than the marginal costs, to recover the fixed costs or the real market value of its capacity to the Department.

        Generation capacity has very little value in the current market because industry supply is much higher than demand and most IOUs have the same excess capacity problems as the Department. Until that excess capacity is absorbed or decommissioned, no one is likely






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to be able to recover the full fixed costs associated with their investments.

     The Department, supported by PSC, has been working to reduce the external, base load capacity by negotiating to buy out the take-or-pay Colstrip energy supply contract with Montana Power. The energy is much higher than current prices because of contract terms and the expectations of energy costs when the contract was originated. However, of the $43 million annual costs, approximately $750,000 can be reduced immediately by renegotiating backup power and transmission costs. Efforts have been made to sell the Colstrip capacity in the Northwest, however, the Department currently does not possess the contacts, expertise, customer relations, or technology to execute an effective off load of Colstrip. The Wholesale Trading Alliance will be available to successfully market the capacity.

     The Department is also talking to independent power producers on the possible sale of Navajo and / or Mohave. Again, if it is not sold, the excess capacity is available to the Wholesale Trading Alliance to be marketed.

     In addition to the Wholesale Trading Alliance, the Department will need a capable asset manager to ensure that the generating assets and the $5 billion of associated debt are properly managed in the future. This asset management function can be provided through the SCPPA JPA at a fraction of the current overhead within the Department (see the Governance and Management Analysis in section 9).

     RECOMMENDED MISSION. The recommended mission of the Department's Generation Business Unit is to reduce the cost burden on the Department by $100 million per year by utilizing the Wholesale Trading Alliance and by internal efforts to reduce the excess capacity and to reduce operating costs. The in-basin units that are not needed, and are not marketable, should be shutdown and destaffed. O&M efficiencies should be implemented with all units. If the Department is not able or the stakeholders are not willing to allow the Department to significantly reduce costs, the Board should consider divestiture of the non-competitive facilities.

     4.2.2 Transition of Transmission Business

     EXCESS CAPACITY. The Department owns 28% of the Transmission capacity entering the Los Angeles Basin, while utilizing only 10% of it. The Department "As Is" with incremental changes cannot increase its utilization or revenue potential via increased sales to other utilities or third parties. As part of deregulation, a Power Exchange will be established in California and interstate transmission control functions will be turned over to a newly created Independent System Operator (ISO). The ISO will actually manage the scheduling of all power delivery through the transmission systems, to insure that all users are provided with equal access to deliver their energy. To become eligible to collect a CTC, AB 1890 mandates that utilities join the ISO.


     FEDERAL LEGISLATION ADDED INCENTIVE. There are additional incentives to joining the ISO. FERC Rules 888 and 889, that effectively make transmission capacity available to all users on an equal access basis, do not directly apply to public agencies like the Department, but the FERC uses reciprocity to make the rules applicable to everyone.

     The Department's transmission assets are also financed by tax exempt bonds, which raises private use issues. With the Department's vulnerability in stranded investment necessitating the need for the CTC, and with the private use issues, it would not be advisable to take a contentious position with the FERC.

    The Department, and other ISO participants, will continue to own and maintain


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the physical plant of the transmission system. An asset manager will be required to represent the Department's interests with the ISO. The Department might also consider selling part or all of the transmission system if the proper opportunities arise.

     The skills and functions currently in Bulk Power and Wholesale Trading will be needed to provide Energy Supply Management to the Distribution System. Energy Supply functions and capabilities should be extended to having responsibility for balancing customer demand with the proper balance of available capacity and energy. There will also continue to be the requirement to provide default customer's load and ensure an appropriate supply of energy for the system.

     RECOMMENDED MISSION. The recommended mission of the Department's Transmission Business Unit should be to move the asset management to the SCPPA JPA where the efforts of the other SCPPA members can be coordinated to effectively represent the municipal owners with the ISO and the regulatory agencies (see the Management and Governance Analysis). The Department should also prepare for the transition of the management of the external transmission system to the ISO, while ensuring the reliability and security of the bulk power delivery system.

     4.2.3 MODERNIZE AND IMPROVE THE DISTRIBUTION BUSINESS

     HIGH DISTRIBUTION COSTS. According to benchmark studies (PACE) and comparison with the other major California utilities, the Department's distribution cost is at least 50% higher than it should be. The benchmark studies highlight opportunities for savings by reducing engineering costs, changing work practices and reducing overhead.

     INADEQUATE WORK MANAGEMENT SYSTEMS. The physical infrastructure is poorly maintained, despite significant past spending. Capital infrastructure projects have often been burdened with as much as 100 percent of excess overhead allocations. Work management systems and improved work practices are critical for improvements and cost reductions.

     Edison's distribution O&M costs are less than half of the Department's costs and Edison has made significant investments in automation and technology and has the basic infrastructure in place for implementing a highly effective, low cost, integrated works management program. A partnership with Edison, the Gas Company or some other third party with an in place working system, should increase service levels while reducing cost.

     There are also opportunities to consolidate underground construction activities in the water and the distribution businesses to achieve improved economies of scale. Each use of resources must be substantiated based on its economic contribution, and should include those factors relating to safety and reliability.

     There is also significant overlap between the distribution, customer service, and water businesses in providing services to the customer. Service delivery processes should be segregated from the operations and maintenance of equipment to provide proper customer focus, quality of service delivery and lower operating costs.

     LIMITED CUSTOMER SERVICE DELIVERY. The scope of customer service delivery is also not consistent with other utilities. The Department has historically provided, operated and maintained customer stations while this is an optional service, charged for separately, by most utilities. This extended service requires a minimum of $25 million per year in capital investments. The Department must get its service and cost structure in line with other

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utilities as rates are limited by the competitive market.

        The Department's Distribution Business Unit needs to reduce its annual operating costs and the costs of support services within the Department by at least $100 million per year if it is to be comparable on price to other utilities. At the same time, the physical infrastructure needs a tremendous effort to modernize a system that has not been updated with technological improvements which have become other utility standards over the last ten years. Work management systems, information systems, preventative maintenance programs, improved engineering methodology, improved materials management, and system automation are all needed elements to make the system cost competitive. PSC recommends that the Department consider an alliance with a utility that can provide appropriate support.

        Even though distribution services will remain regulated for the foreseeable future, an inefficient distribution system adds cost and negatively impacts the ability to recover generation investments during the transition period, and the City's ability to retain and attract residents and businesses.

        RECOMMENDED MISSION. The PSC recommended mission for the Distribution Business Unit is to work with Labor and an alliance utility, to modernize the infrastructure and to reduce the operating costs by $100 million per year over the next three years. Like Generation, a large part of the Distribution costs are in the overhead associated with the central services, such as procurement, materials management, shops and engineering as well as the design practices and work rules. Alternative governance structures (see section 9: Management and Governance Analysis) should also be considered to allow the flexibility of matching resources to needs, and the introduction of new business opportunities that can be developed with the alliance partner.

 4.2.4 CREATION OF A SERVICE DELIVERY BUSINESS

        LIMITED PRODUCTS AND SERVICES. Customers expect, and utilities are now delivering, a much more comprehensive portfolio of products and services. The number one request by major customers is for consolidated billing such that businesses like Bank of America, or UCLA, receive a single bill instead of hundreds of bills. Major customers are also looking for the billing period to be at their convenience, not the Department's. Most investor owned utilities have also established non-regulated subsidiaries, to be able to provide everything from power quality control equipment, to process consulting services, and sophisticated energy management systems. The availability of real time pricing of energy by the regulated utilities, allows unregulated companies the ability to bundle a series of products and services at very attractive profit levels. Unfortunately, with the Department's limited resources and lack of flexibility, it is unable to deliver any new products and services without significant support from outside alliances that can actually take a major part of the responsibility for service delivery. The Department is currently negotiating a retail alliance that would be able to deliver all the new products and services except electricity.

        DIRECT ACCESS. The rules of competition will require dramatic changes in which services are considered core to the Distribution Business Unit. Part of the Direct Access ruling indicates that metering and billing should be competitively provided. The Department will have difficulty providing these services unless there is a major investment in its infrastructure and technology. With the Department's current constraints and lack of resources,
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organization to provide these services.

     Regulated distribution utilities will also be unlikely to be able to compete in selling energy or other services to their customers in the competitive market. Competitors and customers will demand that any regulated distribution company not have an unfair advantage in dealing with its customers. Again the Department will have to work outside of its existing structure, with an external organization, to provide new products and services.

     RECOMMENDED MISSION. PSC recommends that the mission for the Customer Service Delivery Business Unit should be to focus on the basics of service delivery. An alliance with another local utility is strongly recommended to implement a totally new customer information system that meets the requirements of Direct Access, is year 2000 compliant, and has a relational data base to allow customer marketing analysis and flexible billing. Marketing should be handled separately from the Customer Service Business Unit with one or more alliance partners who can provide as many new products and services as possible. While marketing and sales could be handled through alliance agreements, the Department must continue to have customer account managers to maintain communications with its customers within the Customer Service unit. The focus should be to consolidate and improve all customer contact processes, information systems and revenue collection.

     The customer service delivery organization should include customer service, trouble and connections, default energy supply, and an interface function with affiliated external organizations. The Department will have to be creative and aggressive in how it provides services to customers, or it is likely to be reduced to being a pure distribution company.

4.2.5 BUILD EXTERNAL ALLIANCES

     The Department's future viability will largely be determined by its ability to form external alliances which supplement the areas in which the Department, as it currently exists, cannot compete. These functions served by external providers are illustrated in Figure 2-1. The Department, or any other government entity, does not have the flexibility to enter into free market competition.
The Department, given its current tax exempt debt burden, is further limited in its ability to raise capital.

     Many IOUs have already recognized that they do not have the commercial skills to be competitive on their own, as demonstrated by the current merger and business alliance activity in the industry. The market is still developing, and it appears that the technology revolution will increase its volatility. Many of the IOUs are partnering with telecommunications, technology, energy, financial risk management and service companies, to be able to compete effectively with expanded service offerings.

     The Department can, and should, aggressively pursue alliances to provide competitive products and services and deliver them to its customers. In the retail market, the objective should be to retain existing customers and gain additional revenue by tying new products and services to the distribution business, through agreements with one or several companies who have marketing skills, service delivery capability, and capital. This interface should be focused through one group in the Department.

     New products and services are a linchpin to the Department's viability and solvency. Cost cutting and rate increases have their limits, and are not sufficient to remove the debt burden during the market transition phase. Marketing alliances will help retain customers


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and revenues and possibly bring in additional revenues.

     In the wholesale market the Department should form an alliance with an experienced power marketer to aggressively manage the Department's generating assets and carry out all wholesale trading and fuels management functions. The power marketer should provide key capabilities that the Department does not possess, including the ability to use financial instruments, sophisticated risk management and trading systems, and access to wholesale electric and gas markets across the U.S.

4.2.6 CURTAIL UNECONOMIC ACTIVITIES

     The Department has historically operated under a policy of total self sufficiency, including engineering, janitorial services, motor and transformer rebuilding, transmission tower fabrication, fleet maintenance, labs and many other functions that are provided in the market by specialist companies at much lower costs. Many of these functions were created decades ago when the Department was growing. While the Department's mission and size has diminished, the support services have remained substantially the same. Further, as the revenues and budgets have been cut, investments in modernizing have been cut in deference to maintaining staffing. With few exceptions, this results in support organizations operating under the same processes and procedures that they were using 30 years ago, including antiquated facilities, equipment and infrastructure.

     Many of these support functions, which include 1100 people (13% of the Department's total staff) supporting the electric business, have been consolidated into the Central Services Organization so that they can be better managed. However, each business organization also has excess staff, and needs substantial improvements in processes and investments in infrastructure. A review by PSC and the Department business directors indicates that there are at least 1500 positions currently performing uneconomic and non-strategic functions.

     4.3 CRITICAL SUCCESS FACTORS

     Fundamental to addressing the strategic challenges, to achieving the recommendations described above, and to maximizing the value of the Department; is the Department's ability to implement the following critical success factors:

* REDUCE TOTAL OUTSTANDING DEBT BY $4 BILLION BY DECEMBER 31, 2002

* REDUCE STAFFING BY AT LEAST A FURTHER 1500 POSITIONS BY JULY 1998

* RESTRUCTURE THE DEPARTMENT'S ORGANIZATION AND GOVERNANCE

* DEVELOP A COMPETITIVE MINDSET THROUGH MOBILIZATION PLANNING

* OBTAIN AN INFORMATION TECHNOLOGY DELIVERY CAPABILITY

* ESTABLISH A SYSTEM OF ACCOUNTABILITIES AND METRICS.

     These factors are detailed in the following paragraphs.

     4.3.1 FINANCIAL STRATEGY

     REDUCE TOTAL OUTSTANDING DEBT BY $4 BILLION BY DECEMBER 31, 2002. The Department has almost $8 billion in debt, stemming from investments made in response to perceived energy demands in the 70s and 80s which never materialized. Recent financial engineering efforts have failed to materially
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obligations, which remain in excess of $600 million per year.

        The Department needs to take decisive action in dealing with its debt problem. This can only be accomplished through the combined effects of cost reductions, increased revenues through bringing rates in line with the market during the transition period, new revenues created through alliances, asset sales, prudent use of conventional capital market products, a review of subsidies made to the city, and CTC relief.

        Given the size of its stranded investment, the Department must be prepared to have limited Direct Access by 1998 with full Direct Access phased in over the following two to five years. This will require the following actions:


* public hearings on CTC and phase-in schedules
* passage of ordinances to restructure rates
* joining the ISO
* investment in critical Direct Access infrastructure.

        Annual principal pre-payments must be increased by $300 million in fiscal 1997 and more than $500 million per year thereafter. Lower annual debt service obligations will also serve to lower the Department's production cost, lessen its reliance on CTC, and reduce short and long term borrowing costs. Loss of customer revenue is difficult to project, but contingencies should be provided in the financial plan.

4.3.2 STAFFING / LABOR*

        REDUCE STAFFING BY AT LEAST A FURTHER 1500 POSITIONS BY JULY 1998. Utilities across the nation are changing how they operate. Work rules are being revised while increasing service delivery, safety and system reliability. At the Department staffing presents much more of a challenge than it does for the IOUs. The Meyers, Milias, Brown Act requiring adherence to civil service rules, added to union representation, raises the complexity of matching staff and skills to those needed by the business. "As Is" there are no substantial incentives to improve service and cut costs. Civil service rules, Union agreements, and management systems are in place which minimize personal accountability and maximize required staffing. Downsizing is extremely disruptive because of "bumping rules" which are brought into effect, which can result in delays and significant mismatches of personnel and required skills.

        The Department needs to develop comprehensive succession and contingency plans to deal with the likely disruption caused by the lengthy bumping process and the inability to change processes rapidly.

        Labor cost is a significant component of the Department's poor competitive position. According to a PSC review of staffing and work practices, the Department currently has over 1500 positions that are non-core, non-strategic, non-competitive, or not needed. Of the Department's $400 million "out of market" costs, at least $200 million is directly attributable to excess staffing, inefficient work practices and poor process design. Several hundred of these "at-risk" positions are currently protected by core number agreements.
The Department management conceded the core numbers to obtain the IBEW's agreement to the 1995 Focused Separation. These agreements will impede staff reductions from the non-economic activities and/or will negatively impact the ability to fill critical positions.

        To immediately address the non-economic activities, a two-phased staff restructuring program should be adopted. The first phase targets positions which may be eliminated without process changes, limited impact to core operations, no changes to




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current MOUs (except core agreements), and is reflective of a probable early retirement election population. Recommended targeted staff reduction levels for this first phase are shown in Figure 4-2.

Organization         Staff                         Activities
--------------------------------------------------------------------------------

Generation            70      Haynes 5 & 6 are not competitive, capacity not
Operations                    needed, and have not operated for over a year

Central Services      200     Support staffs built up for completed engineering
                              and construction projects no longer required.
                              Also, not needed to support generation operations.
                              Maintenance is provided by plant staff.
                              Distribution needs are also reduced. Hazardous material handling and battery maintenance is needed.

Generation            40      Maintenance support substantially reduced, no new
Support Staff                 construction.

Engineering           300+    No new construction
Support
Services

Information           100     Staff of about 500 without skills required to
Technology                    install or maintain new systems. Also, reflect
                              reductions in number of Department users.

Financial             20      SCPPA provide its accounting, streamline internal
Services                      audit process, outsource payroll

Marketing /           50      Lack skills and infrastructure  for competitive
Customer                      market.
Service

--------------------------------------------------------------------------------

Figure 4-2. Phase 1 Reductions: Curtail Non-Core, Non-Strategic, and Non-Essential Activities During Fiscal Year 97/98.

     The second phase targets positions which will be impacted by improving processes and continuing to eliminate non-core, non-strategic activities. As with the first phase, and as experienced with the 1995 FSP, there will be large amounts of organizational disruption through this transition. With careful planning by the Department and thoughtful implementation, the Department should realize significant cost savings with no disruption in customer service or system reliability. For both phases, should a voluntary program not result in adequate reductions, a negotiated targeted lay-off should be implemented. Recommended staff reduction levels for this second phase are shown in Figure 4-3.

Organization         Staff                     Activity Impacted
--------------------------------------------------------------------------------

Financial             20      Improved processes plus fewer projects and more
Services                      standardization of accounts.

Central               300     Core businesses assume responsibility for
Services                      maintenance support, reduce fleet and streamline
                              fleet support. Provide aggressive asset management of facilities. Other support (HR, purchasing) also reduced to reflect reduced internal requirements.

Distribution          200     Streamline engineering processes, implement work
                              management practices, increase automation increase automation

Generation            100     Develop more flexible work rules for seasonal
                              operation of units

Information           100     Continue process improvements. Partner with
Technology                    other companies to provide new service delivery
                              tools



Figure 4-3. Phase 2 Reductions: Improve Processes and Curtail Non-core, Non-strategic Activities During Fiscal Year 98/99.

     In conjunction with the recommended, targeted staff voluntary reduction plan, the Department should restructure its health and pension plans. Total current benefit costs are 53.2% of payroll, compared to 40% for most

--------------------------------------------------------------------------------
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businesses; in particular, the Department's pension cost of 27.8% is almost double that of most other utilities.

     With all staffing and labor changes directly impacting bargaining units and management relations, Joint Labor teams created in 1996 for the IBEW should be expanded to include all of the different bargaining units. Specific charters and timeframes for recommendations, addressing joint labor issues, should be developed.

     4.3.3 ORGANIZATION AND GOVERNANCE

     RESTRUCTURE THE DEPARTMENT'S ORGANIZATION AND GOVERNANCE. Present rules of governance, combined with the realities of working within a civil service organization, render the Department virtually incapable of successfully performing the competitive functions of a deregulated market. The Department currently lacks the ability to make quick, informed decisions, principally because of its present cumbersome, multi-layered, internal and external review process. Major changes are needed to streamline the Department's current decision making and implementation routines.

     The Department needs more autonomy to compete and to respond more effectively to changing market conditions. In addition, many of the present Department management personnel lack competitive business experience. The first order of business for the Department is to attract new talent, beginning with identification of a CEO and COO team, empowered by stakeholders with the operational latitude necessary to run the Department more like a commercial business.

     The Board of Commissioners role should also be elevated both in terms of involvement and accountability. Because of the requirements of conducting business in a public forum, it is almost impossible for the Board to be involved in developing competitive business strategy or policy, as any discussion or decision made by the Board immediately becomes a matter of public record. In addition, Proposition 5 actions by the City Council further serve to remove Board responsibility and undermine its sense of accountability for the Department's success or failure. The Board's role should be revised to include a higher degree of authority and accountability.

     In a competitive environment, the present level of business operation oversight by the City Council will require significant adjustment. Its role in the future should be limited to strategic matters rather than to day-to-day management of a competitive business enterprise, the regulated distribution business. Approval should be given to the Department to enter alliance partnerships particularly in those areas of the business currently faced with full competition.

    Figure 4-4 is a proposed organizational structure designed to facilitate the transition from a traditional vertically integrated utility to one where Department controlled assets are realigned on the basis of whether they might eventually fall into the regulated or unregulated business arena due to prevailing regulatory, legal or operational considerations.

     The rationale for adopting this approach is twofold. First, to facilitate business conducted in the competitive market such as wholesale trading by shifting eligible assets and appropriate personnel into an unregulated entity. This newly created, competitive arm of the Department will ideally be owned, staffed and operated jointly by an alliance partner to take advantage of synergies and its competitive market expertise. Second, to retain in a regulated entity all holdings and personnel necessary to support the generation, transmission and/or distribution assets for which regulatory, tax or other considerations prohibit ownership or control by for - profit commercial enterprises. Although functionally similar to the Department today, this newly

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

                                                  PROPOSED TRANSITION ORGANIZATION
                                             LOS ANGELES DEPARTMENT OF WATER AND POWER


                                                         *Chief Executive
                                                              Officer

                                         *Government Legislative       *Strategic
                                         and Regulatory Affairs         Planning

                            *Chief Administrative     Chief Operating     *Chief Information         Chief Financial
                                   Officer                Officer               Officer                  Officer

                                       Safety, Health and
                                    Environmental Protection                                     *Business and Financial
                                                                                                         Planning

*Alliance        *Regulated Business        *Generation Asset        *Electric Infrastructure        *Water
Management         Service Delivery             Management                   O & M                  Services

                Competitative Business       *Transmission Asset
*Retail Sales      Alliance Links               Management                 Generation
 & Marketing                                                                 O & M
                    Service       Trouble &
                    Delivery    Communications                           Transmission
                                                                            O & M

*Wholesale                                                                Distribution
 Trading                                                                    O & M


                                                                       * = Exempt Positions


Figure 44. Proposed Department Organization Chart.

formed, regulated enterprise would be designed to provide greater individual accountability and operating flexibility including compensation based on performance, as well as providing a means for evaluating the cost / benefit impact of individual business functions and services.

     THE ORGANIZATION MISSION. The Organization should be charged with improving service delivery, reducing costs, gaining the maximum value for the franchise and its stakeholders, paying down debt and facilitating the Department's transition from its current governance structure to one that will best serve its strategic goals given the power industry trend toward deregulation.

     The General Manager and Chief Executive Officer will work with the Board of Water and Power to develop and implement the corporate business strategy. The General Manager will be responsible for communications with the Board and with the City, state and federal regulators as well as the internal communications to the management team and Department employees.

     The Chief Financial Officer is responsible to the Board for reporting the financial condition of the Department and for providing the treasurer, financial and accounting duties. The CFO is also responsible for communication with external rating agencies and financial organizations. The CFO supports the CEO and COO in both developing and implementing corporate business objectives.

     The Assistant General Manager and Chief Operating Officer will be responsible for



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all internal operations and for the implementation of external business alliances. The COO is also responsible for the safety and health of the employees and the compliance of the organization to environmental rules and laws. The COO will work closely with the General Manager and the Board to develop plans for implementing the business strategy.

        The Director of Safety, Health and Environmental Protection will report to the COO to develop and monitor the corporate policies of safety, health and the environment. The Director will be responsible for auditing all operating organizations in their policy compliance and will advise the COO directly on any activities that are not in compliance with corporate policy. The Director of SHEP will also work closely with Government Affairs in developing corporate legislative policy.

        The Director of Government and Legislative Affairs will support the General Manager in all external communications and assist the General Manager in establishing corporate policy.

        The Director of External Alliances will support the COO in insuring that external agreements meet Department objectives and are closely coordinated with internal activities. The Director will be responsible for identifying and negotiating relationships and will be the primary point of communications between the external and internal organization.

        The Chief Administrative Officer will be responsible for labor relations, human resources, central support services and the management of internal assets such as real estate. The CAO will work closely with the CEO on internal communications and with the COO on all labor issues.

        The Director of Customer Service Delivery will be responsible for all customer service and account management activities and with insuring that an adequate supply of energy is available to Department customers at the lowest possible cost.

        The Chief Information Officer will be responsible for developing and implementing an information and technology strategy for Department. The CIO will work closely with all business directors to understand their business needs and with the Director of External Alliances to insure that the most effective strategy is developed either internally or externally.

        The Director of Electrical Infrastructure will be responsible for the construction, operations and maintenance of all power equipment that is operated by Department. The equipment is expected to include the transmission and distribution equipment as well as the in-basin generation. The Director will be responsible for improving work practices, maintenance practices and for modernizing assets.

        The Director of Transmission Asset Management will be responsible for representing Department's interest as a member of the ISO board, JPA transmission projects and will support Government Affairs with any transmission related regulated issues. The Director will also investigate any possible divestiture opportunities.

        The Director of Generation Asset Management will be responsible for representing Department's interests with SCPPA and the Intermountain Power Agency. The Director will be responsible for over-seeing operations and maintenance practices of all jointly owned units that are operated by other parties. The Director will also be




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responsible for representing the Department before regulatory bodies on generation issues and for insuring that all agreements associated with Department generation assets meet the objectives of Department and the City.

       EXTERNAL SUPPORT AND INFUSION OF OUTSIDE EXPERIENCE. Establishment of strategic alliances are an essential element of the Department's transition. The recent Charter Amendments G and H represent an opportunity for the Department to provide an infusion of skills and commercial skills into the organization. However, even if the Department is able to get City Council approval to bring in such outside expertise, the Department will still need additional support to implement the transition program. PSC and Price Waterhouse have supplied over 30 outside management and financial experts to the Department which still have not been enough to foster the changes at the necessary pace. As a result, PSC encourages Department to develop a strategic alliance(s) with partner(s) possessing common goals and incentives. Alliance partners should be chosen based on their ability to provide the Department with management expertise and technical support to improve its service delivery capabilities, increase revenues and / or reduce costs.

       The Department will also need to modify its compensation structure to one which is more in line with industry standards to attract and retain the best quality candidates. Adopting an incentive based compensation package should also serve to encourage qualified Department personnel to join the new organization and promote a more entrepreneurial and profit driven culture. As a function of the changed workforce, the Department should be aligning skills with needs with the alliance partner providing a "safety net" to ensure reliable service delivery during and after the transition.


       The Department should take immediate action to establish new business enterprises such as a Joint Powers Authority (JPA) Project, under SCPPA, for the jointly owned transmission and generation business units. Additionally, the Department should create a not for profit corporation or wholly-owned subsidiary for the Department, that would provide for alliances operating in competitive businesses (e.g. Bulk Power Marketing) representing the Department's functional equivalent of the non-regulated subsidiaries created by IOUs. Establishment and transfer of competitive services to the new enterprises will provide some of the much needed operational flexibility.

       To achieve these organizational and governance recommendations, the Department needs Board of Commissioners, City Council, Mayoral and labor involvement and concurrence, in addition to possible amendments to the City Charter. Please see the Governance and Management Analysis (Section 9) for more detailed recommendations on the proposed organization and the governance structures described above.

4.3.4 INFORMATION TECHNOLOGY

       OBTAIN AN INFORMATION TECHNOLOGY DELIVERY CAPABILITY. The year 2000 reprogramming, the passage of AB 1890 and its related requirements for competition, have combined to present an impossible challenge for the Department's IT group. Lack of technology leadership and training has left the Department with information systems that are not adaptable to the new market requirements and left its staff ill equipped to manage or specify new systems, develop and install them, or operate them after they are installed. Recent experience has reinforced the conclusion that even relatively simple "packaged" programs cannot be rapidly implemented under the existing situation. The new systems that are


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required to stay in business are extremely complex and, in PSC's opinion, represent an investment of at least $100 million.

       The Department must develop a technology partnership, or series of alliances, immediately, to gain support for providing the required technology and information systems outside of the current business structure. Simply outsourcing the supply of new systems is not adequate given the time and scope requirements.

       In addition to the information systems, technology supports service delivery by providing automation and communication to the work force. Technology also provides many value-added services and products to customers, that totally change the way to do business. The only certainty associated with technology is that it is changing rapidly, and it will be impossible for a traditional government agency to keep up with the pace of change.

4.3.5 COMPETITIVE MINDSET

       DEVELOP A COMPETITIVE MINDSET THROUGH MOBILIZATION PLANNING. The Department is twenty months into the process of transforming itself from a hierarchical, engineering product focused, municipal, bureaucracy with a captive market, into a modem streamlined, flexible utility capable of competing successfully in an open, intensely competitive market. Progress has been made in moving to the new mindset, but the effort must be accelerated.

       Several factors need ongoing focus for the progress made to be consolidated, and for the transformation process to continue and be successful. Change is rapid in competitive markets, and it will be vital to develop and maintain a sense of urgency. The Department must develop a communication strategy to engage all stakeholders directly in its transformation process.

       Successful implementation of the strategic plan will require a powerful guiding coalition of key leaders and stakeholders. Immediate action should be taken to recruit two new executive positions, and to leverage to the maximum extent the 15 newly approved exempt charter positions. Given the complexity of managing the transition, the Department will need to bring in talented leaders with strong competitive experience in commercial enterprises.

       The leadership team will need to articulate and communicate a clear vision and direction, mapping out the path forward.

       Clear priorities must be established and reviewed regularly. Mobilizing the workforce effectively will require the removal of key obstacles. These include charter restrictions and the ability to re-skill, re-deploy and release resources. The achievement of critical goals should also be reinforced through appropriate employee performance incentive programs.

       Within the Department, the CEO or General Manager needs a strategic planning/implementation team that can cut across the existing silos of authority. Issues like Direct Access should be managed by a high level project management team that can gather information, make timely decisions and pull together necessary resources to meet commitments in a timely fashion. The team should include members of senior management. Currently the ability to marshall and coordinate Department efforts is largely dysfunctional.

       Each business unit must develop its own detailed business plan, and use it a 'blueprint for change' with progress charted against milestones, goals and accountabilities. These business plans should be ingrained as integral components of day-to-day operations, not as annual exercises with the singular purpose of publishing a document. The development of a business focused culture



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should be supported through business case based decision making, for all strategic and resourcing decisions.

     Cultural change should also be reinforced through institutionalizing successful new approaches. These will include team-building, joint labor-management problem solving, mutual gains efforts, and internal and external service guarantees.

4.3.6 TARGETS AND METRICS

     ESTABLISH A SYSTEM OF ACCOUNTABILITIES AND METRICS. Any organization striving to achieve a goal has to have metrics in place, at several levels, to ensure that targeted goals are being met. These metrics need to be meaningful, readily measurable and timely. The business strategy implementation plan should be codified in the operating budget. Each business unit, and sub business unit, should develop associated specific performance measures that tie to the cost of running that business, compared to the cost of the delivered end products (i.e., delivered cost of power on a per KWh basis, bulk power costs, overhead ratios, cost recovery ratios for each business sector). Each operating organization within the business units must also have goals. Examples of what these goals would measure include: Distribution cost per customer, transmission cost per customer, cost per pole, billing cost per customer, meter cost per customer. These goals need to be benchmarked internally and externally.

     Financial Services has created a business model that should be used along with the budget to track the progress of the business plan with monthly, in-depth variance reports that monitor not only the existing plan, but market conditions that may have significant impact on the plan assumptions.

--------------------------------------------------------------------------------
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5. ACTION PLANS

     This section contains Required Board Activities scheduled by quarter (Figure 5-1) for authorization of specific policy statements and Board direction to proceed. An Action Plan (Figure 5-2) provides a time frame, responsible individual and related required support for the recommendations described in the previous sections. Figure 5-3 lists ground rules for the dollar impacts calculations of each action item. The financial impacts of the Action Plan on the Department's sources and uses of cash are shown in Figure 54 and itemized in Figure 5-5. The dates are established as guides for review to be sure that activities are progressing rather than specific start or completion dates.

------------------------------------------------------------------------------------------------------------
REQUIRED BOARD AGENDA ACTIVITIES             I   Q   2   Q   3   Q   4   Q    I   Q   2   Q   3   Q   4   Q
BY QUARTER FOR THE NEXT TWO YEARS            97      97      97      97       98      98      98      98
------------------------------------------------------------------------------------------------------------
TRANSITION OF GENERATION
------------------------------------------------------------------------------------------------------------
*   Reduce generation excess capacity
*   Divest Colstrip                                          X
*   Divest Mohave                                    X
*   Divest Navajo                                            X
------------------------------------------------------------------------------------------------------------
*   Optimize Intermountain Operations        X
------------------------------------------------------------------------------------------------------------
*   Optimize Palo Verde Operations                   X
------------------------------------------------------------------------------------------------------------
*   Lay-up Valley                                                    X
------------------------------------------------------------------------------------------------------------
*   Lay-up Haynes 5 & 6                                              X
------------------------------------------------------------------------------------------------------------
*   Re-engineer work processes                               X                X               X
------------------------------------------------------------------------------------------------------------
TRANSITION OF TRANSMISSION
------------------------------------------------------------------------------------------------------------
*   Join the ISO                                                              X
------------------------------------------------------------------------------------------------------------
*   File joint tariff with the IOUs to FERC  X
------------------------------------------------------------------------------------------------------------
*   Re-engineering work processes                            X                X
------------------------------------------------------------------------------------------------------------
MODERNIZE AND IMPROVE THE DISTRIBUTION
SYSTEM
------------------------------------------------------------------------------------------------------------
*   Consolidate and Standardize Engineering  X
    Processes
------------------------------------------------------------------------------------------------------------
*   Charge separately for new customer station       X
    design and construction and analyze
    Divestiture plan for Customer Distribution
    Stations
------------------------------------------------------------------------------------------------------------
*   Bring work practices up to industry -                                     X
    "PACE" standards
------------------------------------------------------------------------------------------------------------
*   Implement pro-active preventative                        X
    maintenance program
------------------------------------------------------------------------------------------------------------
*   Re-engineer work processes                               X       X        X
------------------------------------------------------------------------------------------------------------
*   Consolidate and Standardize Distribution and     X
    transmission Operations and Maintenance                              .
------------------------------------------------------------------------------------------------------------
*   Contract out non-competitive activities                  X
------------------------------------------------------------------------------------------------------------
CREATE A SERVICE DELIVERY ORGANIZATION
------------------------------------------------------------------------------------------------------------
*   Implement Direct Access Infrastructure -                 X                                        Jan
                                                                                                      01
------------------------------------------------------------------------------------------------------------
*   Implement expanded offerings and service                         X
    guarantees for default customers
------------------------------------------------------------------------------------------------------------
*   Implement ordinance to raise residential and             X
    small business electric rates
------------------------------------------------------------------------------------------------------------
*   Implement ordinances and conduct public          X
    hearings on Direct Access and CTC
------------------------------------------------------------------------------------------------------------

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
------------------------------------------------------------------------------------------------------------
REQUIRED BOARD AGENDA ACTIVITIES             I   Q   2   Q   3   Q   4   Q    I   Q   2   Q   3   Q   4   Q
BY QUARTER FOR THE NEXT TWO YEARS            97      97      97      97       98      98      98      98
------------------------------------------------------------------------------------------------------------
BUILD EXTERNAL ALLIANCES
------------------------------------------------------------------------------------------------------------
*   Complete negotiations and sign an        X
    agreement with a strategic
    alliance that covers retail and
    wholesale activities
------------------------------------------------------------------------------------------------------------
*   Implement selected product and service                                    X
    offerings
------------------------------------------------------------------------------------------------------------
*   Optimize Wholesale Marketing and fuels           X
    management
------------------------------------------------------------------------------------------------------------
*   Complete Alliance to provide new products        X
    and services
------------------------------------------------------------------------------------------------------------
CURTAIL UNECONOMIC ACTIVITIES
------------------------------------------------------------------------------------------------------------
*   Identify uneconomic facilities                           X
------------------------------------------------------------------------------------------------------------
*   Reduce identified excess staff           X
------------------------------------------------------------------------------------------------------------
*   Reduce staff as a result of process                                       X
    improvements
------------------------------------------------------------------------------------------------------------
*   Reduce Fleet Costs                       X
------------------------------------------------------------------------------------------------------------
FINANCIAL STRATEGY
------------------------------------------------------------------------------------------------------------
*   Implement Increased Variable Rate Debt   X
    Program
------------------------------------------------------------------------------------------------------------
*   Implement Reduced City Transfer Program                                   X
------------------------------------------------------------------------------------------------------------
*   Provide Financial Strategy Model         X
------------------------------------------------------------------------------------------------------------
*   Implement accruals for Intermountain     X
    Debt Escrow and Palo Verde/SCPPA
    Debt Escrow Accounts
------------------------------------------------------------------------------------------------------------
STAFFING/LABOR
------------------------------------------------------------------------------------------------------------
*   Form Partnership with Labor              X
------------------------------------------------------------------------------------------------------------
*   Implement retraining program                     X
------------------------------------------------------------------------------------------------------------
*   Develop and Implement new compensation                   X
    and benefits program
------------------------------------------------------------------------------------------------------------
*   Implement Targeted Separation Program    X
    targeting 780 people
------------------------------------------------------------------------------------------------------------
*   Develop contingency and succession       X
    plans
------------------------------------------------------------------------------------------------------------
*   Implement Targeted Separation Program                                     X
    Phase 2 targeting 720 people
------------------------------------------------------------------------------------------------------------
ORGANIZATION AND GOVERNANCE
------------------------------------------------------------------------------------------------------------
*   Establish new business structures        X
------------------------------------------------------------------------------------------------------------
*   Hire external resources with                     X
    restructuring and competitive
    industry expertise to fill key
    positions including CEO and COO
------------------------------------------------------------------------------------------------------------
*   Reorganize the Department to align               X
    with the future core business
    structure and integrate alliance
    partner functions
------------------------------------------------------------------------------------------------------------

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Section 5: Action Plan                                              Confidential

                                                                     Version 3.0
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
------------------------------------------------------------------------------------------------------------
REQUIRED BOARD AGENDA ACTIVITIES             I   Q   2   Q   3   Q   4   Q    I   Q   2   Q   3   Q   4   Q
BY QUARTER FOR THE NEXT TWO YEARS            97      97      97      97       98      98      98      98
------------------------------------------------------------------------------------------------------------
INFORMATION TECHNOLOGY
------------------------------------------------------------------------------------------------------------
*   Select technology partner to manage and  X
    implement critical IT projects to
    support restructuring of financial,
    management information, metering and
    billing systems
------------------------------------------------------------------------------------------------------------
*   Outsource Data Center Operations                         X
------------------------------------------------------------------------------------------------------------
*   Outsource All Program Development                        X
------------------------------------------------------------------------------------------------------------
*   Outsource CIS                                    X
------------------------------------------------------------------------------------------------------------
COMPETITIVE MIND SET/COMMUNICATION
------------------------------------------------------------------------------------------------------------
*   Continue implementation of service       X
    guarantees
------------------------------------------------------------------------------------------------------------
*   Strategy and Vision Communication Plan           X
------------------------------------------------------------------------------------------------------------
*   Build Senior Team                                X
------------------------------------------------------------------------------------------------------------
*   Implement resource investment                    X
    justification process
------------------------------------------------------------------------------------------------------------
*   Implement new compensation program with                                   X
    monetary incentives for performance
------------------------------------------------------------------------------------------------------------
TARGETS AND METRICS
------------------------------------------------------------------------------------------------------------
*   Establish performance accountabilities   X
------------------------------------------------------------------------------------------------------------
*   Establish Business Unit Goals and                X
    Objectives
------------------------------------------------------------------------------------------------------------
*   Implement Management information system                                   X
    for collecting and reporting performance
    data
------------------------------------------------------------------------------------------------------------

Figure 5-1. Board Actions Required to Fulfill Strategic Recommendations by Quarter for Calendar Year 1997/1998.


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
------------------------------------------------------------------------------------------------------------
ACTIVITIES                                    TARGET DATE     RESPONSIBLE PERSON           REQUIRED SUPPORT
------------------------------------------------------------------------------------------------------------
TRANSITION OF GENERATION
*   Reduce Excess Generation Capacity
*   Divest Colstrip                           May 97          Chief Operating Officer      Commercial Broker
*   Divest Mohave                             March 97        Chief Operating Officer      Commercial Broker
*   Divest Navajo                             April 97        Chief Operating Officer      Commercial Broker
*   Optimize Intermountain Operations         January 97      General Manager              Alliance Partner
                                                                                           Intermountain
*   Optimize Palo Verde Operations            June 97         Chief Operating Officer      Alliance Partner
                                                                                           Palo Verde
*   Lay-up Valley                             January 97      General Manager              Unions
*   Lay-up Haynes 5 & 6                       February 97     Chief Operating Officer      Unions
*   Re-engineer work processes                July 97         Chief Operating Officer      Unions
                                              October 97
                                              January 98
------------------------------------------------------------------------------------------------------------
TRANSITION OF TRANSMISSION
*   Join the ISO                              January 98     Chief Executive Officer       City Hall
*   File joint tariff with the OUs to FERC    March 97       General Manager               City Hall
*   Re-engineering work processes             July 97        Chief Operating Officer       Unions
                                              January 98
------------------------------------------------------------------------------------------------------------
MODERNIZE AND IMPROVE THE DISTRIBUTION                       Chief Operating Officer
 SYSTEM
*   Consolidate and Standardize Engineering   March 97       Chief Operating Officer       Unions
*   Charge separately for new customer        July 97        Chief Operating Officer       Customers
    station design and construction and
    analyze Divestiture plan for Customer
    Distribution Stations
*   Bring work practices up to industry -     July 97        Chief Operating Officer       Unions
    "PACE" standards
*   Implement pro-active maintenance program  July 97        Chief Operating Officer       Unions
*   Re-engineer work processes                July 97        Chief Operating Officer       Unions
                                              October 97
                                              January 98
*   Consolidate and Standardize Distribution  March 97       Chief Operating Officer       Unions
    and transmission Operations and
    Maintenance
*   Contract out non-competitive activities   July 97        Chief Operating Officer       Unions
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
CREATE A SERVICE DELIVERY ORGANIZATION
*   Implement Direct Access Infrastructure -  February       Chief Operating Officer       Alliance/
                                              1997                                         Technology Partner
*   Implement expanded offerings and service  October 97     Chief Operating Officer       Alliance/
    guarantees for default customers                                                       Technology Partner


*   Implement ordinance to raise residential  July 97        Chief Executive Officer       City Hall
    and mall business electric rates

*   Implement ordinance and conduct public    June 97        General Manager               Ad Hoc Committee
    hearings on Direct Access and CTC
------------------------------------------------------------------------------------------------------------


1997 Strategic Business Plan           32                           PSC ENERGY
Section 5: Action Plan                                            Confidential

                                                                     Version 3.0
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
------------------------------------------------------------------------------------------------------------
ACTIVITIES                                       DATE         RESPONSIBLE PERSON            REQUIRED SUPPORT
------------------------------------------------------------------------------------------------------------
BUILD EXTERNAL ALLIANCES
*   Complete negotiations and sign an agreement  January 97   Chief Executive Officer       City Hall
    with a strategic alliance that covers retail                                            Alliance Partner
    and wholesale activities
*   Optimize Wholesale Marketing and fuels       March 97     Chief Operating Officer       Alliance Partner
    management
*   Complete Alliance to provide new products    June 97      Chief Executive Officer       City Hall
    and services                                                                            Alliance Partner
------------------------------------------------------------------------------------------------------------
CURTAIL UNECONOMIC ACTIVITIES
*   Divest uneconomic facilities                 July 97      Chief Administrative Officer  Unions
*   Reduce identified excess staff               July 97      Chief Operating Officer       Unions
*   Haynes/Valley               -  70
*   Finance                     -  20
*   Central Services            - 200
*   Generation                  -  40
*   Engineering                 - 300
*   Information Technology      - 100
*   Marketing/Customer Service  -  50
------------------------------------------------------------------------------------------------------------
*   Reduce staff as a result of process          March 98     Chief Operating Officer       Unions
    improvements
*   Finance                     -  20
*   Central Services            - 300
*   Distribution                - 200
*   Generation                  - 100
*   IT                          - 100
*
*   Reduce Fleet Costs                           February 97  Chief Administrative Officer  Unions
------------------------------------------------------------------------------------------------------------
FINANCIAL STRATEGY
*   Implement Increased Variable Rate Program    January 97   Chief Financial Officer       City Hall
*   Implement Revised City Transfer Program      January 97   Chief Financial Officer       City Hall
*   Provide Financial Strategy Model             February 97  Chief Financial Officer       Price Waterhouse
*   Implement accruals for Intermountain Debt    January 97   Chief Financial Officer       City Hall
    Escrow and Palo Verde/SCPPA Debt Escrow
    Accounts
------------------------------------------------------------------------------------------------------------
STAFFING / LABOR
*   Form Partnership with Labor                  March 97     Chief Administrative Officer  Unions

*   Implement retraining program                 March 97     Chief Administrative Officer  Unions

*   Develop and Implement new compensation       July 97      Chief Administrative Officer  Unions
    and benefits program
*   Implement Targeted Separation Program        March 97     Chief Administrative Officer  Unions
    targeting 780 people
*   Develop contingency and succession plans     Ongoing      Chief Administrative Officer  Unions

*   Implement Targeted Separation Program        March 98     Chief Administrative Officer  Unions
    Phase 2 targeting 720 people
------------------------------------------------------------------------------------------------------------


1997 Strategic Business Plan           33                             PSC ENERGY
Section 5: Action Plan                                              Confidential


                                                                                                       Version 3.0
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ACTIVITIES                                          DATE            RESPONSIBLE PERSON          REQUIRED SUPPORT
ORGANIZATION AND GOVERNANCE
*   Establish a non-profit business enterprise     July 97        Chief Executive Officer      SCPPA
                                                                                               City Hall
*   Hire external resources with restructuring     January 97     Board
    and competitive industry expertise to fill key
    positions including CEO and COO
*   Reorganize the Department to align with the    April 97       Chief Executive Officer
    future core business structure and integrate
    alliance partner functions
INFORMATION TECHNOLOGY
*   Select technology partner to manage and        March 97       Chief Executive Officer     Unions
    implement critical IT projects to support                                                 City Hall
    restructuring of financial, management
    information, metering and billing systems

*   Outsource Data Center Operations               August 97      Chief Information Officer   Unions
                                                                                              Technology Partner

*   Outsource All Program Development              July 97        Chief Information Officer   Unions
                                                                                              Technology Partner

*   Outsource CIS                                  March 97       Chief Information Officer   Unions
                                                                                              Technology Partner
COMPETITIVE MIND SET/COMMUNICATION
*   Continue implementation of service            January-July    General   Manager/Chief     Unions
    guarantees                                    97              Executive Officer
*   Strategy and Vision Communication Plan        February 97     Chief Executive Officer     Unions
*   Build Senior Team                             February 97     Chief Executive Officer     Board/Unions

*   Implement resource investment justification   June 97         Chief Executive Officer     Unions
    process
*   Implement new compensation program with       July 98         Chief Executive Officer     Unions
    monetary incentives for performance
TARGETS AND METRICS
*   Establish performance accountabilities        March 97        Chief Operating Officer     Unions
*   Establish Business Unit Goals and Objectives  June 97         Chief Executive Officer     Unions
*   Implement Management information system       January 98      Chief Information Officer
    for collecting and reporting performance data


Figure 5-2. Department Actions Required to Fulfill Strategic Recommendations for Calendar Year 1997/1998.



1997 Strategic Business Plan                 34                       PSC ENERGY
Section 5: Action Plan                                              Confidential


                                                                                                                         Version 3.0
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ACTION ITEMS                  EXPLANATION OF FINANCIAL CALCULATIONS
TRANSITION OF GENERATION
*   Reduce excess             PURPOSE OF DIVESTITURE: Reduce excess generation capacity, take advantage of market, and reduce
    generation capacity       Department's fixed costs.
*   Divest Colstrip           Recurring Savings: The Department is in ongoing negotiations with Montana Power Company on Colstrip in order to reduce the high costs of the current take-or-pay contract which is priced at 7 to 9 cents/KW hour. The current contract is for 105 MW/750,000 MW hours, priced around $43 million annually which translates to 60-90 $/MW hour. Current wholesale market prices for equivalent volumes range from 17 to
                              23 $/MW hour. This power could also be replaced by buying on the spot market, or increasing production at other Department owned generation plants often, at those plants incremental cost of fuel usually less than 1 cent per KW hour. Therefore, recurring savings estimates range from $26 to $36 million.
                              [[$43 million - 750,000 Kwh X 2.3 ($17 million) = $26 to $43 - 750,000 Kwh X 1.7 (-$7 million) = $36
                              Million.]] ONE TIME COSTS: During the current discussion with Montana Power about Colstrip, prices of between $5 and $195 million have been entered as potential buyout amounts for the contract. At $100 million, the Department's investment would break-even in four years, and has an expected net present value of $14 million when discounted to 1996 at 11%.

*   Divest Mohave             RECURRING SAVINGS: The recurring savings for Mohave is contingent on the cost of replacement energy.
                              In this case, and as for Navajo, the recurring savings for the likely case are tied to the fixed plant costs at each facility which would avoided. Implicit in this assumption is the ability to replace the energy being generated at Mohave at its fuel and variable O&M cost. Assuming this can be done, the
                              Department should realize $25 million per year savings in avoided fixed costs. ONE TIME INCOME: The present value of Mohave is $30 million, when calculating its cash streams and discounting to 1996 dollars using 11% and an average base load selling price of 2.0 cents per kwh. This calculation changes based on expected selling prices and discount rates, which are reflected in the high and low range values. Also facing Mohave is the continued threat of added capital expenditures for environmental reasons. The Department participation in the Mohave project will expire in July 2006.

*   Divest Navajo             RECURRING SAVINGS: The recurring savings for Navajo is contingent on the cost of replacement energy.
                              As with Mohave, Navajo's recurring savings for the likely case are tied to its fixed plant costs which would avoided. Implicit in this assumption is the ability to replace the energy being generated at
                              Navajo at its fuel and variable O&M cost. Assuming this can be done the Department should realize $35 million per year savings in avoided fixed costs. ONE TIME INCOME: The present value of Navajo is $160 million when calculating its cash streams and discounting to 1996 dollars using 11% and an average base load selling price of 2.0 cents per kwh. This calculation changes based on expected selling prices and discount rates which are reflected in the high and low range values.

*   Optimize                  Initial review of Intermountain operations indicates there is a way to reduce costs through changes in
    Intermountain             work practices, scheduling, steam operations, rail car work practices, maintenance operations and
    Operations                material consumption. Preliminary estimates are $27 million. However previous estimates have been as high as $65 million and as low as $0. Restructure Project to change Board representation to the entities with the financial obligations and remove capacity call liabilities currently held by Utah municipals.


1997 Strategic Business Plan                 35                       PSC ENERGY
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




                                                                                                            Version 3.0
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ACTION ITEMS                EXPLANATION OF FINANCIAL CALCULATIONS

*   Optimize Palo Verde    Being a minority owner of Palo Verde limits the direct pressure the Department can exert to
    Operations             implement changes in operations. A preliminary review of Palo Verde operations compared to other nuclear plants indicates there is a way to reduce costs through changes in work practices, scheduling, steam operations, spent fuel management, purchasing, maintenance operations and material consumption. Preliminary estimates of likely savings are $25 million. However previous estimates have been as high as $50 million and as low as $0.

*   Lay-up Valley          Because of Valley's high cost, low reliability as a peaking unit, and not being needed as a base load unit, it should be decommissioned, Ramifications of decommissioning need to be fully assessed prior to declaration of decommission. Currently there are no plans to run Valley, however, anywhere from 6 to 18 employees continue to charge Valley for their time. When
                           Valley was "idled", 28 employees were moved to other facilitates rather than being terminated.
                           These costs, plus maintenance materials amount to approximately $6 million per year.

*   Lay-up Haynes 5 & 6    Because of Haynes' high cost, low reliability as a peaking unit, and not being needed as a base load unit, it should be decommissioned. Ramifications of decommissioning need to be fully assessed prior to declaration of decommission. Currently there are no plans to run Haynes 5 & 6, however, anywhere from 40 to 61 employees continue to charge Haynes for their work on Units 5
                           & 6. These costs plus maintenance materials amount to approximately $13 million per year.

*   Re-engineer work       Theses savings cover all generation and support activities, including Hydro generation, and are
    processes              included in the Staffing/Labor section.

TRANSITION OF
TRANSMISSION

*   Join the ISO           The costs and savings related to joining the ISO depend on the specific course of action being taken. Our recommendation, to ensure CTC collection with minimal customer dispute, is to immediately join the ISO. Infrastructure investment is likely to be in the order of $70 million according to Department estimates. Additional costs relating to Direct Access Infrastructure investment are in the range of $25 million according to Department estimates.

*   File joint tariff      Costs to file the joint tariff are included in the category above, "Join the ISO."
    with the lOUs to
    FERC

*   Re-engineering work    Theses savings cover all transmission and support activities, including control center activities and
     processes             wholesale trading labor, and are included in the Staffing/Labor section. There would also be added benefit from the alliance, which will be defined by the Department's contract.

MODERNIZE AND IMPROVE
THE DISTRIBUTION SYSTEM

*   Consolidate and        Theses savings cover all distribution and support activities, including control center activities, and
     Standardize           are included in the Staffing/Labor section. There could also be added benefit from the alliance,
     Engineering           which will be defined by the Department's contract. Department estimates indicate up to 10% of engineering could be saved in this category.

*   Charge separately for  New customer station construction will be charged to the developer. The Department will do the
    new customer station   work, at cost, if contracted. Currently up to $50 million annually is spent on new customer station design & construction  design and construction. These cash infusions come from treating the Department's customers
    and evaluate           like water customers and as IOUs treat their customers. These divestitures are specific to each
    divesting Customer     customer.
    Distribution Stations

*   Bring work practices  The Department has already begun to review work practices in this area. Work practice changes
    up to industry -      will require significant union partnering and concessions.
    "PACE" standards

*   Implement pro-active  Theses savings cover distribution and water maintenance programs. The savings here are implicit maintenance program  in the phase two labor/staffing reductions. This program is currently in the early development stages at the Department. According to Department estimates as much as 25% of the maintenance budget could be eliminated with the effective implementation of a pro-active targeted program.

*   Re-engineer work      These savings cover distribution O & M and support activities, and are included in the
     processes            Staffing/Labor section. There could also be added benefit from the alliance, which will be defined by the Department's contract





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





                                                                                                                         Version 3.0
    Los Angeles Department of Water and Power                                                                        2/5/97 10:07 AM

    ACTION ITEMS                 EXPLANATION OF FINANCIAL CALCULATIONS
    *   Consolidate and          These savings cover parallel distribution and transmission O & M and support activities, and are
        Standardize              included in the Staffing/Labor section. There could also be added benefit from the alliance, which
        Distribution and         will be defined by the Department's contract
        transmission
        Operations and
        Maintenance
    *   Contract out non-        Theses savings cover distribution O & M and support activities and are included in the
        competitive activities   Staffing/Labor section. There could also be added benefit from the alliance and will be defined by the Department's contract
    CREATE A SERVICE DELIVERY
    ORGANIZATION
    *   Implement Direct         Theses costs cover the "up front" infrastructure systems and hardware investment required to offer
        Access Infrastructure    initial Direct Access. According to Department estimates at least $25 million needs to be invested.
    *   Implement expanded       These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
        offerings and service    costs/savings from an alliance.
        guarantees for default
        customers
    *   Redesign and             These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
        implement customer       costs/savings from an alliance both in the operations and in the technology. Again the specific
        service interface        contract with one or more alliance parties will define the recurring benefit to the Department.

    *   Implement ordinance      This revenue increase in base rates reflects movement to the market rate as established by the
        to raise residential     Department's local competition, Edison. According to the Department, Edison's rates for these
        and small business       groups average 13.8 cents per KW hour while the Department's average 9.6. Moving to 10% less
        electric rates           than Edison would mean a Department rate of 12.5 cents per KW hour, or an average increase in the customer's bill of about 22%, or $10 a month, for the average residential user. This would produce an additional $150 million in revenue. Parallel to raising rates would be an acceleration of depreciation and write-offs for the expected lost value of generation and transmission assets.
    *   Implement                These are required activities to be eligible for the State authorized CTC collection. The costs are
        ordinances and           included in the ISO related one time expenses.
        conduct public
        hearings on Direct
        Access and CTC
    BUILD EXTERNAL ALLIANCES
    *   Complete                 Total cost of designing and implementing an alliance program management oversight office, while
        negotiations and sign    integrating it into the redesigned Department organization, is preliminarily, conservatively
        an agreement with a      estimated at $5 million with no additional recurring expense.
        strategic alliance that
        covers retail and
        wholesale activities
    *   Implement selected       These revenues are included in "retained" business and are inherent in the total package offerings
        product and service      to Department customers.
        offerings
    *   Optimize Wholesale       These revenues are shown net of expenses. Estimates reflect plan of $10 million minimum with
        Marketing and fuels      50% share of additional profits.
        management
    *   Complete alliance to     This category is expected to be revenue neutral with increased products and services assisting to
        provide new products     further customer retention.
        and services



1997 Strategic Business Plan             37                           PSC ENERGY
Section 5: Action Plan                                              Confidential

                                                                     Version 3.0
Los Angeles Department of Water and Power                        2/5/97 10:07 AM

ACTION ITEMS            EXPLANATION OF FINANCIAL CALCULATIONS
CURTAIL UNECONOMIC
ACTIVITIES
*   Divest Uneconomic   Monetize these facilities for debt reduction. Over 200 individual facilities have been identified as
    facilities          potentially non-essential or non-performing. The Department's estimates of their value range from $10 to $300 million. Strategically, many more assets could be added to this list in the long run including: generation, out-of-basin transmission, the GOB, the branch offices, the data center, the oil tank farms, the call center and all of the shops and Department warehouses.

*   Reduce identified   These costs are included in the aggregated Staffing/Labor section and are specifically linked to the
    excess staff        EAA/MEA engineering staffs which have been identified by the Department as being "excess."
                        This category also includes related support and O&M staff no longer required because of reduced or abandoned requirements (ie laying up Valley, laying up Haynes 5&6, closure of branch offices)

*   Reduce staff as a   These costs reflect aggressive implementation of changes in "across the board" working practices
    result of process   and operation processes.
    improvements

*   Reduce fleet costs  Reduce size of fleet and cost of operations. These costs are included in the aggregated
                        Staffing/Labor section as part of the reduction in Fleet/Central Services.

FINANCIAL STRATEGY
*   Implement Increased These savings are tied to the effective utilization of variable rate debt programs, pooled with the
    Variable Rate Debt  moratorium on new long term debt, and funding of advance debt escrow accounts. The estimates
    Program             for savings by the Department range from $4 to $20 million. The likely case uses $8 million/yr.

*   Implement Revised   The likely case reflects a conservative reduction in the Transfer of $20 million. Across the nation
    City Transfer       utilities have universally dropped their dividends and transfers by anywhere from 30% to 100% in
    Program             the last 8 years.


*   Implement accruals  The Department's estimates for the Intermountain and SCPPA accruals range from $50 to $150 for Intermountain  million per year. The Likely case reflects a transition to $50 million per year with $25 million in
     Debt Escrow and    the first year.
     Palo Verde/SCPPA
     Debt Escrow
     Accounts

STAFFING / LABOR
*   Form Partnership    Achieving specific and measurable goals in support of overall business strategy..
    with Labor

*   Implement           These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
    retraining          costs/savings from an alliance.
    program

*   Develop and         These savings reflect the potential from reducing the Department costs to industry average cost per
    Implement new       employee based on the number of employees at any given date. Department estimates range from
    compensation and    a savings potential of $0 to $70 million (20% of 1999 payroll of $350 million).
    benefits program




 1997 Strategic Business Plan          38                            PSC ENERGY
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

                                                                     Version 3.0
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


   ACTION ITEMS                EXPLANATION OF FINANCIAL CALCULATIONS
   *   Implement Targeted      According to Department records there are 981 employees older than 50 with adequate service
       Separation Program      years to consider early retirement. Based on the 1995 Focused Separation Program statistics, there
       targeting 780 people    is a 70% probability 780 employees would elect to receive a similar incentive to retire. The specific design and structure needs more analysis prior to implementation. The Department, and
                               Price Waterhouse are currently developing a detailed program. The probable candidates to leave will not match the identified excess staff, and lay-offs should be considered as an option to reduce staff in areas where they don't leave with the voluntary program. According to Department records the average, fully burdened (52%) cost of the 780 most probable employees for a voluntary retirement program is S 100,000. The fully burdened average cost of equivalent 780 of the most junior employees by service years is $70,000. The likely case used a simple average of these two calculations or $85,000 per person. The cost estimates of the Phase I program range from an average of $50,000 to $95,000 per employee.
  *   Develop contingency      These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
      and succession plans     costs/savings from an alliance.

   *   Implement Targeted      Phase 2 of the targeted separation program would be a continuation of phase one with a reduced
       Separation Program      incentive payment for employees electing participation. The specific design and structure needs
       Phase 2 targeting 720   much more analysis prior to implementation. The Department, and Price Waterhouse are currently
       people                  developing a detailed program. The probable candidates to retire would not match the identified excess staff, and lay-offs should be considered as an option to reduce staff in areas where they don't leave with the voluntary program. According to Department records the average fully burdened (52%) cost of the most probable employees for a voluntary retirement program is
                               $100,000. The fully burdened average cost of equivalent of the most junior employees by service years is $70,000. The likely case used a simple average of these two calculations or $85,000 per person. The cost estimates of the Phase 2 program range from an average of $20,000 to $50,000 per employee.
  ORGANIZATION AND
  GOVERNANCE
  *   Established a non-       These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
      profit business          costs/savings from an alliance.
      enterprise e.g. Joint
      Powers Authority
   *  Hire external: with      These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
      restructuring and        costs/savings from an alliance.
      competitive industry
      expertise to fill key
      positions including
      CEO and COO
   *  Reorganize the           These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
      Department to align      costs/savings from an alliance.
      with the future core
      business structure and
      integrate alliance
      partner functions
   INFORMATION TECHNOLOGY
   *  Select technology        These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
      partner to manage        costs/savings from a technology alliance.
      and implement
      critical IT projects to
      support restructuring
      of financial,
      management
      information, metering
      and billing systems
   *  Outsource Data           These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
      Center Operations        costs/savings from a technology alliance.



1997 Strategic Business Plan                    39                    PSC ENERGY
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
                                                                     Version 3.0
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
ACTION ITEMS              EXPLANATION OF FINANCIAL CALCULATIONS

*   Outsource All         These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
    Program               costs/savings from a technology alliance.
    Development

*   Outsource CIS         These costs are included in the aggregated Staffing/Labor section as well as in the overlapping costs/savings from a technology alliance.
COMPETITIVE MIND
SET/COMMUNICATION

*   Continue              The costs, to continue to develop and implement service guarantees, are embedded in the overall
    implementation of     Department Costs and should not be an added burden to the Department service guarantees

*   Strategy and Vision   The costs, to develop and implement the communication plan for the corporate strategy, are
    Communication Plan    embedded in the overall Department Costs and should not be an added burden to the Department.

*   Build Senior Team     The costs to build the senior team are embedded in the overall Department Costs and should not be an added burden to the Department.


*   Implement resource    The costs required to implement an effective resource investment justification system are included
    investment            in the overall IT infrastructure investment requirements. Also included are the costs to analyze justification process and develop the appropriate processes and evaluation tools for a uniform and unbiased evaluation system.

*   Implement new         These costs are included in the aggregated Staffing/Labor section as well as in the overlapping
    compensation          costs/savings from an alliance.
    program with
    monetary incentives
    for performance

TARGETS AND METRICS

*   Establish             The costs required to implement an effective performance accountability system are included in
    performance           the overall IT infrastructure investment requirements. Also included are the costs to analyze and
    accountabilities      develop the appropriate performance accountabilities which effectively assist management in business motivation and job execution.

*   Establish Business    The costs required to implement an effective business unit goals and objectives system are
    Unit Goals and        included in the overall IT infrastructure investment requirements. Also included are the costs to
    Objectives            analyze and develop the appropriate goals and objectives which effectively assist management in business decision operations and direction.

*   Implement             The costs required to implement an effective management information system are included in the
    Management            overall IT infrastructure investment requirements. Also included are the costs to analyze and
    information system    develop the appropriate metrics which effectively assist management in business decision making.
    for collecting and
    reporting
    performance data

Figure 5-3. Financial Ground rules and Assumptions Included in the Likely Case for the Department after
Effective Implementation of Recommended Actions.

         Each of these recommended actions has been analyzed and assessed either as a one time cost, one time saving, or recurring cost or saving, based on three different sets of criteria in the following pages. These criteria are identified in association with the three business cases:

         1) Low Range, a case based on the Department's status quo operations enhanced by those actions which absolutely must be done using the low estimates for savings and the high estimates for costs,
         and



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                                                                     Version 3.0
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     2) LIKELY CASE, a case based on the Department's acting upon the above strategic recommendations with-in its current mode of operations, including the complexities of governance and scheduling while using the average of the cost and/or savings estimates, and

     3) HIGH RANGE, a case based on the Department's ability to immediately and thoroughly react to each of the above strategic recommendations using the low side of the estimated cost and high side of the anticipated savings.

     The costs and timing of those costs are shown as a range of numbers reflecting the current available information.

     Attached are detailed spreadsheets for the Likely Case with quarterly breakouts of costs and savings in a "sources and uses of cash" format. The case is reflected on four pages with the cumulative cash impact at the bottom of the third and fourth pages. The High and Low Range cases are not included but were calculated to demonstrate the wide range of outcomes and large amount of risk facing the Department. Figure 5-4 shows this broad range of potential outcomes. They range from a negative $600 million to a positive $10 billion on a cumulative basis through the year 2004. This wide range of potential outcomes illustrates the high level of uncertainty related to the emerging competitive energy market and the Department's ability to respond. In all cases it is possible to make some basic recommendations of action which are required uniformly across all foreseeable events. These include not delaying staff reductions, divestiture of excess generation, and investment in IT infrastructure.

                        LA DWP Sources and Uses of Cash
                                Case Comparisons

                               [GRAPHIC OMITTED]

Figure 5-4. The Departments Cumulative Sources and Uses of Cash Comparisons for Three Business Cases.



1997 Strategic Business Plan                  41                      PSC ENERGY
Section 5: Action Plan                                              Confidential

                                                                     Version 3.0
Los Angeles Department of Water and Power                     2/5/97    10:20 AM

Strategic Plan
Implementation        2nd      3rd      4th       1st      2nd      3rd      4th      1st      2nd      3rd      4th
Sources and Uses      Qtr.     Qtr.     Qtr.      Qtr.     Qtr.     Qtr.     Qtr.     Qtr.     Qtr.     Qtr.     Qtr.
Likely Case            02       02       02        03       03       03       03       04       04       04       04
                    -------  -------  -------   -------  -------  -------  -------  -------  -------  -------  -------
USES OF CASH

Join the ISO                                                                                                                  (25.0)

Implement Direct Access
  Infrastructure -
  Phase I                                                                                                                     (25.0)

Implement JPA for
  Alliance Organization
  Structure                                                                                                                    (5.0)

New Product end Service
   Trials                                                                                                                      (5.0)

Implement Voluntary
  Retirement Program
  targeting 780 people                                                                                                        (56.6)

Implement Voluntary
  Retirement Program
  Phase 2 targeting
  720 people                                                                                                                  (52.2)

Hire external resources
  with restructuring
  and competitive
  industry expertise
  to fill key positions
  including CEO and COO                                                                                                        (5.0)

Select technology
  partner to manage
  and implement
  critical IT
  projects to support
  restructuring of
  financial, management
  information, metering
  and billing systems                                                                                                         (75.0)
                       ----     ----     ----      ----     ----     ----     ----     ----     ----     ----     ----       ------
TOTAL USES              0.0      0.0      0.0       0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0       (248.8)

Likely Case

Cash Available for
  Increase in Debt
  Servicing Escrow
  Account Funding      96.8     96.7     96.7      46.6     46.6     46.5     46.4     46.4     46.3     46.3     46.2
  Likely Case
  Cumulative Cash   2,106.2  2,239.8  2,375.6   2,463.8  2,553.5  2,644.6  2,737.4  2,831.7  2,927.6  3,025.1  3,124.3

Debt Servicing
  Reduction            36.9     39.2     41.6      43.1     44.7     46.3     47.9     49.6     51.2     52.9     54.7



Likely Case
  Cum Uses           (249.3)  (249.3)  (249.3)   (249.3)  (249.3)  (249.3)  (249.3)  (249.3)  (249.3)  (249.3)  (249.3)
Likely Case
  Cum Sources       2,347.5  2,481.0  2,616.9   2,705.1  2,794.7  2,885.9  2,978.7  3,073.0  3,168.9  3,266.4  3,365.6


1997 Action Plan                                                      PSC ENERGY
                                       42                           Confidential

                                                                     Version 3.0
Los Angeles Department of Water and Power                     2/5/97    10:20 AM


Strategic Plan                2nd Qtr. 3rd Qtr. 4th Qtr. 1st Qtr. 2nd Qtr. 3rd Qtr. 4th Qtr. 1st Qtr. 2nd Qtr. 3rd Qtr. 4th Qtr.
Implementation                  02      02       02       03        03       03       03      04        04       04      04

Sources and Uses
Likely Case

Sources of Cash


Divest Colstrip
Recurring Colstrip Savings     7.8      7.8      7.8      7.8       7.8     7.8       7.8     7.8      7.8       7.8     7.8

Divest Mohave
Recurring Mohave Savings       6.3      6.3      6.3      6.3       6.3     6.3       6.3     6.3      6.3       6.3     6.3

Divest Navajo
Recurring Navajo Savings

Optimize Intermountain
Operations

Optimize Palo Verde
Operations

Decommission Valley            0.6      0.6      0.6     0.6        0.6     0.6       0.6     0.6      0.6       0.6     0.6

Decommission Haynes
5 & 6                          3.1      3.1      3.1     3.1        3.1     3.1       3.1     3.1      3.1       3.1     3.1

Cease gratis new
customer station design
and construction               5.3      5.2      5.2     5.1        5.1     5.0       4.9     4.9      4.8       4.8     4.7


Optimize Wholesale Marketing
and fuels management           6.3      6.3      6.3     6.3        6.3     6.3       6.3     6.3      6.3       6.3     6.3

Divest non-essential or
non-performing facilities

Sale of the Department
(not Included in total)

Implement Increased Variable
Rate Program                   1.0      1.0      1.0     1.0        1.0     1.0       1.0     1.0      1.0       1.0     1.0


Implement ordinance to
raise residential and small
business rates                37.5     37.5     37.5

Implement ordinance to
raise A2 Rates                 0.0      0.0      0.0     0.0        0.0     0.0       0.0     0.0      0.0       0.0     0.0



Implement ordinance to
raise A3 Rates                 0.0      0.0      0.0     0.0        0.0     0.0       0.0     0.0      0.0       0.0     0.0

Reduce City Transfer           5.0      5.0      5.0     5.0        5.0     5.0       5.0     5.0      5.0       5.0     5.0

Implement accruals for
Intermountain Debt Escrow
and Palo Verde/SCPPA Debt
Escrow Accounts with ECAF
Increase                      12.5     12.5     12.5

Restructure health and
retirement plans               1.8      1.8      1.8     1.8        1.8     1.8       1.8     1.8      1.8       1.8     1.8

Reduce identified excess
staff:

Haynes/Valley     70           0.9      0.9      0.9     0.9        0.9     0.9       0.9     0.9      0.9       0.9     0.9
Finance           20           0.3      0.3      0.3     0.3        0.3     0.3       0.3     0.3      0.3       0.3     0.3
Central Services 200           2.5      2.5      2.5     2.5        2.5     2.5       2.5     2.5      2.5       2.5     2.5
Generation        40           0.5      0.5      0.5     0.5        0.5     0.5       0.5     0.5      0.5       0.5     0.5
Engineering      300           3.8      3.8      3.8     3.8        3.8     3.8       3.8     3.8      3.8       3.8     3.8
IT               100           1.3      1.3      1.3     1.3        1.3     1.3       1.3     1.3      1.3       1.3     1.3
Marketing         50           0.6      0.6      0.6     0.6        0.6     0.6       0.6     0.6      0.6       0.6     0.6

Reduce identified staff
via process improvements:

Haynes/Valley      0           0.0      0.0      0.0     0.0        0.0     0.0       0.0     0.0      0.0       0.0     0.0
Finance           20           0.3      0.3      0.3     0.3        0.3     0.3       0.3     0.3      0.3       0.3     0.3
Central Services 300           3.8      3.8      3.8     3.8        3.8     3.8       3.8     3.8      3.8       3.8     3.8
Distribution     200           2.5      2.5      2.5     2.5        2.5     2.5       2.5     2.5      2.5       2.5     2.5
Generation       100           1.3      1.3      1.3     1.3        1.3     1.3       1.3     1.3      1.3       1.3     1.3
IT               100           1.3      1.3      1.3     1.3        1.3     1.3       1.3     1.3      1.3       1.3     1.3
Marketing          0           0.0      0.0      0.0     0.0        0.0     0.0       0.0     0.0      0.0       0.0     0.0
Total Sources of Cash         96.8     96.7     96.7    46.6       46.6    46.5      46.4    46.4     46.3       46.3   46.2     0.0



1997 Action Plan                                                      PSC ENERGY
                                          43                        Confidential

                                                                     Version 3.0
Los Angeles Department of Water and Power                        2/5/97 10:20 AM

Strategic Plan Implementation
Sources and Uses
Likely Case
                                      2ND     3RD     4TH     1ST     2ND     3RD     4TH     1ST     2ND     3RD     4TH     1ST
                                      QTR.    QTR.    QTR.    QTR.    QTR.    QTR.    QTR.    QTR.    QTR.    QTR.    QTR.    QTR.
                                       99      99      99      00      00      00      00      01      01      01      01      02
USES OF CASH
Join the ISO

Implement Direct Access
Infrastructure - Phase 1

Implement JPA for Alliance
Organization - Structure

New Product and Service Trials

Implement Voluntary Retirement
Program targeting 780 people

Implement Voluntary Retirement
Program Phase 2 targeting 720 people

Hire external resources with
restructuring and competitive
industry expertise to fill key
positions including CEO and COO

Select technology partner to manage
and implement critical IT projects
to support restructuring of
financial, management information,
metering and billing systems

TOTAL USES                              0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0    0.0      0.0

Likely Case

Cash Available for Increase in Debt
Servicing Escrow Account Funding       96.9    97.3    97.3    97.2    97.2    97.1    97.1    97.0    97.0    96.9    96.9    96.8


Likely Case Cumulative Cash           668.0   777.0   887.9  1000.7 1.115.4  1232.0 1,350.6 1,471.3 1.594.0 1,718.8 1,845.8 1,974.9

Debt Servicing Reduction               11.7    13.6    15.5    17.5    19.5    21.6    23.6    25.7    27.9    30.1    32.3    34.6

Likely Case Cum Uses                 (249.3) (249.3) (249.3) (249.3) (249.3) (249.3) (249.3) (249.3) (249.3) (249.3) (249.3) (249.3)
Likely Case Cum Sources               909.3 1,018.3 1,129.2 1,241.9 1,356.6 1,473.3 1,591.9 1,712.6 1,835.3 1,960.1  2087.0 2,216.2


1997 Action Plan                                                      PSC ENERGY
                                       44                           Confidential

                                                                     Version 3.0

Los Angeles Department of Water and Power                        2/5/97 10:20 AM






Strategic Plan Implementation        2nd     3rd      4th     1st      2nd    3rd    4th    1st     2nd    3rd    4th       1st
Sources and Uses                     Qtr.    Qtr.     Qtr.    Qtr.     Qtr.   Qtr.   Qtr.   Qtr.    Qtr.   Qtr.   Qtr.      Qtr.
Likely Case                          99      99       99      00       00     00     00     01      01     01     01        02
---------------------------------------------------------------------------------------------------------------------------------
SOURCES OF CASH
---------------------------------------------------------------------------------------------------------------------------------
Divest Colstrip
---------------------------------------------------------------------------------------------------------------------------------
Recurring Colstrip Savings           7.8     7.8      7.8     7.8      7.8    7.8    7.8    7.8     7.8    7.8    7.8       7.8
---------------------------------------------------------------------------------------------------------------------------------
Divest Mohave
---------------------------------------------------------------------------------------------------------------------------------
Recurring Mohave Savings             6.3     6.3      6.3     6.3      6.3    6.3    6.3    6.3     6.3    6.3    6.3       6.3
---------------------------------------------------------------------------------------------------------------------------------
Divest Navajo
---------------------------------------------------------------------------------------------------------------------------------
Recurring Navajo Savings
---------------------------------------------------------------------------------------------------------------------------------
Optimize Intermountain Operations
---------------------------------------------------------------------------------------------------------------------------------
Optimize Palo Verde Operations
---------------------------------------------------------------------------------------------------------------------------------
Decommission Valley                  0.6     0.6      0.6     0.6      0.6    0.6    0.6    0.6     0.6    0.6    0.6       0.6
---------------------------------------------------------------------------------------------------------------------------------
Decommission Haynes 5 & 6            3.1     3.1      3.1     3.1      3.1    3.1    3.1    3.1     3.1    3.1    3.1       3.1
---------------------------------------------------------------------------------------------------------------------------------
Cease gratis new customer station
 design and construction             5.9     5.8      5.8     5.7      5.7    5.6    5.6    5.5     5.5    5.4    5.4       5.3
---------------------------------------------------------------------------------------------------------------------------------
Optimize Wholesale Marketing
 and fuels management                6.3     6.3      6.3     6.3      6.3    6.3    6.3    6.3     6.3     6.3     6.3     6.3
---------------------------------------------------------------------------------------------------------------------------------
Divest non-essential or
 non-performing facilities
---------------------------------------------------------------------------------------------------------------------------------
Sale of the Department
 (not included In total)
---------------------------------------------------------------------------------------------------------------------------------
Implement Increased Variable
 Rate Program                        0.5     1.0      1.0     1.0      1.0    1.0    1.0    1.0     1.0     1.0     1.0     1.0
---------------------------------------------------------------------------------------------------------------------------------
Implement ordinance to raise
 residential and small
 business rates                     37.5    37.5     37.5    37.5     37.5   37.5   37.5   37.5    37.5    37.5    37.5    37.5
---------------------------------------------------------------------------------------------------------------------------------
Implement ordinance to raise A2
 Rates                               0.0     0.0      0.0     0.0      0.0    0.0    0.0    0.0     0.0     0.0     0.0     0.0
---------------------------------------------------------------------------------------------------------------------------------
Implement ordinance to raise A3
 Rates                               0.0     0.0      0.0     0.0      0.0    0.0    0.0    0.0     0.0     0.0     0.0     0.0
---------------------------------------------------------------------------------------------------------------------------------
Reduce City Transfer                 5.0     5.0      5.0     5.0      5.0    5.0    5.0    5.0     5.0     5.0     5.0     5.0
---------------------------------------------------------------------------------------------------------------------------------
Implement accruals for Intermountain
 Debt Escrow and Palo Verde/SCPPA
 Debt Escrow Accounts with
 ECAF Increase                      12.5    12.5     12.5    12.5     12.5   12.5   12.5   12.5    12.5    12.5    12.5    12.5
---------------------------------------------------------------------------------------------------------------------------------
Restructure health and
 retirement plans                    1.8     1.8      1.8     1.8      1.8    1.8    1.8    1.8     1.8     1.8     1.8     1.8
---------------------------------------------------------------------------------------------------------------------------------
Reduce identified excess staff:
---------------------------------------------------------------------------------------------------------------------------------
Haynes/Valley     70                 0.9     0.9      0.9     0.9      0.9    0.9    0.9    0.9     0.9     0.9     0.9     0.9
---------------------------------------------------------------------------------------------------------------------------------
Finance           20                 0.3     0.3      0.3     0.3      0.3    0.3    0.3    0.3     0.3     0.3     0.3     0.3
---------------------------------------------------------------------------------------------------------------------------------
Central Services 200                 2.5     2.5      2.5     2.5      2.5    2.5    2.5    2.5     2.5     2.5     2.5     2.5
---------------------------------------------------------------------------------------------------------------------------------
Generation        40                 0.5     0.5      0.5     0.5      0.5    0.5    0.5    0.5     0.5     0.5     0.5     0.5
---------------------------------------------------------------------------------------------------------------------------------
Engineering      300                 3.8     3.8      3.8     3.8      3.8    3.8    3.8    3.8     3.8     3.8     3.8     3.8
---------------------------------------------------------------------------------------------------------------------------------
IT               100                 1.3     1.3      1.3     1.3      1.3    1.3    1.3    1.3     1.3     1.3     1.3     1.3
---------------------------------------------------------------------------------------------------------------------------------
Marketing         50                 0.6     0.6      0.6     0.6      0.6    0.6    0.6    0.6     0.6     0.6     0.6     0.6
---------------------------------------------------------------------------------------------------------------------------------
Reduce identified staff via process
improvements:
Haynes/Valley      0                 0.0     0.0      0.0     0.0      0.0    0.0    0.0    0.0     0.0     0.0     0.0     0.0
---------------------------------------------------------------------------------------------------------------------------------
Finance           20                 0.3     0.3      0.3     0.3      0.3    0.3    0.3    0.3     0.3     0.3     0.3     0.3
---------------------------------------------------------------------------------------------------------------------------------
Central Services 300                 3.8     3.8      3.8     3.8      3.8    3.8    3.8    3.8     3.8     3.8     3.8     3.8
---------------------------------------------------------------------------------------------------------------------------------
Distribution     200                 2.5     2.5      2.5     2.5      2.5    2.5    2.5    2.5     2.5     2.5     2.5     2.5
---------------------------------------------------------------------------------------------------------------------------------
Generation       100                 1.3     1.3      1.3     1.3      1.3    1.3    1.3    1.3     1.3     1.3     1.3     1.3
---------------------------------------------------------------------------------------------------------------------------------
IT               100                 1.3     1.3      1.3     1.3      1.3    1.3    1.3    1.3     1.3     1.3     1.3     1.3
---------------------------------------------------------------------------------------------------------------------------------
Marketing          0                 0.0     0.0      0.0     0.0      0.0    0.0    0.0    0.0     0.0     0.0     0.0     0.0
---------------------------------------------------------------------------------------------------------------------------------
Total Sources of Cash               96.9    97.3     97.3    97.2     97.2   97.1   97.1   97.0    97.0    96.9    96.9    96.8
---------------------------------------------------------------------------------------------------------------------------------


1997 Action Plan                                                     PSC ENERGY
                                        45                         Confidential

                                                                     Version 3.0
Los Angeles Department of Water and Power                        2/5/97 10:20 AM

------------------------------------------------------------------------------------------------------------------------------------
Strategic Plan             Dollar                      1st     2nd     3rd      4th      1st      2nd      3rd      4th      1st
Implementation             Range -                     Qtr.    Qtr.    Qtr.     Qtr.     Qtr.     Qtr.     Qtr.     Qtr.     Qtr.
Sources and Uses           Low      Likely  High       97      97      97       97       98       98       98       98       99
Likely Case
------------------------------------------------------------------------------------------------------------------------------------
USES OF CASH
------------------------------------------------------------------------------------------------------------------------------------
Join the ISO               (100.0)   (25.0)     50.0    (6.3)   (6.3)    (6.3)    (6.3)
------------------------------------------------------------------------------------------------------------------------------------
Implement Direct Access
Infrastructure - Phase 1    (50.0)   (25.0)      0.0   (25.0)
------------------------------------------------------------------------------------------------------------------------------------
Implement JPA for Alliance
Organization Structure      (10.0)    (5.0)      0.0    (5.0)
------------------------------------------------------------------------------------------------------------------------------------
New Product and Service
Trials                      (10.0)    (5.0)      0.0    (1.3)   (1.3)    (1.3)    (1.3)
------------------------------------------------------------------------------------------------------------------------------------
Implement Voluntary
Retirement Program
targeting 780 people        (74.1)   (56.6)    (39.0)                   (56.6)
------------------------------------------------------------------------------------------------------------------------------------
Implement Voluntary
Retirement Program
Phase 2 targeting
720 people                  (68.4)   (52.2)    (36.0)                                                       (52.2)
------------------------------------------------------------------------------------------------------------------------------------
Hire external resources
with restructuring and
competitive industry
expertise to fill key
positions including CEO
and COO                     (10.0)    (5.0)      0.0    (5.0)
------------------------------------------------------------------------------------------------------------------------------------
Select technology partner
to manage and implement
critical IT projects to
support restructuring of
financial,  management
information, metering
and billing systems        (100.0)   (75.0)    (50.0)  (18.8)  (18.8)   (18.8)   (18.8)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL USES                 (422.5)  (248.8)    (75.0)  (61.3)  (26.3)   (82.8)   (26.3)     0.0      0.0    (52.2)     0.0      0.0
------------------------------------------------------------------------------------------------------------------------------------

Likely Case

------------------------------------------------------------------------------------------------------------------------------------
Cash Available for
Increase in Debt
Servicing Escrow
Account  Funding           (316.9)   501.6   1,320.0   (29.5)  141.8    (22.4)    34.1      4.6    112.3     72.8    125.0     96.9
------------------------------------------------------------------------------------------------------------------------------------
Likely Case
Cumulative Cash                                        (29.5)  111.7     91.3    126.9    133.8    248.5    325.7    456.4    561.3
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Debt Servicing
Reduction                                               (0.5)    2.0      1.6      2.2      2.3      4.3      5.7      8.0      9.8
------------------------------------------------------------------------------------------------------------------------------------

                           ---------------------------------------------------------------------------------------------------------
Likely Case Cum Uses       (422.5)  (248.8)    (75.0)  (61.8)  (88.0)  (170.8)  (197.1)  (197.1)  (197.1)  (249.3)  (249.3)  (249.3)
                           ---------------------------------------------------------------------------------------------------------
Likely Case Cum Sources     105.6    750.3   1,395.0    31.8   199.8    260.1    322.4    328.6    443.2    570.6    699.9    802.6
                           ---------------------------------------------------------------------------------------------------------

1997 Action Plan                                                      PSC ENERGY
                                       46                           Confidential

                                                                     Version 3.0
Los Angeles Department of Water and Power                        2/5/97 10:20 AM

Strategic Plan Implementation          Dollar                        1st    2nd    3rd    4th    1st     2nd    3rd    4th     1st
Sources and Uses                       Range -                       Qtr.   Qtr.   Qtr.   Qtr.   Qtr.    Qtr.   Qtr.   Qtr.    Qtr.
Likely Case                            Low       Likely    High      97     97     97     97     98      98     98     98      99
-----------------------------------------------------------------------------------------------------------------------------------
SOURCES OF CASH
Divest Colstrip                       (130.0)     (100.0)    (70.0)                              (100.0)
Recurring Colstrip Savings              26.0        31.0      36.0                                         7.8   7.8    7.8      7.8
Divest Mohave                           10.0        30.0      50.0    30.0
Recurring Mohave Savings                15.0        25.0      35.0            6.3    6.3    6.3     6.3    6.3   6.3    6.3      6.3
Divest Navajo                          100.0       160.0     220.0          160.0
Recurring Navajo Savings                20.0        35.0      50.0                   8.8    8.8     8.8    8.8   8.8    8.8
Optimize Intermountain Operations        0.0        27.0      54.0                   3.4    3.4     3.4    3.4   6.8    6.8
Optimize Palo Verde Operations           0.0        25.0      50.0                   3.1    3.1     3.1    3.1   6.3    6.3
Decommission Valley                      0.0         2.5       5.0                                  0.6    0.6   0.6    0.6      0.6
Decommission Haynes 5 & 6                0.0        12.5      25.0                                  3.1    3.1   3.1    3.1      3.1
Cease gratis new customer station
  design and construction                0.0        25.0      50.0                   6.3    6.2     6.1    6.1   6.0    6.0      5.9
Optimize Wholesale Marketing and
  fuels management                       0.0        25.0      50.0                                  3.1    3.1   3.1    3.1      6.3
Divest non-essential or non-
  performing facilities                 10.0       155.0     300.0                   9.4    9.4     9.4    9.4   9.4    9.4
Sale of the Department
  (not included in total)                0.0     3,000.0   6,000.0

Implement Increased Variable
  Rate Program                           0.0         4.0       8.0                   0.5    0.5     0.5    0.5   0.5    0.5      0.5
Implement ordinance to raise
  residential and small business
  rates                                  0.0       150.0     300.0                                 37.5   37.5  37.5   37.5     37.5
Implement ordinance to raise A2 Rates    0.0         0.0       0.0                                  0.0    0.0   0.0    0.0      0.0
Implement ordinance to raise A3 Rates    0.0         0.0       0.0                                  0.0    0.0   0.0    0.0      0.0
Reduce City Transfer                     0.0        20.0      40.0                    5.0    5.0    5.0    5.0   5.0    5.0      5.0
Implement accruals for Intermountain
  Debt Escrow and Palo Verde/SCPPA Debt
  \Escrow Accounts with ECAF Increase    0.0        50.0     100.0                    6.3    6.3    6.3    6.3  12.5   12.5     12.5
Restructure health and retirement plans  0.0         7.0      14.0     1.8    1.8     1.8    1.8    1.8    1.8   1.8    1.8      1.8
Reduce identified excess staff:
  Haynes/Valley      70                  4.9         6.0       7.0                    0.9    0.9    0.9    0.9   0.9    0.9      0.9
  Finance            20                  1.4         1.7       2.0                    0.3    0.3    0.3    0.3   0.3    0.3      0.3
  Central Services  200                 14.0        17.0      20.0                    2.5    2.5    2.5    2.5   2.5    2.5      2.5
  Generation         40                  2.8         3.4       4.0                    0.5    0.5    0.5    0.5   0.5    0.5      0.5
  Engineering       300                 21.0        25.5      30.0                    3.8    3.8    3.8    3.8   3.8    3.8      3.8
  IT                100                  7.0         8.5      10.0                    1.3    1.3    1.3    1.3   1.3    1.3      1.3
  Marketing          50                  3.5         4.3       5.0                    0.6    0.6    0.6    0.6   0.6    0.6      0.6
Reduce identified staff via process
  improvements:
  Haynes/Valley       0                  0.0         0.0       0.0                                                      0.0      0.0
  Finance            20                  1.4         1.7       2.0                                                      0.3      0.3
  Central Services  300                 21.0        25.5      30.0                                                      3.8      3.8
  Distribution      200                 14.0        17.0      20.0                                                      2.5      2.5
  Generation        100                  7.0         8.5      10.0                                                      1.3      1.3
  IT                100                  7.0         8.5      10.0                                                      1.3      1.3
  Marketing           0                  0.0         0.0       0.0                                                      0.0      0.0
Total Sources of Cash                  105.6       750.3   1,395.0    31.8   168.0   60.4   60.3     4.6 112.3  125.0 125.0     96.9


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6. ACTION PLAN FINANCIAL IMPACTS

6.1 PURPOSE

     The Department's Financial Services Organization, in conjunction with Price Waterhouse, are producing the detailed Financial Plan associated with this strategy. As this plan is not yet ready for distribution, PSC has produced this position paper as a basis for identification and initial discussion of the key financial impacts of the recommended strategies.

     This position paper outlines the financial impacts of the various strategies which the Department may adopt while moving from its current state as shown in Figure 6-1 to the targeted state as shown in Figure 6-2.

DWP TODAY -- VERTICALLY INTEGRATED ELECTRIC BUSINESS

                [GRAPHIC OMITTED]

Figure 6-1. The Department in Today's Market as a Vertically Integrated Electric Business.

CALIFORNIA ELECTRIC UTILITIES IN THE FUTURE --
LOCAL DISTRIBUTION COMPANIES AND DEFAULT PROVIDERS

                [GRAPHIC OMITTED]

Figure 6-2. The Departments Expected Business in the Future Competitive Electric Market.

     Those activities identified as "LADWP Business" are the natural monopoly functions found within a traditional franchise utility including distribution and service delivery businesses.

     Those functions which fall under the "Default Provider" are related to either geographic positioning, as with the transmission business, or to customer non-action as with the default obligation to deliver energy to customers within the Department's designated franchise territory.

     Those functions identified as "External Provider" include areas which are competitive high risk operations in which the Department is effectively banned from direct participation by City Charter; those functions for which the Department has little or no expertise or experience; and/or those areas which require significant capital investment.

     All of these functions are focused in the competitive wholesale and retail generation markets and the ESCO consulting service businesses. However, to be responsive to customer demands for these services the Department can and should enter into relationships with alliance partners which do possess both the ability to compete and the expertise to be successful in these markets. Without the assistance of an entity


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whose core competency and business focus is in these specialized markets, the
Department will find itself at a serious competitive disadvantage.

     Deregulation of the electric market, and the consequent break-up of the traditional vertically integrated monopoly utilities, will have a profound effect on the definition and future viability of the Department's business.

     The de-regulation timetable has been set up by the CPUC, but the pace of implementation of the de-regulated market in California is being set by the competing market players. The Independent System Operator (ISO) and Power Exchange (PX) will be established and Direct Access (the right for customers to make their choice of electricity supplier) will begin to be phased in to all customers in January 1998.

     Most IOUs expect to have eliminated most of their stranded investment and to have completed phase in of competition to the retail market by 2001.

     Figure 6-3 shows how the value of the Department to the City of Los Angeles will decrease without prompt and decisive action and as result of the IOUs aggressive competitive positioning, versus the Department's potential retention of value given the adoption of this strategic plan.

LADWP Power System - Department Value Maximization

[GRAPHIC OMITTED]

Figure 6-3. The Department's Value to the City of Los Angeles With and Without Action to Meet This Strategic Plan.

     Competition in the generation and energy services markets at the retail level will be fierce, and customer expectations for lower prices and improved service levels greatly enhanced.

     The IOU companies are preparing for the competitive market by forming deregulated affiliates, that are independent of the local distribution company to compete directly with new entrants such as Enron.

     As a municipal entity, the Department's future business is likely to be reduced to the natural monopoly functions required in the new market structure because, of the constraints imposed by its debt structure, tax-exempt financing and governance. The Department will provide monopoly distribution and water services, and will retain the obligation to supply energy to those customers who do not switch suppliers. Management and control of the transmission business will be transferred to the ISO, in accordance with State and Federal mandates, while the Department will continue to receive a regulated rate of return on its transmission assets.
     The Department's ability to deliver services from the competitive market to its customers will depend on its ability to form business alliances with private entities.

6.2 FINANCIAL PLAN

     To protect its future viability, the Department must take maximum advantage of the time available before the end of the transition phase in 2003. The Department's business strategies should comply with two overriding objectives:

1.   Elimination of as much debt as possible during the transition phase



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2. Positioning the revised business to operate effectively in the deregulated market.

      Each of these strategic recommendations and critical success factors has been analyzed and assessed either as a one time cost, one time saving, or recurring cost or saving. These criteria are identified in association with the three business cases:

       1) HIGH RANGE, a case based on the Department's ability to immediately and thoroughly react to each of the above strategic recommendations and critical success factors using the low side of the estimated cost and high side of the anticipated savings,

       2) LIKELY CASE, a case based on the Department's acting upon the above strategic recommendations and critical success factors with-in its current mode of operations, including the complexities of governance and scheduling while using the average of the cost and/or savings estimates, and

       3) LOW RANGE, a case based on the Department's status quo operations enhanced by those actions which absolutely must be done using the low estimates for savings and the high estimates for costs.

      The costs and timing of those costs are shown as a range of numbers reflecting the current available information.

      The detailed spreadsheets for the Likely Case with quarterly breakouts of costs and savings in a sources and uses format are included in the Action Plan section. The Likely Case is reflected on six pages with the cumulative cash impact at the bottom of the second, fourth and sixth pages. The High and Low Range cases are not included but were calculated to demonstrate the wide range of outcomes and large amount of risk facing the Department. Figure 6-4 shows this broad range of potential outcomes. They range from a negative $600 million to a positive $10 billion on a cumulative basis through the year 2004. This wide range of potential outcomes illustrates the high level of risk related to the emerging competitive energy market. In all cases it is possible to make some basic recommendations of action which are required uniformly across all foreseeable events. These include not delaying staff reductions, divestiture of excess generation, and investment in IT infrastructure.

                        LA DWP SOURCES AND USES OF CASH
                                CASE COMPARISONS


                               [GRAPHIC OMITTED]




                  Figure 6-4. The Departments Sources and Uses
                     Comparisons for Three Business Cases.

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7. MARKET DEREGULATION

7.1 INTRODUCTION/BACKGROUND

       The electric industry restructuring bill, AB 1890, passed by the California Legislature in August 1996, sets out the framework for the restructuring of the industry in the State for both IOUs and municipal utilities. One of the key components of restructuring is the introduction of choice of supplier for customers in the retail market. This is commonly referred to as direct access. The main provisions set out in the bill with regard to direct access are as follows:

* The collection by utilities of a non-bypassable competition transition charge is authorized by the State to recover stranded costs.

* The IOUs are expected to begin phasing in direct access to all customers in an equitable fashion in 1998, and complete the phase in by 2002 at the latest.

* Municipal utilities may at the discretion of their local regulatory bodies begin phasing in direct access by 2000 (or earlier), and complete the phase in by 2010 at the latest.

* The state-sanctioned competition transition charge may only be collected if direct access is to be introduced.

* All utilities are required to commit their transmission facilities to the Independent System Operator (ISO) in order to be eligible to collect the state-sanctioned competition transition charge.

* If a municipal utility chooses to sell energy outside its franchise territory it must open up its own franchise to other competitors.

* The bill does not change any local control exercised by municipal regulatory bodies such as the rate-making authority of the city council.

       In parallel to the activities in the legislature, the CPUC as part of its re-structuring proceedings, commissioned two reports relating to the introduction of direct access by the IOUs. Municipal utilities are not included in the scope of these reports (as they are not under CPUC jurisdiction). However, precedents set by the CPUC will undoubtedly impact the municipal utilities. The reports have been compiled by cross-industry groups encompassing a wide range of stakeholders, and were produced in final version for comment in August 1996.

7.2 DEPARTMENT POSITION

       The question of whether the City of Los Angeles should participate in direct access and the provisions of AB 1890 has been raised by members of City government and the Department. PSC's analysis indicates that the City has some control over the timing and the rules of competition, but the momentum of the market is clearly in the direction of direct access for all customers.

       The Department is particularly vulnerable to market pressure because of its high priced electricity brought on by a high debt burden and inefficient operating practices. Over the last ten years, pressure on the Department to keep its cost down has been limited because of the regulatory experiments by the California Energy Commission and the California Public Utility Commission. These agencies encouraged investment in renewable generation and nuclear projects which drove up the average price of electricity in California. The City and the Department took advantage of that lack of market pressure to transfer funds to the City budget and for the Department to borrow funds to build new transmission and generation projects and to absorb much of its inefficient overhead into capital projects. The backlash to the spiraling increase in prices by the major consumers was


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evidenced at the federal level in the Energy Policy Act of 1992 (EPA). The EPA basically made power generation a competitive market and mandated the FERC to implement the open market by providing equal access to transmission transportation for energy. The California Public Utility Commission responded to these pressures with its Blue Book on direct access in 1994 which ultimately resulted in the state legislation in the form of Assembly Bill 1890. FERC also issued Rules 888 and 889 defining the pricing and access rules for transmission access in 1996.

     It is important to realize that deregulation is not driven by the regulators, but by the lobbying pressure on law makers. Utilities have historically had tremendous lobbying leverage, but a coalition of manufacturers, industrials, national companies and energy companies and even the low cost, competitive utilities have come together to move deregulation in all utility sectors at an ever increasing pace. California is on the leading edge of electric industry deregulation with a handful of other states, but the pressure is continuing at the federal level. Several bills, with the most prominent one being the Schaeffer Bill, are circulating through Congress. This bill, as envisaged, would require all states to provide for direct access. Whether the bill passes this year or in two years is the subject of much debate. The point is that customer choice is inevitable, the question is one of timing and the rules of competition.

     As stated previously, the Department is vulnerable and has very limited choice. With at least $4 billion of stranded investment, that represents a very large separation fee for any customer. The $4 billion fee can be viewed as a thirty year mortgage that the Department committed itself and its customers to, on the assumption that it would continue to be the provider of electricity for the City in its franchise territory in perpetuity. The separation fee, or Competition Transition Charge (CTC), is the fee for an accelerated recovery to ensure the Department does not suffer from its prior for obligation to serve all customers. The potential CTC amount is big enough that customers, supported by potential energy suppliers, will test every possible loop hole to avoid paying the fee. The Department and the City cannot afford to assume that a City ordinance will avoid all future challenges. (See the Fulbight & Jaworski, LLP December 23, 1996 and February 12, 1996 memoranda addressed to the Department concerning anti-trust concerns associated with CTC collection, cogeneration exceptions to CTC collection and the ability of customers bordering franchise boundaries to switch utility providers).

     The Department's timing to provide direct access will be driven by prices of electricity in the immediately surrounding area. Prices are currently inflated by other utilities taking advantage of the transition period to recover as much of their stranded investment as possible, The majority of that recovery will be completed by the end of 2001. If the Department does not take immediate action to reduce its operating expenses and reduce the debt burden, its average price of electricity will be 30% higher than the neighboring utilities, with relatively poor service and plus a 12.5% utility tax. All the lobbying pressure of the major customers can be expected to be focused on the City and municipals in general. Many commercial entities will be forced to relocate to be able to compete and every potential loophole for switching providers will be exercised. The Department has begun preparing for the competitive market, and the introduction of direct access. The following activities are underway, and have identified the issues discussed in more detail later in this paper.


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       To introduce direct access and comply with AB 1890, the Department's existing rate structure will need to be unbundled into discrete components for Generation, Transmission, Distribution, CTC, Public Good Charges (such as low income) and City Transfer. As an initial step in this process, a rate ordinance is before the city council to unbundle Generation from Transmission and Distribution for the major A3 class customers. Additional ordinances will be required to extend the unbundling to all customer groups, introduce the CTC, and separate out the remaining components.

       In preparation for direct access the Department has formed an internal team with two main objectives:

            1) To lay out positions for comment to the CPUC on the reports prepared by the Direct Access Working Group and the Ratesetting Working Group. These initial comments were submitted in September 1996.

            2) To scope out the work required to introduce direct access to Los Angeles in 1998 to enable the Board of Commissioners to make recommendations to the City regulators on the implementation approach.

       Before examining the detailed issues and policy positions the Department may adopt regarding direct access, this section of the paper outlines its overall position using a 'SWOT' analysis approach. This identifies the Department's strengths and weaknesses, and assesses the potential opportunities and threats that direct access presents.

STRENGTHS:

* The Department is able under the provisions of AB 1890 to tailor a program to phase in direct access to meet the specific needs of Los Angeles, subject to a public hearing and approval by the City Council. This affords the Department considerably more flexibility than the IOUs.

* The City Council retains its rate-making authority including the design and level of CTC to be charged, allowing local control and flexibility.

* The Department's residential rates are currently below those of regional competitors

* The Department, as the incumbent monopoly provider of energy services, has advantages over new entrants to the market, including access to customer information, and infrastructure

* The Department, in common with some other utilities, can take advantages of economies of scale in service delivery, as a supplier of both water and electricity.

* Time to develop and implement a defense strategy before direct access goes into effect.

WEAKNESSES

* The governance structure and regulation of the Department as a municipal utility is unwieldy resulting in the lack of ability to make rapid decisions to respond to market conditions.

* The unbundling of rates exposes high cost structures relative to those of competitors across Generation, Transmission and Service Delivery which are well above market.

* The commercial and industrial rates are generally higher than those of regional competitors.

* As a municipal entity the Department is subject to the provisions of the Public Records Act, and is therefore required to provide greater access to customer information than an IOU.

* The existing technical infrastructure supporting the billing, metering and collection functions is inadequate to meet current needs and will not support future market requirements.

* The financial systems required to unbundle and understand cost structures are inadequate.

* The Department does not currently have all the skills and processes in place to operate in the envisaged market structure.

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OPPORTUNITIES:

* As an incumbent provider of metering and communications services there are clearly opportunities to expand these services to provide the infrastructure requirements for the direct access market.

* The Department currently bills for water, sewage and electricity services. There is potential to expand the provision of billing services to cover the needs of other entities such as marketers and aggregators.

* The Department is skilled in scheduling and dispatching energy and is well positioned to offer schedule coordination services to direct access customers, brokers and aggregators.

THREATS:

* It is inevitable that the introduction of competition into the generation market will cause loss of revenue and market share for the existing monopoly providers.

* The size, and duration of the stranded investment risk faced by the department in comparison to its competitors is a major threat to its long term viability

* The threat of further erosion of the existing monopoly distribution services and associated revenues is evident if the cost structures for these functions are not brought in line with competitors.

* Although accorded more flexibility that the IOUs in the timing of the introduction of competition the IOU timetable will set a precedent that will cause pressure from customers to offer parallel options in Los Angeles.

CONCLUSIONS

     The various functions required for the new market to operate, and the potential roles of the different market players, are shown in Figure 7-1. The Department is represented by the Local Distribution Company (LDC) category, as are the regulated businesses of the investor owned utilities in California.

     In the wholesale market, the new role of schedule coordinator has been defined. This function acts as the interface between a generator and the ISO, and is accountable for issuing requests for the physical scheduling and dispatch of electricity to meet the needs of direct access customers. The LDC is expected to continue to perform this role for its default customers. The market rules are expected to allow customers and retailers to perform this function for themselves, assuming they are able to obtain the necessary technical and financial approvals from the ISO.

MARKET PARTICIPANTS - DIRECT ACCESS

                               [GRAPHIC OMITTED]

Figure 7-1. Role of Market Participants in the Direct Access Market

     In the Retail market, the LDC will be expected to continue to provide the full range of services for its default customers. However, for those customers choosing a supplier from the competitive market, there is potential for further unbundling of the existing monopoly LDC services. Also, certain service delivery functions, such as metering and data collection, could be provided by an independent third party or 'service bureau', with customer information being made available to which ever parties require it. This concept is referred to as an Information Company or 'Infoco' in the Direct Access Working Group report to the CPUC.


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     The outcome of the expected market structure changes is not yet fully defined. However, at a minimum, it can be anticipated that there will be a much broader range of participants, and a greater degree of complexity in terms of both operational and financial transactions.

7.3 KEY ISSUES & OBJECTIVES

     The following seven key issues are critical to successful implementation of direct access. The Department's position, and the options for dealing with each, are discussed in more detail in this paper:

1. CUSTOMER INFORMATION - how should information about customers be released to competitors?

2. INFRASTRUCTURE - what are the infrastructure requirements and who should pay for them?

3. MARKET RULES AND REGULATION - to what degree are market rules required and who should police them?

4. CUSTOMER ELIGIBILITY AND TIMETABLE - how quickly can direct access be introduced and how can it be done on an equitable basis among customer groups?

5. SAFETY AND RELIABILITY - how will the new market structure impact the safety and reliability of the network?

6. UNBUNDLING THE DISTRIBUTION COMPANY - to what degree is further unbundling of the distribution company a requirement for direct access?

7. RATE RESTRUCTURING AND THE COMPETITION TRANSITION CHARGE - how should the competitive transition charge be handled?

     While assessing these key issues for the Department the following fundamental objectives are considered:

* to manage the financial risk associated with the introduction of direct access and the ability to recover stranded investment costs,

* to protect the existing distribution monopoly services revenues from erosion by competition,

* to ensure that the advantages of local control are retained by the City Council and avoid the risk of dual regulation,

* to offer comparable advantages from the new market structure to customers within Los Angeles as can be obtained in the rest of California, and

* to ensure that the safety and reliability of the system are not adversely impacted.

 7.4 DIRECT ACCESS RISK ASSESSMENT

     The implementation of direct access in Los Angeles poses significant risks to the future viability of the Department. The major risks are discussed below, together with measures that are recommended to mitigate these risks during the implementation and transition phases. For the purposes of discussion, risks have been categorized as shown in Figure 7-2.

          DEPARTMENT AREAS OF RISK

  Financial    Stranded cost recovery
               Loss of market share
               Third party risks

  Operational  Service level degradation
               System reliability impact
               Infrastructure development

  Customer     Litigation
               Fraud
               Default customers

  Regulatory   Dual regulation
               Governance

Figure 7-2. Department Major Areas of Risk.

Financial Risks.

STRANDED COST RECOVERY. The primary risk associated with direct access, is the ability to recover stranded investment during the transition stage, prior to full competition in generation. The IOUs in California, entered into agreements with the CPUC to accelerate write-down of their nuclear assets by 2003 or earlier. In addition, many of their fixed price


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take or pay PURPA contracts will terminate before the end of the transition phase. Both Edison and PG&E have taken action to fix rates and cut costs. They are also taking steps to divest themselves of the majority of their remaining generating units as quickly as possible. The IOUs lobbied the legislature hard, and were successful in obtaining a state sanctioned CTC, arguing that this step was an essential prerequisite to an orderly transition to competitive markets. All of these actions are geared towards minimizing the financial risks associated with stranded costs.

                               [GRAPHIC OMITTED]

Figure 7-3. Comparison of Edison's and the Departments Expected Fixed Cost Recovery.

     Figure 7-3 shows the expected cumulated impact of the actions taken by Edison designed to bring it to a competitive cost structure by 2003. The Department likely will not be able to achieve similar results in the same timeframe, even with dramatic incremental cost reductions. The key risk associated with stranded cost is related to time. The faster accelerated cost recovery is implemented, the lower the risk. Delay in action will only cause the Department to be in a weaker position relative to regional competitors.

     LOSS OF MARKET SHARE. It is inevitable that the incumbent utilities will lose market share from their existing customer base during the transition phase. In the deregulation of the telecommunications market, this loss of market share has been estimated at 35%.

     The CTC cushions the impact of revenue losses during the transition phase, as it provides for the recovery of the fixed costs of generation through a non-bypassable charge levied on all Distribution system customers.

     At the end of the transition stage the Department will be fully exposed to the risk of unrecovered stranded investments. The Department's exposure to this risk is exacerbated by a number of factors. Firstly, the proportion of fixed to variable costs is very high, due to the dependence on long term take or pay contracts at IPP and Palo Verde within the supply portfolio. Figure 74 indicates the sensitivity of fixed cost recovery to different levels of production of the existing generating assets.

                               [GRAPHIC OMITTED]

Figure 7-4. Department Fixed and Variable Production Costs

     Secondly, the existing asset portfolio is in excess of today's requirements by at least 1000 MW. When customers switch suppliers, the required demand will decrease accordingly. This will cause further excess capacity, and increase average production costs. Major customers with high load factors will be early targets for competitive suppliers,



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as they are the most cost efficient in their energy usage. Therefore, it is inevitable that the Department's system average load factor will decrease. This will have a compounding effect on the cost of production for the remaining default customers.

     Today, the main variables influencing the demand forecast are the weather and underlying changes in the local economy. In the future, demand will also fluctuate as customers switch suppliers. The task of the local distribution company becomes more complex, in accurately forecasting its supply requirements, and tailoring its supply to obtain the lowest cost source of supply on an ongoing basis.

     The actions recommended to manage these financial risks focus on two complimentary strategies addressing customer retention and portfolio management.

CUSTOMER RETENTION. As the Department already has an excess of generation capacity, and significant constraints on its ability to reduce fixed generation costs, the more customers that are retained as default customers, the lower the risk. Although the Department's generation is not cost competitive, not all customers will make a buying decision on price alone. Recommended actions to retain customers are discussed in more detail in the Competitive Analysis position paper. Obviously, many of these center on reducing the cost of service.

     A summary of other key actions to reduce the incentive for customers to switch supplier is listed below:

* Develop a strategic alliance with a private entity to act as the marketing and service delivery arm for the rapid introduction of new products and services to high risk customers during 1997.

* Focus on developing ways to assist customers in managing their demand to improve their load profiles, and increase the system average load factor over time, reducing the cost of energy, rather than attempting to compete on price.

* Improve customer service levels, and increase the number of service options for all default customers, including flexible payment options and energy information services.

* Develop a cooperative approach to dealing with cogeneration customers to make better use of their generating assets in conjunction with the Department's generating assets before 1998.

* Ensure that customers have easy access to energy usage information and education material on the emerging competitive market to help them to make an informed decision.

PORTFOLIO MANAGEMENT. To match the demand and supply portfolios, it will be necessary to take a number of risk mitigating actions including the following:

* Reduce fixed generating costs through the sale, closure or external marketing of the generation assets to bring the supply portfolio closer in line with the demand portfolio of the default customer base.

* Increase flexibility in the portfolio by increasing the ratio of variable to fixed costs of generation. The potential to buy out of take or pay contracts and replace them with more flexible supply contracts should be explored.

* Obtain the ability to hedge fuel and supply contract costs using financial instruments. It is recommended that these activities are carried out through the services of the strategic alliance partner, rather than directly by the Department.

* Develop new processes to carry out the following essential functions:

      1. Forecasting demand using mathematical models that aggregate load profiles for the expected composition of each market segment. Existing techniques using regression analysis will not be capable of


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       forecasting demand with a volatile customer base.

     2. Forecasting the cost of production, and calculate revenue forecasts for the associated demand forecast.

     3. Monitoring actual demand and customer losses, and planning to most economically match supply to demand.

THIRD PARTY RISKS. The necessity to deal with third party suppliers in the new market structure introduces potential additional risks to the Department. In particular, where a third party may be billing and collecting revenues for the Department, or where the Department is carrying out revenue cycle functions for another supplier, third party risks need careful consideration. At one extreme, if all the projected customers that switch supplier also switch all billing to the alternative supplier, who then pays the Department for Distribution services, CTC and Public Goods charges, then average cash payments of $20 Million per month might be expected from third parties.

     There are several actions that should be implemented to minimize third party risk:

     * Suppliers are expected to be subject to reasonable bonding and licensing requirements set by the CPUC. The City attorneys will need to review the CPUC market rules to ensure they meet the requirements in Los Angeles.

     * The Department should endeavor to bill for its own services wherever practicable, but this will require major changes to the existing billing system, which are discussed in more detail under operational risks.

     * The settlement process between suppliers and local distribution companies in the retail market is likely to operate on a monthly cycle (as is the case in the existing wholesale market). The Department should endeavor to match its own billing cycles with industry-wide practice to optimize its cash flow.

OPERATIONAL RISKS
SERVICE LEVEL DEGRADATION. The introduction of direct access poses significant risks to customer service levels if it is not carefully planned and implemented by the Department. The process for the customer to change suppliers is new and involves several steps and potentially several different parties. To manage its part in the process the Department will need to make a number of major changes to its existing work practices and the supporting metering, communications and billing systems.

     If the process breaks down for some reason, then the following problems will arise:
* the customer will be unclear who is accountable for providing them with electric supply
* bills will be incorrectly rendered
* data will not be collected to enable a bill to be produced
* bills will have to be estimated
* financial settlement between the supplier and the Department will be delayed
* collection from the customer will be delayed, and bad debts increase, impacting cash flow
* customer complaints will increase dramatically.

     It should be noted that all of these problems occurred in the introduction of competition to customers using over 100 KW of electricity in the UK market in 1994, which involved only 50,000 customers nationwide. Wide-spread confusion resulted for a number of months, before the new system settled down.

     Customers can be expected to need additional assistance and support in understanding the new market mechanisms. As the market by definition will be phased in artificially, there will inevitably be a peak workload associated with customers switching suppliers that will impact all of the service delivery functions. Careful planning will be


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required to deal with peak workloads effectively. Many customers are likely to sign short term agreements with new suppliers, which will mean that peak workloads will re-occur on the anniversary of the phase-in start date.

     To avoid some of the logistical problems discussed above the following actions are recommended:

* Setup an energy information service unit, supported by new IT systems to deal with customer requests for energy usage history, or load profile information

* Work with other market participants to agree common metering standards and protocols as early as possible in 1997

* Ensure that customers contract start dates with new suppliers are not agreed until after the metering and communications equipment has been tested or the load profile to be used has been confirmed

* Maintain a register of all customers switching suppliers and their status

* Ensure that direct access customers receive two bills, one from the Department and one from their supplier in order to simplify the process

* Continue to read the Department's own meters to bill its own services to the customer

* Test the re-designed bill for direct access customers for clarity using customer focus groups

* Train all service delivery personnel in new processes, market rules and customer service issues for direct access customers

* Give customer education a high priority. In addition a specialized help desk for dealing with direct access customers should be considered

* Limit changes to computer systems to the absolute minimum required to support the new processes, and ensure that they are fully tested by personnel in the field prior to commencement of phase

* Stage the phase in program over several months to minimize peak workloads

* Ensure that arrangements for default or back-up supply by the Department (or another party) in the event of the new supplier being unable to schedule adequate supply are included in the terms and conditions of all new supply contracts.

     SYSTEM RELIABILITY IMPACTS. One of the pre-conditions for the Department to collect a state mandated competitive transition charge is that it joins the state-wide ISO. It is expected that, in order for direct access to work at the physical level, the coordination function to be carried out by the ISO will be essential.

     The ISO will be accountable for adhering to the NERC standards for reliability, which are likely to be made mandatory in the WSCC in the near future following the recent major outages in the region. (NERC standards have been complied with on a voluntary basis by utilities in the WSCC historically). The Department is participating in the WEPEX teams dealing with setting up both the Power Exchange and the ISO.

     As discussed above, one of the new roles in the competitive market structure is that of Schedule Coordinator, who will be accountable for drawing up schedules for dispatch by the ISO to meet the needs of direct access customer. Reliability concerns in the new market center on two key issues:

* transition of management and operational control to the ISO

* definition of the roles and accountabilities of the ISO, Schedule Coordinators and the LDC's in operating the system in a safe and reliable manner.

     To mitigate potential reliability risks The Department will need to take the following actions:

* ensure that the provisions for setting up the ISO and transferring management control to the ISO can be met by the Department, and are staged to enable a smooth transition


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*  ensure that the arrangements made for the identification and use of 'must run' generating units will support reliability and contingency needs in the Los Angeles basin at least cost

* establish clear accountabilities and working practice for load forecasting, scheduling and load shedding for schedule coordinators, the ISO and the Department.

INFRASTRUCTURE DEVELOPMENT. The development of the infrastructure to support the new market structure will require significant capital expenditure on both hardware and information systems. Although the technology required to support the new business processes has been proven, the logistics of installing the infrastructure hardware and software and testing the integrated system will be highly complex.

       The Department will need to implement the following mandatory infrastructure changes at a minimum to do business in the de-regulated market at the retail level:

* Coordinate installation of interval meters for large industrial and commercial customers in Los Angeles. There are estimated to be 6000 customers with a maximum demand of over 100 KW that represent the smallest likely population requiring hourly or half-hourly metering facilities. If the Department chose not to install the meters, but used contractors or formed a relationship with a third party provider, it may still be necessary for the Department to check meters for safety and accuracy.

* Develop a means to transfer and receive meter data and load profiles from third parties. Communications links must be established for major customers to obtain metering information. Data must be collected and disseminated to third parties for use in billing. If telephone lines are used this will require careful coordination with the local telephone company over peak installation periods. If the Department does not provide these services, it must at a minimum be capable of exchanging metered data or billing determinants with other suppliers.

* Adapt the Department's billing systems to be capable of billing direct access customers for default monopoly services provided by the Department only. Information related to customers switching supplier must be maintained in a timely and accurate way.

* Change the internal accounting systems to allow for separate accounting for each business line, to provide clear identification of spending relating to Public Goods charges, and to show City Transfer contributions to meet regulatory requirements.

* Implement new information systems to support many of the processes discussed above including portfolio matching, CTC collection, cost allocation, and demand and revenue forecasting.

       Due to the poor track record of the internal IT function, and the level of capital investment required the following actions are recommended to mitigate infrastructure risks:

* Set the initial scope of infrastructure changes at the minimum required to support the business process

* Ensure that all solutions are 'scaleable' and offer maximum flexibility in their architecture to cope with future changes

* Separate business solutions for large industrial and commercial customers from those required for small customers due to their very different business requirements and transaction volumes

* Identify alternative business options to develop the required infrastructure support including joint ventures with other local public or private utilities, metering companies and communications companies, and other service companies such as credit card companies

* Develop cost estimates as quickly as possible to determine accountability for costs, recovery mechanisms and planning capital expenditures during the transition phase

* Use infrastructure development constraints as the key driver to determine achievable phase-in options for direct access customers.



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      If the Department chose to take a broader role, and offer metering, data collection and billing services to third parties, the level and complexity of infrastructure investments would increase dramatically and is not recommended unless a joint venture is formed.

CUSTOMER RISKS

LITIGATION. There have been many innovative attempts by customers of the IOUs in California, including individual customers, aggregated groups and municipal requirements customers to obtain electricity at lower prices through testing potential legal loopholes in the Federal, State and franchise laws.

      The IOUs have been quick to defend themselves against stranded cost risks, and have lobbied hard to protect their interests culminating in the passage of Assembly Bill 1890, with its provision for a competitive transition charge.

      The City of Los Angeles has not yet adopted the necessary ordinances to allow direct access by customers and CTC collection by the Department, although the State has sanctioned its ability to do so. As a result, the Department is still at risk from customers lobbying the City Council to enable them to exercise customer choice, and avoid payment of the CTC until such time as the necessary ordinances have been passed to safeguard the Department's position. Once any exceptions have been granted, subsequent action to ensure the ability to collect the CTC will be jeopardized.

      To mitigate this major risk to its future viability the following actions are recommended to expedite City Council action on direct access ordinances:

* Develop and implement a communication strategy to educate key stakeholders including customers, regulators, employee bargaining units and the City Council on the major issues identified in this position paper
* Develop a broad coalition with representatives from all customer groups to agree the principles of phase-in, and CTC collection early in 1997
* Develop sample bills and impact analysis information for all customer classes related to the new rate ordinances


FRAUD. The deregulation of the telecommunications industry, opened up new opportunities for the exploitation of customers by unscrupulous suppliers, such as the practice of 'slamming'. The legislature in recognition of the potential for similar problems in the electric industry, have included provisions for independent verification of change of supplier by a third party entity.

      It is recommended that the City of Los Angeles and the Department adopt any necessary changes in procedures and ordinances to ensure that customers in Los Angeles exposure to fraudulent activities is minimized.

DEFAULT CUSTOMER RATES. The most significant risk to customers in Los Angeles from the introduction of direct access in Los Angeles is the lack of recovery of stranded costs, which would leave a substantial debt burden. The City Council is obliged to raise rates to cover debt service on bonds used to finance the Intermountain Power Project, and other generation investments. In the worst case scenario, this could result in rates spiraling upwards for default customers as more customers leave the City, or switch suppliers. Actions required to mitigate this risk are discussed in the Financial risks section of this report.

REGULATORY RISKS
DUAL REGULATION. The passage of the 1992 Energy Policy Act paved the way for major restructuring of the US electric industry. Prior to this, City Council had jurisdiction over

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the regulation of the Department. The FERC now have jurisdiction over the use of Transmission assets for inter-state commerce, for both private and public entities, through reciprocity provisions within Order 888. The ISO will also be subject to FERC regulation.

       Municipal utilities, although subject to many of the provisions in Assembly Bill 1890, are accorded local flexibility and choice in their response to the legislation. The market rules for competition in the IOUs service territories are being developed by the CPUC. Clearly, as the CPUC decision will impact the majority of customers in the State, it will also set a precedent for implementation rules for the publicly owned utilities. In addition, where it is in the best interest of the State to have one rule in place, rather than a patchwork of different market rules, it is likely that the CPUC will take precedence. For example, in licensing and bonding a supplier, who may physically be situated anywhere in the Western Region, it would not support the State's goal of implementing a competitive market to have different market rules in every City. This means that a competitive supplier to a customer in Los Angeles is likely to be regulated by the CPUC, rather than the City Council.

       As a result of the emerging roles of Federal, State and local regulators, the Department faces a number of risks inherent in dual regulation. Evidently, if there is lack of clarity in jurisdictional boundaries, then regulatory compliance and reporting will be an increasing burden. The IOUs have considerably more internal staff dealing with Federal and State legislators than the Department. There is also potential for expensive litigation in the advent of any perceived or actual non compliance by the Department with regulatory requirements. It should also be noted that the City will also face an increasing regulatory burden during the transition phase to competition, in ensuring that its own jurisdictional authority is maintained over local monopoly functions and that its boundaries are clear.

       It is recommended that the Department and the City regulators pursue the following actions:

* Invest the necessary internal and legal resources now to ensure that wherever possible a clear 'bright line' is defined for each jurisdictional boundary.
* Develop the City ordinances for direct access, so that they dovetail with CPUC rules, and focus on necessary local control issues only.
* Work with the IOUs to ensure that FERC reporting and compliance is the accountability of the ISO, and minimize the reporting requirements of the Department.

GOVERNANCE RISK. The current Governance structure and decision making process of the Department and the City represent a major risk to the feasibility of implementing direct access in the City within the recommended timelines. Please refer to the section on Governance and Management for a detailed review of this subject. The damaging implications of delays to stranded cost recovery have already been outlined in this report, as have recommendations for ensuring that all key stakeholders are engaged in the direct access implementation process. It is also recommended that as early as possible in 1997 the City Council approve a broad policy, for the introduction of competition to set a clear path forward and to reduce the likelihood of costly delays later in the implementation schedule.

7.5 RECOMMENDATIONS

       A summary of key policy positions supporting each objective is outlined below:

* MANAGE THE CONSIDERABLE FINANCIAL RISK ASSOCIATED WITH THE INTRODUCTION OF DIRECT ACCESS DUE TO STRANDED INVESTMENT


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     * Introduce CTC in parallel with direct access in 1998

     * Phase-in direct access to minimize early revenue loss exposure

     * Phase-in across all customer groups to limit revenue loss exposure from above market industrial and commercial rates

     * Review mechanisms for collection of City Transfer and Utility taxes to protect City revenues

* PROTECT THE EXISTING DISTRIBUTION MONOPOLY SERVICES REVENUES FROM EROSION BY COMPETITION

     * Insist on right to bill for the Department's own services with option to provide revenue cycle functions for other suppliers

     * Resist installation of meters, and meter data collection by other providers, unless access to customer information is still retained by the Department

* ENSURE THAT THE ADVANTAGES OF LOCAL CONTROL ARE RETAINED BY THE CITY COUNCIL AND AVOID THE RISK OF DUAL REGULATION

     * Endorse CPUC regulation for all parties except municipals within their service territories

     * Comply with AB 1890 which preserves local regulation for municipals

     * Support state wide market rules e.g. for licensing and bonding of suppliers set by the CPUC

     * Support FERC regulation of the ISO/PX and schedule coordinators

* OFFER COMPARABLE ADVANTAGES FROM THE NEW MARKET STRUCTURE TO CUSTOMERS WITHIN LOS ANGELES AS CAN BE OBTAINED IN THE REST OF CALIFORNIA

     * Follow the IOU precedents to be set for phase-in and eligibility by the CPUC

     * Unbundle rates for all customer groups

     * Support both local and state-wide customer education programs

     * Insist on customer's right to privacy

     * Endorse open process including public hearings, as part of the City Council review and approval of direct access program in Los Angeles

* ENSURE THAT THE SAFETY AND RELIABILITY OF THE SYSTEM ARE NOT ADVERSELY
  IMPACTED.

     * Support market rules required to ensure safety and reliability

     * Support joining the ISO (subject to FERC approval)

     * Ensure the WEPEX process dove-tails with direct access requirements

     * Support rigorous monitoring of safety and reliability standards

     * Support enforcement of NERC standards for reliability

KEY DATES

     The dates shown in Figure 7-5 represent expected major milestones in the direct access implementation process.

--------------------------------------------------------------------------------
                            DIRECT ACCESS KEY DATES
--------------------------------------------------------------------------------
* 4Q 1996 Internal development of draft LA direct access implementation plan
--------------------------------------------------------------------------------
* IQ 1997 CPUC Rulings expected on direct access implementation
--------------------------------------------------------------------------------
* IQ 1997 City approves policy statement on direct access implementation in LA
--------------------------------------------------------------------------------
* IQ 1997 Phase 2 ISO/PX filings submitted to FERC for approval
--------------------------------------------------------------------------------
* IQ 1997 Internal project commences to prepare for direct access
--------------------------------------------------------------------------------
* IQ 1997 LA Public Hearings on direct access and rate ordinances
--------------------------------------------------------------------------------
* 2Q 1997 Ordinances before LA City Council for approval
--------------------------------------------------------------------------------
* 4Q 1997 Board approves ISO transfer
--------------------------------------------------------------------------------
* 4Q 1997 Minimum infrastructure requirements in place
--------------------------------------------------------------------------------
* IQ 1998 IOU direct access implementation begins
--------------------------------------------------------------------------------
* IQ 1998 ISO and PX begin operations IQ 1998 LA direct access implementation begins
--------------------------------------------------------------------------------

Figure 7-5. Direct Access Key Dates*

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     The   envisaged  schedule  is  very aggressive, and will require close attention to the use of resources and management of the inherent risks to be successful.


7.6 RECOMMENDED POLICY POSITIONS

     The detailed issue analysis set out below considers each of the key issues in turn. Each issue is described, and then assessed in terms of the likely impact on key stakeholders. Recommended policy positions are then set out, as an initial response by the Department to the issues identified.

1. CUSTOMER INFORMATION
DESCRIPTION
There are two central issues regarding accessibility of customer information in the restructured market.

1. Suppliers will need to obtain information about individual customers, such as their load profile data in order to offer them direct access. This information exchange must not however cause any breach of State laws on individual privacy, or consumer protection. This is a high profile issue due to problems arising in the telecoms' deregulation such as 'slamming'.

2. There is a regulatory requirement to minimize possible inter-affiliate abuse of customer information by utilities if it constitutes improper use of market power.

IMPACT ON KEY STAKEHOLDERS
*  The Department is subject to the Public Records
   Act, unlike IOUs, and has existing policies that cover the balance between the public's right to be informed and protection of the individual.
* The existing ordinances do not however adequately cover the provision of individual customer information to suppliers at the customer's authorization at a reasonable cost. This information service will become onerous, and an amendment to the ordinance is required.
* Aggregators and brokers will put pressure on utilities to release aggregated data showing energy usage profiles of sections of the market, particularly for smaller customers.
* The Department is exposed to greater risk than the IOUs of being required to disclose business information that might be of considerable value to competitors because of the Public Records Act.
* Competitors will demand at a minimum that 'fire walls' be erected between the Generation and Service Delivery parts of the business to satisfy market power concerns. For example utilities could subsidize customers in the competitive generation market, by allocating a greater share of costs to the 'captive' customers during the transition phase. The IOUs are protected from this issue to some extent because of their obligation to bid all their Generation into the Power Exchange.

RECOMMENDED POSITION STATEMENT

     The Department will issue customer information to competitive suppliers only on the written authority of the individual customer, and within the guidelines for third party verification set out in AB 1890. Provision of information will be subject to a reasonable charge agreed by city ordinance to recover any costs. Personal data will not be released, in order to protect the consumer.

     Aggregated data will not be made available unless approved by the individual customers within an aggregated group.
     Certain information considered by the Department to be a 'trade secret' will be clearly designated and treated as such, and will not be released to competitors unless required by law. The Department will pursue any necessary changes to the Public Records Act to ensure it is not placed at an unreasonable competitive disadvantage in serving its customer/owners.

     The Department will institute appropriate policies, organizational changes and new procedures to ensure all customers

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will continue to be treated on an equitable basis in the new market structure.
These policies and procedures will be subject to approval and regulation by the City Council.

2. INFRASTRUCTURE
DESCRIPTION
     Major infrastructure changes will be required to support the new market structure at the wholesale and retail levels. In particular, in order to support
direct access for retail customers  it is   envisaged  that  more sophisticated
metering and communications facilities will be required.
     For small and residential customers however, it is likely that the use of standard load profiles will be necessary in the medium term to enable them to obtain the benefits of direct access without incurring the associated metering costs. Otherwise infrastructure costs would represent a considerable barrier to entry of the competitive market by these customers.
     There will be a major information technology component to deal with the volumes of customer data collected and shared by different suppliers, and provide the appropriate billing services.

IMPACT ON KEY STAKEHOLDERS
* Customers will expect that new meters and communication lines are installed on request in a cost effective way. It is likely that they will also expect some choice in service provision and costs.
* The implementation of automatic meter reading facilities in a large group of customers will have a major impact on the processes and procedures of the metering function within the Department.
* The mechanics of using load profiles for smaller customers will also require new processes and procedures.
* The Department's IT infrastructure will require major changes to collect metering data and bill direct access customers on an unbundled basis.
* Metering, communications and information technology companies together with other energy services providers will attempt to gain a share of the infrastructure market.

RECOMMENDED POSITION STATEMENT
     The Department will position itself to provide metering, communications and billing services to all customers in Los Angeles at a competitive cost through forming alliances with other entities in the Southern California region.
     The Department will work with the other California utilities and technical service providers to develop technical standards to support the new market infrastructure.
     Residential and other small customers in Los Angeles will be able to enter the direct access market using standard load profiles to minimize infrastructure overheads. Larger customers will be required to have appropriate metering and communications devices installed.

3. MARKET RULES AND REGULATION
DESCRIPTION
     In defining the new market structure, there has been considerable debate about the need for market rules, and which body should have enforcement authority of these rules. One of the main advantages expected from the new market structure is the reduction of the costs of regulation. However, this needs to be balanced with the need to protect consumers, and rules required to ensure the electric system is operated in a safe and reliable manner.

     At a minimum it is likely that rules will be set to cover the following issues:
* Energy suppliers will be required to undergo a licensing and bonding process to operate in California, with the probable exception of existing California utilities.

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* Schedule Coordinators will be required to ensure that they have a level of technical competence to perform this function, in addition to licensing and bonding to cover any failure to perform.

* Utilities will be required to ensure that there is appropriate separation of regulated monopolies from their competitive affiliates, and to provide reasonable access to customer information to their competitors.

* Suppliers will be expected to conform to rules to ensure consumer protection, such as Third Party Verification of a change of supplier.

IMPACT ON KEY STAKEHOLDERS

* New entrants will resist bonding and licensing requirements, as they perceive them to be a barrier to entering the market. The Department will need to ensure that bonding is sufficient to cover any third party financial risks.

* The CPUC is most likely to have jurisdiction over bonding and licensing requirements across the State, including within the city of Los Angeles. It is also likely to enforce market rules on any entity providing energy services in the City, other than the Department.

* The City has jurisdiction within the franchise territory of Los Angeles. It also has jurisdiction on sales by the Department outside its service territory (as established in the case law regarding services provided to Inyo County). This means that there is the potential for the blurring of regulatory boundaries, and the risk of dual regulation for the Department in some circumstances.

* The dual regulation issue also extends to customers who will experience different rules and redress mechanisms for services provided by the Department and those provided by private companies under CPUC jurisdiction.

* The City has existing rules and codes of conduct for the Department which are documented in the charter and city ordinances. These rules, and their associated redress mechanisms appear to be perfectly adequate to protect individual consumers for services provided by the Department.


RECOMMENDED POSITION STATEMENT

     The Department supports the setting of state wide rules for bonding and licensing of Energy Suppliers to provide appropriate protection for consumers and other third parties. These requirements are not necessary for existing utility default suppliers such as the Department.

     The City will allow the provision of direct access to customers in Los Angeles only by suppliers who have been licensed and bonded by the State.

     The Department will be subject to existing City rules and ordinances for its service provision to customers both inside and outside the city franchise boundaries. These rules will be amended to reflect the requirements of a re-structured market e.g. for third party verification of a change in supplier.

     Schedule Coordinators should be licensed by the Independent System Operator to ensure that they have the required level of technical expertise in addition to a bonding requirement.

4. CUSTOMER ELIGIBILITY AND TIMETABLE

DESCRIPTION

     It has been recognized by the Legislature and the CPUC that offering direct access immediately to all customers could cause unacceptable risks to arise for all parties, particularly as no pilot programs have been attempted within the State. However, the pace of implementation has not yet been defined, other than that it will be accomplished over from one to four years for the IOUs beginning in 1998.

     It has also been agreed that (unlike in the United Kingdom) access to the competitive market will not be determined on the basis of customer size, but will be offered to all customer groups on an equitable basis from inception. The mechanics of this decision have not yet been worked out, although there are several competing options


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offered in the CPUC sponsored Direct Access Working Group (DAWG) report.

     It is expected that the CPUC will rule on these issues for the IOUs in the next few months. Municipal utilities will be subject to the decisions of their own regulatory bodies on the rules for eligibility and implementation, but must commence by 2000 if they open up their franchise to competition.

IMPACT ON KEY STAKEHOLDERS
* Customers will push for as short an implementation path as possible. This will be exacerbated by inevitable inequities in any phase in program however it is designed.
* the Department will need to balance customer demands with managing the risk associated with stranded investment, and inevitable market share losses in Generation.
* Revenue losses will be experienced by the City as a loss in City Transfer income.
* Utilities, including the Department will need to gear up to make substantial infrastructure changes in a short period of time to support direct access, or face challenges to the monopoly of their distribution systems over revenue cycle functions.
* New entrants will assert that the market can provide the necessary infrastructure to support direct access if the utilities are perceived to be delaying implementation to all customers in a reasonable timeframe.
* The precedent set by the CPUC for the IOUs it will determine the expectation levels of municipal customers in California.
* Municipal utilities will have the potential advantage of learning from the early experience of the IOUs implementation projects.
* The City Council are likely to prefer an implementation program that offers the earliest possible benefits to smaller and residential customers, as their major constituents.

RECOMMENDED POSITION STATEMENT
     The Department will make a proposal to the City Council early in 1997 on its recommended approach to the introduction of direct access to all customer groups on an equitable basis.
     All recommendations will be developed in conjunction with an Advisory Group to the Board of Commissioners representing key stakeholders in the City.
     The Department recommends that direct access is phased in, with an annual review of the pace of the program based on actual results. Phase in should be extended to all customer groups in proportion to their representation, with selection of participants through a lottery process. Phase in should be based on peak megawatt demand coupled with a reasonable minimum participation level. The number of peak megawatts released each year for direct access should be tempered by the Department's ability to process the corresponding number of transactions successfully.
     The City and the Department will examine the existing mechanisms for collection of Utility Taxes and the City Transfer to determine what changes are appropriate.

5. SAFETY AND RELIABILITY
Description
     In the re-structured market, it is expected that the safety and reliability of the network will be a shared accountability between the Independent System Operator and the monopoly distribution companies. However, there is the potential for increased risk to safety and reliability due to the complexity of the new market, its infrastructure, and the number of players. For example, other parties may be accountable for installing metering or communications systems that directly connect with the monopoly distribution company infrastructure.
     The role of schedule coordinators and their interaction with the distribution company and ISO will need careful definition. The


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ISO will be subject to standards set by the ISO Board and the WSCC, and approval by the FERC.

       AB 1890 makes it clear that the CPUC is expected to set stringent operating standards for the IOUs distribution companies and to report on compliance annually in a public forum.

IMPACT ON KEY STAKEHOLDERS

* the Department will need to participate in the definition of the interface between its own functions and those provided by third parties (e.g. the ISO) to ensure that operating, reliability and safety standards are appropriate and cost-effective.

* The Department should expect to be measured on an indirect basis against the service guarantees and standards imposed by the CPUC on the IOUs local distribution companies.

* Customers expectations of service standards and reliability will be enhanced in the new market structure, as competing utilities introduce service guarantees and different reliability services.

* The Department is required by AB 1890 to join the ISO in order to obtain state approval of collection of the competitive transition charge. Transfer of Transmission assets to the ISO will have a major impact on the operations of the Department. This issue is discussed in detail in a separate position paper.

RECOMMENDED POSITION STATEMENT

       The Department will join the Independent System Operator subject to FERC approval of Phase 2 filings by the California transmission owning utilities.

       The Department supports the creation of an ISO as an essential element of ensuring continued safety and reliability of the network in the new market structure.

       The Department will work with other stakeholders to ensure appropriate standards are developed for third party provision of metering and communications services.

       The Department intends to introduce a range of service guarantees and reliability products to customers within Los Angeles.

6. UNBUNDLING OF THE DISTRIBUTION COMPANIES

DESCRIPTION

       For direct access to be feasible it is essential that the revenue cycle components of the distribution company are unbundled. For example, when an alternative energy supplier wishes to bill a customer for energy, the billing function could be provided by the distribution company, or by the supplier, or both. In order to allocate costs appropriately it is necessary to know what the transaction costs are to bill, meter and collect from customers.

       In addition to basic unbundling, new entrants are also demanding that the revenue cycle components of the distribution companies should be open to competition. This is because the transaction costs associated with small customers are expected to outweigh the razor thin margins available from selling electricity as a commodity. Therefore, it is argued that new entrants will be unable to make sufficient margins from these customers, unless they provide revenue cycle services in addition to energy supply services.

IMPACT ON KEY STAKEHOLDERS

* The IOUs for the most part are resisting any more than limited unbundling, on the grounds that it will complicate and delay the introduction of the new market. They also assert that it is not clear that allowing competition in revenue cycle components will achieve any real benefits for the customer, due to loss of economies of scale.

* Even a minimum level of unbundling will place greater scrutiny on the costs of service


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  provision by the monopoly distribution companies. The Department should expect that external pressure will be exerted to reduce cost structures in metering, communications and billing.

* New entrants are pushing for complete unbundling of the revenue cycle components as a pre-requisite for making a commitment to entering the market long term.

* Customers are ready to endorse more choices in billing and metering if it results in cost savings and improved service levels. Many small customers are in favor of having only one bill presented to them, to minimize the number of checks that they have to write.

* The City will also be impacted if revenue cycle components are handled by other parties, particularly with regard to utility taxes that may need to be levied on bills prepared by other service providers.

RECOMMENDED POSITION STATEMENT

     The Department expects to retain the right and obligation to provide revenue cycle component functions in order to bill for the following services:

       Default generation services
       Distribution services
       Transmission services
       Competitive Transition Charge
       Utility taxes
       Public Goods charges.

     The Department may at its own discretion offer billing and collection services to third parties for customers in Los Angeles, but does not accept an obligation to provide these services.

     The Department expects to be accountable for the installation of all necessary interval meters, and communication devices that connect with its Distribution system to ensure appropriate reliability and safety standards are met.

     The City and the Department will investigate and make recommendations to the City Council on appropriate mechanisms to collect local utility taxes from third party suppliers.

7. RATE RESTRUCTURING AND THE COMPETITIVE TRANSITION CHARGE

DESCRIPTION

     The complex issues associated with rate design, pricing and the competitive transition charge in the de-regulated market are addressed in a separate position papers. However, the main issues associated with unbundling rates and the collection of a competitive transition charge are summarized below.

     To operate in the deregulated market and comply with AB 1890, the retail rates of regulated utilities must at an absolute minimum be unbundled into five components: Generation, Transmission, Distribution, Competitive Transition Charge and Public Goods Charges. In addition, the Department is required to state the contribution towards the City Transfer on at least an annual basis, and to indicate the charges for local utility taxes levied by the City Council.

     Whereas the IOUs have a mandated 'formula' for calculation of their competitive transition charges, set out in AB 1890, the Department has flexibility to design its own CTC to recover stranded generation costs. From a market perspective however, the level of CTC that can be levied by the Department, and the time period for collection, will be compared with other utilities in California, as a major component of the total delivered price to its customers.

     The fact that the CTC will also act as a barrier to new entrants in the Generation market during the Transition Phase, needs to be considered in setting the charge at an appropriate level.


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IMPACT ON KEY STAKEHOLDERS
* The customers in Los Angeles will expect similar treatment of CTC to that of the IOUs, as a minimum, and similar levels of CTC during the transition phase. State authorization for collection of the CTC should assist in gaining the acceptance of customers of the necessity to address stranded cost issues. All customers will have an expectation of lower prices in the de-regulated market, particularly the major industrial and commercial customers. In addition, the IOU's small business and residential customers have been granted an additional price break early in the transition phase of 10% as agreed in AB 1890. This decision is likely to exert further downward pressure on small business and residential rates in Los Angeles, even though these rates are already below those of the competition.

* The City Council will face lobbying by their constituents and lobbyists to obtain comparable benefits to those available to the IOUs customers. They will also be influenced by the need to protect the City from the financial risks of stranded costs and from future lost revenues due to reduction in the City Transfer or tax revenues.

* Labor Unions will expect that labor costs associated with re-structuring the Department be included in the CTC, as the IOUs have successfully set this precedent for their employees.

* The Department will need to establish a level of CTC that is readily defensible in a public hearing, and also mitigates the long term risks associated with off balance sheet debt. The IOUs are regulated under a performance based rate mechanism for their monopoly functions to ensure that core business costs are reduced during the transition phase, and CTC is phased out as early as practicable. The Department can expect similar drivers to operate under the City's jurisdiction.

* The IOUs will endeavor to ensure that the Department does not end up in a more favorable CTC environment than that in which they find themselves. In particular, they will demand equality in treatment for any services the Department provides with their own regulated entities and de-regulated affiliates.

* New entrants to the Generation market will join with customers in lobbying for the CTC to be phased out as soon as possible, on the basis that it represents an artificial barrier to the real benefits of competition.

RECOMMENDED POSITION STATEMENT
      The Department will introduce a competitive transition charge in parallel with the phasing in of direct access in Los Angeles. The CTC will be designed to recover stranded generation costs, and to accelerate recovery of these costs over the transition phase. The majority of these stranded costs are fixed costs associated with servicing and paying down debt used to finance the construction of the Department's generating units. However, other transition costs such as employee costs associated with re-structuring the Department for a competitive market will also be included.

      Unbundled rates will be available to those customers choosing an alternative supplier of energy. The new ordinances required to introduce the CTC and unbundled rates will require approval by the City Council, and will be designed to avoid cost shifting between customer classes.


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8. COMPETITIVE ANALYSIS

8.1 INTRODUCTION

       The energy services market is undergoing radical changes, which are expected to accelerate through the transition phase to full competition. In California, the de-regulation timetable is being set by the response of investor owned utilities (IOUs) to the recently enacted State legislation, AB 1890, and the orders of the California Public Utility Commission (CPUC). The transition stage is expected to last from 1998 through 2002, although retail customers in different IOU service territories can expect to see regional differences in the approach and timetable followed. For the purpose of this analysis, it is assumed that the Department will parallel the IOU process in terms of timetable.

       The Department is one of the most vulnerable utilities in the country to a competitive market. As noted by the rating agencies of Standard & Poors and Moody's, municipals are in a particularly difficult position because of their governance structure. The municipal regulators are not likely to implement strategic actions that have a short-term negative impact on their constituents.

       The Department, like a number of other public entities, continued to build major generation and transmission projects into the 90's. Most investor owned utilities stopped, or were stopped by regulators, from continuing to build their own generation. Public agencies, however, such as the rural electric cooperatives, federal power agencies such as Tennessee Valley Authority, and municipals like the Department, continued to build coal and nuclear plants in response to federal rules resulting from the oil and gas crisis of the 70's. TVA has approximately $20 billion of non-performing nuclear debt, but has cut its operating costs by $600 million according to a recent press release by the TVA Administrator. Cajun and Big Rivers Cooperatives are in bankruptcy proceedings, and there are many other utilities who will not survive the transition to competition.

       The Department must take immediate action to cut costs and raise revenues to get its debt to a manageable size, otherwise it will become a serious liability to the City within the next five years.

       Over half of the Department's $7.9 billion debt (some $4 billion), is stranded, representing generation that cannot be supported by the market price of power. The amount of stranded investment is a projection of future market prices and therefore does not lend itself to a precise calculation. Investment banks, rating agencies and regulatory agencies have attempted to quantify the size of the problem for utilities across the country. PSC has used three different concepts to size the Department's position. 1) The California Energy Commission's approach of using the cheapest available technology to replace existing capacity, 2) The current market price of capacity, using the average book price of competitive units and energy in the Southwest with projections on the future price of gas over the next five years and 3) Using SCE's filing to the CPUC as a format.

       The Department's two newest units Intermountain Power Project and Palo Verde Nuclear Project have $5 billion of debt with a market value or replacement value of less than $1 billion. Using SCE's format that includes labor transition costs, inefficient units that are required for security and numerous other considerations, the stranded investment number is approximately $6


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billion (See the CTC Position Paper by PSC for details).

     Inefficient operations greatly complicate the Department's ability to reduce its debt position. The Stranded Investment Study stated that the Department is not competitive with a comparably sized investor owned utility by $400 million per year in operating costs. A Standard & Poor's analysis put the number at $450 million per year.

     PSC's analysis has identified approximately $200 million per year in excess staffing, engineering practices, work rules, procurement, materials management, fleet, shops, benefits and excess generating capacity. The $4 billion in stranded investments represents approximately $300 million per year in unproductive debt service payments, yielding a total of approximately $500 million per year in non-competitive expenses.

     If the Department is to reduce its debt by $4 billion over the next five years, it will need approximately $800 million per year. The Department will have to cut $200 million in operating expenses, and raise rates to achieve another $200 million, just to achieve 50% of its objectives. Asset sales, reductions in the City dividend and additional revenues from joint ventures will be essential to narrow the gap.

     To assess the Department's position in the emerging competitive market it is necessary to examine the future of each market segment in which the Department currently operates, and assess its ability to compete. During the transition stage it is expected that there will be significant changes in market conditions, some of which will be difficult to predict. Market prices will be influenced by available capacity, consumer demand, weather, fuel prices, technological change and many other factors.

     The focus of this analysis is an assessment of the Department's competitive position today in comparison to established players in each market segment. It concentrates mainly on the existing products and services offered, but also considers the impact of new services such as aggregation. Industry-wide benchmark data, regulatory filings giving an indication of the cost structures of the investor owned utilities, and customer survey data from local, regional and national surveys were utilized in assessing the Department. Based on the Department's current position, together with the service requirements for the new market, transition strategies are recommended for each market segment. The final part of this section draws conclusions on the most likely shape of the future Department in the de-regulated market, taking into account its competitive position, and the role considered most appropriate for municipal utilities.

8.2 THE DEPARTMENT'S POSITION - MARKET SEGMENTATION

     The energy market can be segmented in a number of different ways. For the purposes of this analysis, customers have been segmented into groups depending on the way that they buy energy, the importance of electricity costs to their business, and their need for energy services. This particular breakdown considers the way that competing energy service providers are viewing the market, and likely customer behavior.

     The electric business has been split into distinct business lines, which could stand as businesses in their own right once the vertically integrated utilities become separated into their component parts. This


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segmentation follows the traditional split between Generation, Transmission and
Distribution services, with two exceptions, being Service Delivery and Consulting Services.

1. Service Delivery has been separated from Distribution, on the basis that further unbundling will expose certain parts of this business line to competitive forces, unlike the core 'wires' business which is likely to remain a regulated monopoly business. Service Delivery encompasses the entire customer interface, including functions traditionally placed in the Distribution business such as Trouble Dispatch. The remaining Distribution business line is concerned with operations and maintenance of the physical infrastructure only.

2. Consultancy services, such as Energy Services (ESCO) and Demand Side Management (DSM) services have been separated out from the core Distribution and Service Delivery business.


                   MARKET SEGMENTATION - COMPETITIVE ANALYSIS

                               [GRAPHIC OMITTED]


Figure 8-1. Market Segments by Business Line


Market segment descriptions:

     WHOLESALE. Players in this segment are power marketers, IPPs and existing utilities who trade in electricity in the WSCC region, spanning the Western US, with links to Mexico and Canada. The Department already has relationships with these customers through its wholesale trading activities with marketers and other utilities, and the wholesale function contributed over $50 Million in revenues in 1995/6.

     REGIONAL/NATIONAL BUYERS. These customers are sophisticated buyers of electricity and gas on a regional or national scale. For example, Electric Consumers Resource Council (ELCON) members such as Praxair are the 28 largest energy users in the US, with major plant facilities in all 50 states, consume over 4% of all electricity sold in US (i.e. $8 Billion electric revenues). Typically these customers have corporate energy managers, and are price sensitive, with energy costs representing a major percentage of their production costs. Other regional and national buyers include chains - restaurants, hotels, retailers, financial institutions, health care providers and the Federal Government. On average national buyers deal with 45 electric and 29 gas utilities across the U.S.


     BYPASSERS. These are customers who self provide some or all of their electricity services. Co-generators have installed their own generators, typically supplying steam and electricity to industrial processes. These customers bypass the generation and transmission facilities of utilities, but still require back-up and distribution service. Similarly, users of fuel cells or other types of distributed generation can be considered as bypassers. Although fuel cells are not yet considered fully commercially viable, there are working fuel cell installations, which bypass all utility services, including the distribution system. These customers typically still require back-up service.


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       AGGREGATION TARGETS - HIGH PRICE SENSITIVITY. These are customers who want a better price, as electricity is a major percentage of their operating costs, but can't or don't want to change their usage patterns. Immediate targets by competitors will be those with uncompetitive rates, high price sensitivity, and attractive load profiles. This group includes major customers who have interval metering installed, and smaller customers (e.g. schools) who are already organized into associations to leverage their buying power. The size of the of the aggregation target segment will increase as the market matures.

       ESCO TARGETS - SERVICE HUNGRY. These are customers who want both a better price and have systems with historical inefficiencies that make them the logical candidates for ESCOs. These services are likely to appeal to office block and other service-hungry communities in concentrated geographic areas. This segment spans major stores, college campuses and office complexes, that are traditional ESCO targets and those small business or residential customers willing to invest in energy efficiency technology.

       Indifferent - Low Price Sensitivity-Low Income. This segment of customers is likely to gain the least direct benefits from the competitive marketplace. They will be default customers of their Local Distribution Company (LDC). The LDC will act as a default aggregator, and continue to subsidize low income customers through a public goods charge levied on all customers. This group includes customers who are indifferent to the opportunities offered by the competitive market, because electricity represents only a minor part of their expenses.


8.3 COMPETITIVE ANALYSIS BY BUSINESS LINE

       The following section considers the ability of the Department to compete in each market segment and considers a number of different factors:

* Benchmark data, drawn from regulatory filings and PACE studies

* Regulatory and legal requirements

* The impact of municipal governance.

* Competitors focusing on likely or existing market leaders

* Customer needs and expectations

       The   future   vision  of   the Department's role in the energy services
market, its future structure, and the necessary transition steps are built up from an understanding of its ability to compete in the various sectors over time.

8.3.1 GENERATION BUSINESS PRODUCTS AND SERVICES

       OVERALL MARKET FACTS/FIGURES. The Wholesale market for Generation on a National scale is undergoing major change. In particular there is a continued and very rapid growth of the market share being taken by power marketers. In contrast to the examples shown below, the Department sells only about 1000 GWH per year in the wholesale market.


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                               [Graphic Omitted]

Figure 8-2. Wholesale Volumes

     The Retail component of the generation market in Los Angeles today is about $1.13 Billion, and in California it represents $13 Billion; i.e. Los Angeles is about 10% of the market concentrated in 465 square miles.

BENCHMARK DATA AND KEY ISSUES.

               DWP POWER SYSTEM
     ALL - IN 1994 PRODUCTION COST
-----------------------------------------------------------
- DWP                      $5O/MWH
- Califomia Utilities      $45/MWH
- Western States           S34/MWH
- US Average               $25/MWH
                                        [PSC LOGO]

Figure 8-3. Power Production Cost Comparison

     The cost of generation in California is twice the national average. Studies carried out by the California Energy Commission (CEC) show that California will need to rely on external sources of Generation from the rest of the WSCC during the transition phase, based on expected supply and demand forecasts. However, both the CEC and other National Electric Reliability Council (NERC) analyses show that there will be a surplus of available capacity in the WSCC until at least 2006 to meet total projected demands in the region. An analysis carried out by the Gas Association anticipates that the supply bubble will continue until 2005 across the U.S., as existing utilities squeeze more kilowatt-hours form each kW of existing nuclear and coal capacity (Power Markets Week, Oct 28th 96).


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       The excess capacity available is expected to keep prices at little more than the marginal cost of fuel, except at peak load times, averaging at $25/MWH. The Department has excess capacity (at least 1000 MW according to the mid-term resource plan), as do most utilities in California. Given the expected loss of market share on the onset of competition, this excess capacity estimate is very conservative.

       DWP Generation is not cost competitive. Both fixed and variable costs are too high, but fixed costs in particular are considerably out of market. Figure 8-4 compares the all-in cost of production of the Department's coal and nuclear units with those of low cost producers such as Pacificorp's Huntington coal units.

                     Comparative "All In" Production Costs
                                (194 RDI bDaIMW)



                                    [GRAPHIC OMITTED]


Figure 8-4. Comparative All-in Production Costs

       Figure 8-5 gives an indication of the level of the Department's stranded investment depending on the market price of energy at about $4 Billion. Please refer to the PSC position paper on the Competition Transition Charge for a detailed review of stranded investment issues and alternative methodologies for calculating its potential value.

                   Los Angeles Department of Water and Power
                          Generation Cost Comparisons

Plant Comparisons for 95/96 Expected Operations

                                                            Market Value @      Market Value
                                  Cost                       2.7 Cents KWh      2.3 Cents KW
        Plant                 Cents KWh                      (Millions $)        (Millions $)
_____________________        __________                    _______________     ______________


DWP
     HAYNES                     5.85                             (819)               (688)
     HARBOR                     8.47                             (320)               (342)
     SCATTERGOOD                5.69                             (322)               (369)
     VALLEY                    11.51                             (147)               (154)
     CASTAIC                    4.90                              (86)                (78)
     OTHER HYDRO                6.71                              (52)                (57)

Joint Operations
     PALO VERDE                 6.61                             (618)               (682)
     MOHAVE                     2.59                               15                 (41)
     NAVAJO                     2.03                              189                  68
     INTERMOUNTAIN              5.90                           (1,859)             (2,091)

TOTAL                           5.18                           (3,818)             (4,440)



Figure 8-5. Generation Cost Comparisons

       DWP will not be able to collect enough cash to resolve its stranded asset problem in the transition phase, unless it raises all rates and cuts costs dramatically. The proportion of stranded assets remaining at the end of the transition phase is expected to be much higher than the regional competitors (estimated at $2 Billion). This will place the Department in a poor competitive position relative to the IOUs, who have been accelerating pay down of stranded assets through regulatory agreements on major assets (such as Diablo &
Canyon) for several years. PG&E expects that its industrial and commercial customers will no longer be subject to a competition transition charge by 2001, and subsequently should reduce their prices by 30%.

       During the transition phase the size of the competitive generation segment will be reduced by the percentage of costs collected via the CTC. The CTC will act as a barrier to new entrants.

       REGULATORY AND GOVERNANCE FACTORS. The intention of de-regulation is to shift the Generation business from a highly regulated vertically integrated market to a business with minimal regulation but subject to competitive forces. State legislation passed in California requires the IOUs to re-


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structure their businesses, and encourages municipally owned utilities to follow suit.

       The collection of stranded costs through a competition transition charge has been tied to two conditions for all utilities in California; the introduction of competition by 1998, (or 2000 for municipal utilities) and joining the ISO for all utilities owning transmission assets.

       There is increasing pressure from regulators and other stakeholders on existing utilities to divest their generation to mitigate any potential threat of market power or inter-affiliate abuse. PG&E and Edison have both announced their intention to divest 50% of their coal fired generation assets. The IOUs are re-structuring to create unregulated affiliates (such as Edison Source) to compete directly in the Generation market. New entrants, such as Independent Power Producers (IPPs) are expected to take up increasing market share in electricity production, particularly after the CTC has been phased out.

       The Department does not have the ability to operate in same way as a private company in a de-regulated market. For example, it will not be able to raise capital in a high risk/high return business, and will therefore be unable to build more generation in the future. In addition there are major restrictions on deploying existing generating assets financed with tax exempt bonds in competitive markets due to IRS private use laws. The Department is also unlikely to gain City Council support for the use of financial instruments (particularly following the bankruptcy of Orange County), and these tools are essential for competing in the generation and wholesale trading businesses.


                   Competitive Assessment By Market Segment.

                               [GRAPHIC OMITTED]

                    Figure 8-6. Market Segment - Generation

       The Generation business line and specific impacts by market segment are discussed below by market segment.

       Generation -- Wholesale. The major types of competitors in electricity commodity supply are:

* Low cost producers in the WSCC, with efficient plant and low cost fuel e.g. Pacificorp, and BPA

* Wholesale marketers, experienced in trading in gas/electricity on national basis e.g. Enron, LG&E, DLD

* New entrants, such as IPPs using more efficient technology, with the ability to finance and build major projects

* Other new entrants that are possible buyers of PG&E and Edison generating assets to be divested during the transition phase. PG&E will sell four gas fired plants, a total of 3159 MW by end of 1997. Edison plans to auction off 5000 MW of its fossil plants in California, and to sell all of its gas fired units. Potential buyers include out of state utilities (Duke, Southern Company), marketers and IPPs.

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able to compete against IPPs in production. Many have entered new global markets to meet growth targets. This is a capital intensive, high risk and high return business. The commodity market for electricity will have very narrow margins of 2 to 3%. It is expected that only a few large players are likely to be successful. Power marketers with substantial commodity trading expertise are the market leaders, and are able to make significant profits on financial rather than physical transactions, through the use of futures, options and other financial instruments. The ratio of financial to physical transactions is typically more than 10:1 for liquid commodity markets.

                               [GRAPHIC OMITTED]


       The Department currently competes on a seasonal basis in the wholesale market, trading between the Pacific North West and the Desert South West depending on seasonal demand, and the available level of cheap hydro power. The Department's capacity rights on transmission lines and its geographic position are key in this market. Open access on transmission lines will erode this advantage. There is limited trading between utilities within California and an increasing level of transactions with power marketers (see Figure 8-7).

       The actual volume of Department commodity sales is small, $20 million in 1995/6, in comparison to the major players (Enron trades $500M to $1Billion nationally). The Department is unable to compete with the Power Marketers, due to its lack of commodity trading expertise, its inability to use financial instruments within the existing city charter and governance restrictions. The inability to hedge will restrict activity in this market in the future to existing levels of physical transactions.

       The Department is clearly unable to compete in the production market with its existing generation portfolio, which is uncompetitive on cost for most time periods and market conditions. The local market in the Los Angeles basin for peaking and back-up services is currently dominated by monopoly service providers including the Department. In fact, the Department's in basin units are primarily used for back-up, peaking and seasonal operations (see Figure 3.7). However, the generating units were not designed for this purpose, have long start-up times and are very inefficient when running at minimum loads.

                               [GRAPHIC OMITTED]



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     Major competitors today are Edison and cogenerators in the Los Angeles basin. Edison has significantly reduced O&M costs in its in-basin units (40% below the Department). Industry benchmarks (see chart below) show that the Department's in basin generation is uncompetitive with currently available technology that is cheaper, more reliable and much more responsive. New entrants are likely to out-perform both the Department and SCE in this market over time.

          INDUSTRY BENCHMARK COMPARISON FOR PEAKING AND BACKUP SERVICE

                    Fixed Cost         Fixed Cost
                    Annual Dollars      $/Kw-Mo        Fuel Costs
In-Basin Steam      $104 Million/       $4.34/kW-Mo    $18MWH +
                    2000 MW                            $32 Million/Year
                                                       Transportation

Gas Turbine         $374 Million/       $3.06/kW-Mo    $18MWH +
                    2000 MW                            $32 Million/Year
                                                       Transportation

Differential        $30 Million/        $1.36/kW-Mo    None
                    Year

Source: LADWP - Generation Business Unit 1996

Figure 8-9. Industry Benchmark Comparison for Peaking and Backup Service

     RECOMMENDED LONG TERM STRATEGY. The Department should exit direct participation in the wholesale market segment and become a buyer of generation services to serve default aggregation customers only. There are options for this service to be provided by a power marketer or aggregator via contract on a performance basis.

     RECOMMENDED TRANSITION STRATEGY. The Department should continuously remove excess and low performing capacity to improve utilization and cost performance of remaining assets.

* Long term liabilities (IPP, PV ) will be retained to serve default customers as it is not feasible to market these assets elsewhere due to tax-exempt issues, or to sell them due to long term debt liabilities being considerably above market value.

* Indirect participation in the wholesale market should be through an alliance partner with power marketing skills to market the Department's assets aggressively and maximize their value during the transition.

* Retain minimum in-basin units to ensure reliability, and exploit any geographic monopoly in providing peaking and ancillary services. In the longer term the existing units will need to be retired with service being contracted through an IPP.

     GENERATION - REGIONAL/NATIONAL BUYERS. This is a large and fiercely competitive market segment. ELCON members alone account for 4% of the US electricity usage (or $8 Billion). Corporate energy buyers are sophisticated, and have already gained experience in the de-regulation of the gas industry. Major competitors in this market segment are:

* Power marketers - able to serve both electricity and gas requirements with an existing reputation for innovation and flexibility, who are not tied to any specific producer.

* Super-utilities - very large U.S. utilities with an international reputation e.g. Duke Power who are also low cost commodity producers

     The following survey data gives an indication of the service requirements of Regional/National Buyers.

1996 National Accounts Customer Survey
* Primary reason to switch supplier is price
* Reliability is second most important factor
* Summary billing at utility and regional level - with itemized services
* Aggregation of operating units into one buying entity
* Auditing of charges to ensure rates are lowest option possible


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ELCON CORPORATE ENERGY MANAGERS SURVEY JULY 1996

* Driven by price, price and price
* Reliability and customer service just get you to the table
* Utilities in top 10 - 30% of customers would switch for same price and service
* Low loyalty rating utilities - 85% of customers would switch for same price and service

Competitors quoted in the above surveys as the best utilities in North America:

* Duke Power
* Georgia Power Company
* Illinois Power
* Louisville Gas & Electric
* Pacific Gas & Electric

       Reasons cited include, flexibility and cooperative approach on choice and pricing, low cost producers, direct access pilots, active power marketing arm, and a pro-direct access stance. Also these buyers attribute the attitude of successful companies directly to the CEO's leadership style.

       However, Power Marketers are the energy supplier of choice to corporate energy managers for the following reasons:

* more creative in meeting all energy needs (gas and electricity)
* do not have loyalty to any one generator
* rapid response, flexibility and lack of bureaucracy.

       Enron has a significant lead on other power marketers, and has been most active in contacting corporate offices.

       LADWP POSITION. The Department faces considerable risks to competition in this market segment, and should expect to lose the majority of its revenues from this customer group very rapidly. The size of this segment in LA has not yet been determined but is estimated at $185 million per year. Loyalty is clearly hard to come by with this group of buyers, and the Department has a poor reputation on both price and service in comparison with national competitors. The convergence of gas and electricity markets is particularly relevant to this sector, as is the evident preference for dealing with Power Marketers. In this regard, the de-regulated arms of Pacific Enterprises and Enova, who have immediate access to the LA franchise present an additional threat on the Department's doorstep. As previously discussed, the Department does not have the low cost product, skills or experience to compete head to head with the market leaders.

       RECOMMENDED LONG TERM STRATEGY. Exit this market segment

       RECOMMENDED TRANSITION STRATEGY. Partner immediately with a power marketer to offer national/regional commodity services coordinated with local back-up and reliability services.

* Reduce the generation asset portfolio immediately in anticipation of inevitable loss of market share and revenues.
* Do not offer any early price concessions as they will not build any loyalty with these buyers once de-regulation starts.

       GENERATION BYPASSERS COGENERATORS/FUEL CELLS. The major competitors in this case are primarily major customers with cogeneration facilities. Typically these customers are refineries, airports, universities or hospitals that have high load factors and a requirement for both steam and electricity. The primary motivation for cogeneration is to save money through a more efficient process, and reduced dependence on utility supplied electricity. Many utilities have successfully offered cogeneration deferral rates to customers that have threatened to build


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cogeneration facilities, seeing these customers as competitors to their own generation.

     Some utilities have entered into cooperative contracts with cogenerators in order to optimize the use of cogenerators facilities as part of the overall system, and therefore reduce costs to both parties. In addition, leading edge utilities (Duke Power) have invested in plant on customer sites, and are contracted to operate and maintain the facilities.

     Fuel cells offer the potential to customers to bypass the local utility completely. While not yet economically attractive as a long term business prospect, some companies, such as Enron, have already offered trials of distributed generation technology to targeted customers. It is likely that both cogeneration and other distributed generation technologies will play a significant role in the open market in the future, as cost effective solutions to certain customers. In particular, if the competition transition charge is set at a high threshold during the transition phase, customers are likely to seek new ways to bypass utility services.

     In Los Angeles cogeneration customers represent about $16.5 Million of revenue annually, and own 327 MW of capacity connected at the 34.5 kV level. In an internal 1994 survey, 63% of customers reported that their cogeneration projects had met company expectations. In addition, 89% stated that they will continue to cogenerate during the next 5 years. The restructuring of rates to A3 customers has highlighted the fact that cogenerators have not been paying sufficiently for Distribution services. Consequently, the cogenerators can expect to see increased bills just prior to de-regulation commencing. The Department's current rate proposal phases in this impact over the next 5 years.


     The Department has been operating in the defensive 'cogen deferral' mode, rather than seeking win/win strategies with cogenerators. Although not all cogeneration facilities are suited to this purpose, many of the large cogeneration customers assets could be managed on a cooperative basis. A unique concern to the Department is the concentration of cogeneration facilities owned by refineries in the Harbor area, where there is also a significant proportion of major office buildings. If there are any delays to the onset of retail competition, further rate increases, or CTC levels are set very high there is the threat of the Harbor area becoming self-sufficient in energy through cooperative efforts by the major cogenerators. It is noteworthy that Unocal have already applied to the FERC for a power marketing license.

     RECOMMENDED LONG-TERM STRATEGY. Encourage appropriate use of cogeneration facilities.

     RECOMMENDED TRANSITION STRATEGY. Negotiate improved contracts with larger cogenerators immediately to optimize the way these resources are used with the Department's system and improve their position following A3 rate restructuring.

* Use an alliance partner to lead negotiations, and offer advice on contract and services.

* A cooperative stance with cogenerators will be increasingly important as LA exits the generation business, and divests assets or closes plant in the LA basin.

* Set the CTC for this group to ensure cogeneration plant is still the best economic option for these customers. AB 1890 exempts significant cogenerators from paying the CTC, and this threshold needs careful definition.



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* Explore the potential to offer O&M services to cogenerators during the transition phase within the Consulting Services business line.

     GENERATION - AGGREGATION TARGETS AND HIGH PRICE RISK. This will be a fiercely competitive market segment primarily on price. Customers will either have buying power due to size, or due to being aggregated into groups by aggregators. Several groups have already emerged as customers for aggregators in those states pursuing de-regulation and retail pilot programs. These include associations of schools, congregations of churches, small towns, and local chains of grocery stores or restaurants.

     Due to high electric rates in comparison to bordering states with low cost producers, and high customer dissatisfaction with the local utilities, there is likely to be significant 'churn' in the retail markets where direct access is introduced. Pent-up demand will result in incumbent monopoly providers losing at least 35% market share in a mature market, based on experience gained from de-regulation in the telecommunications industry.

     Major competitors that have emerged to date include:

* Power Marketers - including Enron, Enova. These companies seek to enter the retail market from established positions in the wholesale market by linking up with utilities who have access to the retail market, and a local brand presence. Enron has announced the acquisition of Portland General, giving them instant access to a retail market. Enova has announced a merger with Pacific Enterprises, which gives them access to the Los Angeles franchise, as part of the service territory of Southern California Gas. Both Enron and Enova will be able to offer both gas and electricity services to retail customers as de-regulation begins.

* Aggregators - e.g. New Energy Ventures (NEV). These companies are building up relationships with associations such as the Building Owners and Managers Association (BOMA), positioning themselves to aggregate loads in the retail market. NEV recently announced the purchase of low cost firm power from BPA, to supply aggregated loads in the direct access market. Aggregators will cut local utilities out of the loop and buy low cost power out of the state of California to deliver direct to their customers. There are likely to be reasonable margins in the aggregation business during the transition phase.

* Low cost producers - e.g. Southern Company, Pacificorp. These companies can go direct to major customers in the direct access market. Many have already built up experience dealing with Direct Service Industries (DSIs) in the Pacific Northwest.

* Niche players - e.g. Green Mountain Power who appear to have had some success in New Hampshire and New England offering 'green' electrons to local aggregators, or direct to customers at a slightly higher price than their competitors basic commodity offerings.

     LADWP Position. Due to its current rate structure, where residential customers are subsidized by industrial and commercial customers, and its uncompetitive Generation, the Department is very likely to lose substantial market share from customer groups with high price sensitivity. Even if cross-subsidies can be removed, and cost cutting enables a more competitive delivered rate, the Generation component will not be competitive due to high fixed costs.

     During the transition phase, the rate of loss of market share will depend upon the way that the competition transition charge is levied on different customer groups. The CTC will act as a barrier to competition, and will also offer an opportunity to counter-act previous cross-subsidies. However, if the

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CTC is set too high, it will provoke strong customer reactions and political pressure will mount to match the IOUs low prices. In any event, the Department will not be able to offer a preferential rate to certain aggregated groups of customers, in order to retain them, as this would constitute an abuse of monopoly power, and is also contrary to the city charter.

     Other California utilities will attempt to maintain overall revenues by competing for customers outside their service territories, through de-regulated affiliates. The key to success in these markets will be their independence from their parent utilities generation assets (which are largely uncompetitive). Whether or not affiliates will also be able to compete within the parent company's service territory has not yet been decided by the CPUC. The Department will not be able to compete either inside or outside its service territory directly, as it has no de-regulated affiliate equivalent.

     RECOMMENDED LONG TERM STRATEGY. Exit the energy supply market.


     RECOMMENDED TRANSITION STRATEGY. Align rates with the market to reduce targeting of customers currently subsidizing residential rates, and force competitors to approach residential market which will be more resistant to change

* Set the CTC at levels available that make aggregation a lower price option-only to very low cost providers in high risk segments to minimize number of effective competitors

* Work with alliance partner to provide more flexible pricing options and better service under regulated tariffs e.g. real time pricing, energy information services and fixed price options, to delay customer switching

* Focus on improved performance in customer service and reliability. These will be the most important factors in improving customer loyalty after price.

* Divest generation as rapidly as possible to minimize financial risks of existing portfolio

     GENERATION - ESCO TARGETS AND SERVICE HUNGRY. The energy service market on 'the other side of the meter' has the most potential for growth and high margins. Many companies have been positioning themselves to exploit this section of the market including the following:

* Manufacturers of intelligent metering/building management hardware and such as Johnson Controls or Landys and Gear

* Gas and electric utilities diversifying into lighting and building management through de-regulated affiliates e.g. Entergy, Pacific Enterprises, Utilicorp

* Telecommunications and software companies, such as Novell, CellNet Data Systems, and AT&T who are teaming with utilities to create two-way customer communication systems for energy management solutions

* Regulated utilities, offering real time pricing, day ahead price information and other energy information services. Additional energy efficiency services have historically been funded through demand side management programs.

     The market for ESCO services themselves is discussed in the Consulting Services section of this analysis. However, it is evident that the ability to provide ESCO services is a key element in retaining generation customers. Once the de-regulated market opens up, many of these ESCO customers will be natural direct access targets, with opportunities to combine efficiency improvements gained from energy management with purchase of low cost energy (both gas and electricity) from the competitive market. In addition, this



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market focuses directly on competition from gas, as solutions seek to optimize usage of electricity and gas for different processes, or at different times to achieve cost reductions. In this regard, companies that are energy neutral in their approach to the customer have a significant edge over incumbent monopoly providers.

     Customers for ESCO services are prepared to modify their behavior to achieve additional cost savings. Their ability to change behavior is dependent on the provision of accurate and timely real-time and forecast information, of their own usage patterns and of market prices. This requires installation of hardware and software, and often requires significant investment in plant. Optimum customers for an integrated energy management approach are 'campus' style, including universities, malls, and downtown complexes, containing a number of facilities in a concentrated geographic area.

     LADWP Position. A 'Services Study of the Department's Top 100 Customers' taken in September 1995 showed that 33% were seeking energy efficiency services, such as audits and the financing of efficiency equipment as a means to reduce operating costs. The concentration of industrial and commercial customers in Los Angeles makes the city an obvious target for ESCOs. Southern California Gas has become increasingly aggressive in promoting the use of natural gas in Los Angeles, particularly the in the use of gas absorption cooling equipment and fuel cells. Southern California Edison have successfully piloted the 'Envest' Program under their demand side management regulated funding. In addition their unregulated affiliate Edison Source has been actively promoting a wide range of ESCO services.

     The Department does not have the expertise or financing capability to compete head on with private companies in the ESCO market. In consideration of these factors, the Department has formed an Energy Alliance with the unregulated Energy Management Services (EMS) business within Pacific Enterprises. The objective of the alliance is to build cooperative relationships between the unregulated ESCO business, the local gas and electric utilities and the customer. EMS with its expertise in operating district heating and cooling central plants, and 180 MW of cogeneration, will be the lead organization in developing ESCO proposals for customers on a fuel neutral basis.

Initial efforts have focused on developing a contract with USC for energy management of the campus. However, potential future sites under discussion include Century City and Bunker Hill. These sites have major office blocks, malls, residential blocks, and hospitals, and already have gas chillers and other building management equipment installed. This strategy gives the Department the opportunity to continue to provide energy to these high risk customers, as part of the package developed by EMS, and gives the customer the benefits of an integrated approach.

     RECOMMENDED LONG TERM STRATEGY. Continue to develop relationships with the Energy Alliance and other ESCO service providers.

     RECOMMENDED TRANSITION STRATEGY. Implement real time pricing options within regulated tariffs to enable ESCO customers


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to obtain benefits from energy management systems without switching suppliers.

* Focus on attracting more customers into this less price sensitive segment from the aggregation/high price risk segment using the service enhancements delivered through alliance partners. This is a key customer retention strategy.

     GENERATION - LOW PRICE SENSITIVITY/LOW INCOME. This market segment contains those customers who are least likely to switch suppliers in the competitive market for a number of different reasons. Many of these customers are expected to be in the residential market where savings from lower prices on the generation component of the bill will be relatively small, in comparison with the effort required to change supplier. In addition the margins obtainable from this group of customers will be small in comparison with the administrative cost of billing and customer service. In addition to those customers who might be described as indifferent, there are groups of customers who are on low income rates that are effectively subsidized by other customers, and other customer segments which have a high incidence of uncollected bills. These are not likely to be an immediate target for competitive suppliers.

     In the current phase of industry restructuring it is expected that the existing local distribution company will still continue to have an obligation to serve these customers. Public goods charges will continue to be levied on all customer groups by the local distribution company in order to subsidize low income rates. All customers served by the local distribution company as a default aggregator will be under regulated tariffs.

     LADWP Position. The Department currently has lower residential rates than those of its regional competitors, due to cross-subsidies in the existing rate structure. Recent surveys conducted alongside an advertising campaign (Marylander Market Research Report) show that the Department has similar overall satisfaction ratings to Edison for residential customers (71% Vs 72%). However, the Department received lower ratings than Edison on price (66% Vs 72%) indicating that residential customers are not aware that their rates are lower than Edison's.

     It is likely that a fairly high proportion of small and residential customers will remain with the Department during the transition phase, in spite of some losses to aggregators as discussed above.

     The main risk to this segment of the market, is that of an increasing burden of fixed costs once the CTC can no longer be collected from all customer groups. If action is not taken to reduce the fixed cost burden dramatically during the transition phase, then rates for the Department's remaining customers will inevitably increase, and create a major incentive for them to switch supplier. In addition, customers will become more sensitized to competition over time. SCE are expected to lower their rates to smaller customers by at least 20% during the transition phase, and to all customers once the CTC is phased out. This will inevitably reduce the size of this 'indifferent, price insensitive' segment. In the longer term, default aggregation services could be provided by any aggregator, if the obligation to serve was 'transferred' and this function may also become open to competition.


     RECOMMENDED LONG TERM STRATEGY. Position the Department to be an effective


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broker of energy to its default aggregated customers.

     RECOMMENDED TRANSITION STRATEGY. Keep rates as high as possible (just below regional competitors), in order to reduce high fixed cost of generation as quickly as possible. Ensure advertising improves residential customer awareness of the Department's lower rates.

* Explore options to create products and services under regulated tariffs that mirror those in the competitive market to delay customers from switching suppliers.

* Move towards being an aggregator and broker of generation from the competitive market, and away from selling the Department generation services to a captive market. This may take a considerable number of years, due to the long term take or pay contracts already in place e.g. at IPP, problems associated with tax-exempt financing of generation resources.

GENERATION SUMMARY - KEY ISSUES

     In summary, the following issues need to be addressed in managing the risks associated with competition in the Generation business line.

* The level of CTC set for each segment

* Ability to divest generation, remove excess capacity and reduce fixed costs during transition phase

* Types of alliances to form in Wholesale, ESCO and Regional/National buyer segments and how to integrate service delivery

* Ability to be a broker/marketer in a different governance structure

* Estimated loss of market share - impact on revenues/cash flow

* Impact on residential customers at end of transition phase Vs Edison

* Cooperative approach to cogeneration

* Competition with gas, ability to compete with Enova/PEI

* Inter-relationship of this business line with service delivery and consulting services


8.3.2 TRANSMISSION BUSINESS PRODUCTS AND SERVICES


     OVERALL MARKET FACTS/FIGURES. The transmission function is a monopoly business, which is now regulated by the FERC. There have been significant changes in the regulation of this business in the last 5 years which are discussed in more detail below. The FERC has recently imposed Order 888, which effectively causes all Transmission services to be available on an open access, non-preferential basis to all customers (wholesale and retail). The regional transmission market is physically defined by NERC regions. The Western Systems Coordinating Council (WSCC) covers the area West of the Rockies and interconnects with Canada, Mexico, and the MAPP and SPP NERC regions.

     The State of California has a net import capability of 19116 MW, of which the Department has an entitlement to 5328 MW or 27.9%. AB 1890, passed in the California legislature in September 1996, endorsed the CPUC mandated formation of an Independent System Operator (ISO) as part of the restructuring of the state electric industry. In addition, the legislature made joining the ISO a requirement for all California utilities that wished to levy a state sanctioned competition transition charge. The ISO formation will require approval by the FERC, and is intended to be entirely independent of any existing utilities in its operation, management and control of the transmission system. Filings made to the CPUC and the FERC by the California IOUs indicate that there is an excess of available transmission capacity under almost all conditions, and that there are currently few transmission constraints impacting the



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California utilities. The transmission related revenue requirements for the
California utilities, indicate this is a $1 Billion business.

       BENCHMARK DATA AND KEY ISSUES. The chart below shows that the operation and maintenance of the transmission system is reasonably efficient, in comparison with industry standards.

          Transmission & Substation Operations & Maintenance Expenses


                               [GRAPHIC OMITTED]


                Figure 8-10. Transmission O&M Expenses Benchmark

       The Transmission tariff information (the Department data is still draft at this point), indicates that the Department's postage stamp tariff at $3.44/kW month is significantly higher than that of regional competitors, for example Edison's rate is $1.95/kW-month. It should be noted that these tariffs set a cap on prices charged in the market for transmission services.

              Comparison of Selected Transmission Tariff Services


                               [GRAPHIC OMITTED]


        Figure 8-11. Comparison of Selected Transmission Tariff Services


       This tariff difference reflects the fact that the Department has invested in transmission assets in excess of its requirements, (27% if the import capability with 10% of the load in California). Historically, these assets were of strategic importance, prior to Order 888 requiring open access to transmission services.

       From the perspective of transmission costs/customer, the Department has less retail customers to pay for its $200M annual revenue requirement, and transmission costs represent about 10% of the retail rate.


             Transmission Revenue Requirements/Customer Comparison


                               [GRAPHIC OMITTED]


     Figure 8-12. Transmission Revenue Requirements Per Customer Comparison

       The current utilization of transmission assets varies widely in different parts of the Department's system. Transmission paths linking the Department to the Pacific Northwest, the Intermountain Power Plant, and the Desert South West are heavily utilized. In contrast, recently commissioned lines, Mead Phoenix/Mead Adelanto, have very low utilization. These circuits were installed prior to Order 888 to enable the Department and other small municipals to bypass Edison's system. Consequently, these assets have very little market value in today's market, in




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comparison to heavily utilized lines that are able to attract congestion rents.

       REGULATORY AND GOVERNANCE FACTORS. The Department as a municipal agency is not directly regulated by either the FERC or the CPUC. However the FERC in Order 888, included reciprocity provisions that effectively place the Department within its jurisdiction. The CPUC, in requiring that the IOUs form an independent system operator, encouraged municipals, particularly the Department, which has a major part of the State's transmission assets, to join. The legislature, with passage of AB 1890, have made joining the ISO an imperative for the Department, in order to assure its ability to collect the CTC. This will entail moving the management, control and operation of the transmission assets to the ISO before direct access commences in California in January 1998. The Department will retain ownership, and the ability to recover a regulated rate of return on Transmission assets, but the pricing of services and the manner in which they are used will be determined by the ISO.

       The Department has been working with the IOUs for several months on the requirements for setting up the ISO including its governance, and a Phase One filing was made by the IOUs to the FERC in May 1996. One of the major issues, still under discussion is the Transmission pricing methodology. As the IOUs do not have significant excess capacity the methodology that they proposed does not render any additional benefits to the Department (or its customers) for making its excess capacity available.

[GRAPHIC OMITTED]

       Any attempts to resolve this dilemma, cause cost-shifting between customers, which is against the primary objectives of both the CPUC and the FERC. The passage of AB 1890 caused a compromise position to be developed, which essentially preserves the status quo, while establishing the value of benefits being conferred during the first two years of the ISO's operation. This proposal has not yet been approved by the FERC.

       A major issue in the regulation and governance of the transmission business is the definition of the 'bright line' between transmission and the other two traditional business lines - generation and distribution. The definition of a 'bright line' is likely to be different for the operation of the system, revenue requirement calculations, and maintenance activities, and is therefore subject to the risk of dual regulation. Where the line is drawn has implications for the distribution and generation businesses. Although the FERC have provided guidelines for identifying transmission assets, these are subject to interpretation.

       The Department has a number of objectives to consider in defining its own


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bright line that will impact its competitive position:

* The designation of the 'belt line' around Los Angeles, as primarily a Distribution asset, would enable more flexibility for maintaining control over the use of in-basin generation assets, and would limit physical access to the Distribution system.
* The Department also needs to consider the relative merits of an opportunity to share Transmission costs (depending on the pricing scheme) with other utilities, with the opportunity to recover revenues from Los Angeles customers via Distribution tariffs.
* The operational control boundary between the ISO and the Distribution company has major implications for both reliability, and the transfer of staff into the ISO from the Department.
* Opportunities to rationalize operation and maintenance facilities across Transmission and Distribution assets will depend on which assets the Department retains jurisdictional control over maintenance activities.
* Finally, the burden of regulatory oversight by the FERC is likely to be significantly greater than that of the local regulators. To the extent possible the definition of FERC regulated assets needs to consider a clear regulatory boundary, that will facilitate reporting requirements, and ensure that these assets are managed at arms length from the remaining core distribution company.

      The management of Transmission assets is further complicated by the fact that the majority of circuits are jointly owned, and the Department has partnered both with the IOUs and other municipals to build and operate the Transmission network. The Department has used tax exempt financing to build its Transmission projects, and this places restrictions on the utilization of these assets. Although discussions are taking place between the FERC and the IRS to provide greater flexibility in achieving open access, resolution of this issue is likely to take considerable time. In the interim, the Department will be unable to release capacity rights on some transmission circuits to third parties, other than other municipalities.

COMPETITIVE ASSESSMENT BY MARKET SEGMENT - TRANSMISSION

      For the purposes of this discussion, the Transmission products and services are divided into two main categories, Transmission capacity and ancillary services. The customer segments are addressed in three categories, wholesale, direct access customers and default aggregation customers.

                               [GRAPHIC OMITTED]


Figure 8-14. Market Segmentation - Transmission

      From the standpoint of competition, the usage of Transmission capacity on a first come, first served basis, with no preferential pricing or treatment by the ISO will eventually eliminate competition between utilities in the provision of this service. The resulting economies of scale are expected to deliver efficiency improvements to all customer groups.

      Ancillary services are defined as those services that are required to utilize the transmission system, other than physical access to the transmission assets. It is


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expected that certain ancillary services will be provided on a competitive basis, and others will be regulated monopoly services. For example, a number of competing generators could provide for transmission losses, whereas reactive supply and voltage control may only be practicably supplied by a local generating unit.

     TRANSMISSION - WHOLESALE CAPACITY.
     The Department currently earns $20 Million per annum from third party usage of its Transmission assets. As these revenues are 'on the margin' with very small incremental costs, this income stream makes a significant contribution to reducing the total Transmission revenue requirements. Approximately $8 Million per annum of this revenue comes from the short term market, with the balance coming from existing transmission service contracts.

     The current market for Transmission capacity is driven by the dynamics of the Generation market, and by the existing contractual obligations and capacity rights of the Transmission owning utilities. As very few long term contracts have been secured recently in the Generation market, due to the uncertainties of de-regulation, the Transmission market has also been reduced to short-term transactions. As there is generally sufficient capacity in the system, pricing on an incremental basis has been very low, typically less than $1/kW-month, except in peak periods.

     Since August 1996, when the second of two major outages occurred, impacting utilities in 7 states in the WSCC, limitations have been placed on Transmission circuits between California and the Pacific North West. The outages indicated that with the increasing number of short-term transactions involving Utilities and Power Marketers, the use of the inter-connected system is becoming more complex. In this case, the situation was exacerbated by unusual weather conditions across the entire region. Traditional mechanisms for managing the network, on a voluntary compliance basis, proved to be inadequate to cope with the growth in transactions. These reliability concerns were a major factor in the acceptance of the need for an ISO in California, and are expected to result in mandatory NERC compliance measures in the future. The impact on the Wholesale market is likely to be short term, as improved procedures and infrastructure will permit unconstrained trading to continue.

     Under the ISO, existing contractual obligations for the provision of Transmission services will be maintained. However, it is expected that existing contracts, which typically bundle Generation and Transmission services will be unbundled over time, to release further capacity into the open market. Many of the assets in which the Department has capacity rights are of strategic significance, as Los Angeles is positioned geographically between major trading areas of the WSCC. Their strategic value to the Department however, has effectively been removed with Order 888, and the projected formation of the ISO.

     The Department is assured of having the revenue requirements of the Transmission system met in joining the ISO. It should be noted however, that with the formation of the ISO, joint project costs and transmission maintenance expenditures will be subject to much closer scrutiny by experienced regulatory bodies. Additional income obtained in the wholesale market from excess capacity will be shared between ISO participants. The basis for transmission

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pricing and revenue sharing is not yet agreed, as discussed above.

     The Department will also need to invest an estimated $70 million in order to install the metering, communications and information systems to support the formation of the ISO. However, it is expected that some economies of scale will be achieved from the centralization of Transmission operations.

     TRANSMISSION - ANCILLARY SERVICES. The provision of ancillary services, represents an additional revenue opportunity for the Department. Scheduling, system control and dispatch is a monopoly service for each designated control area. Currently the Department estimates this service to cost $109.82 per transaction, in comparison to Edison's rate of $79.93 (see benchmarking information above). This suggests that the Department's existing operation is relatively inefficient. It is unlikely with the formation of the ISO that the existing number of control areas will be maintained. Further economies of scale can be gained by eliminating control areas, and further integration of operations and automation will remove the need for the Department to operate its own control area in the future. The potential to provide schedule coordination services to the direct access market is discussed below.

     Reactive supply and voltage control from Generation, are typically defined as 'must run' Generation resources, provided locally on a cost basis. However, there is potential for limited competition in providing these services from Edison and from cogenerators, as discussed in the Generation section above. Services provided on a cost basis, will be subject to regulation by the FERC. Initial estimates indicate that the Department will set a tariff based on revenue requirements at $0.184/kW month, in comparison to Edisons rate of $0.10/kW month.

     Losses are expected to be charged at an average of 3% by the FERC, with loss compensation being a competitive service from the generation business. The ISO will determine appropriate loss factors to use for different circuits. It should be noted that overall losses are high on the Department's system due to its long transmission lines, for example the PDCI is estimated to have a loss factor of 4.3%.

     TRANSMISSION - DIRECT ACCESS CUSTOMERS. Retail customers who enter into bilateral contracts will also be entitled to open access to Transmission services on a non-discriminatory basis. The tariffs for providing service to these customers will need to be transparent with the bundled service supplied to default aggregation customers, to ensure that there is no cost shifting between customer groups. The relative cost of transmission services will be a factor in determining whether retail customers enter into bilateral contracts with local or out of state generation suppliers, particularly if a regional/local tariff structure is adopted.

     All direct access customers will require schedule coordination services, to schedule energy from their contracted generation supplier to the distribution system. It is intended that this service be provided on a competitive basis, and that the schedule coordinator act as the interface between retail direct access customers and the ISO. However, there will be technical and financial licensing requirements for schedule coordinators. The Department currently has skills and expertise in scheduling and dispatch, and provides these


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services to other municipalities. The potential to provide this service to retail customers represents an opportunity for the Department. There are likely to be economies of scale, as the Department will remain a monopoly provider of schedule coordination services with the ISO for its default customers.

     TRANSMISSION - DEFAULT CUSTOMERS. Customers who continue to be supplied by the Department will be provided with transmission services on a non-discriminatory basis. As Transmission represents 10% of the bundled retail rate for these customers, the fact that the Department has relatively high transmission rates per customer is a factor in determining the competitiveness of the Los Angeles area.

     Customers who switch supplier will still pay the same Transmission rates as default customers. If the Transmission rates are sufficiently high this will encourage further bypassing of the system via cogeneration, or moving into a lower cost area (such as Edison's). In comparison to Generation rates the impact of disparities in Transmission costs is however relatively small (5% of the average bill).

     RECOMMENDED LONG TERM STRATEGY. Exit direct participation in this business, retain regulated returns from earlier investments.

     RECOMMENDED TRANSITION STRATEGY. Join the ISO in 1997, and work with WEPEX to transition operations and management smoothly

* Maximize transmission wholesale revenues in short and medium term using alliance partner

* Work with the ISO to resolve the ISO Transmission pricing issues in order to reduce the cost burden on LA customers in the future

* Look at ways to minimize maintenance costs on geographic basis

* Exit the Transmission construction business

* Retain control of the Belt Line as long as possible to protect in basin generation

* Ensure that the interfaces between the DISCO, ISO and Schedule Coordinators work effectively prior to 1998

* Look at the option to remove the LA control area during the transition phase and achieve economies of scale

* Look at the option to provide schedule coordination services to aggregators and direct access customers

* Obtain valuations for transmission assets and assess the possibility of the sale of certain capacity rights or assets to raise additional cash.

83.3 DISTRIBUTION PRODUCT AND SERVICES

     OVERALL MARKET FACTS/FIGURES. The Distribution products and services business in California accounts for approximately 25% of the $20 Billion electric revenues. Of the $5 Billion business, this section focuses purely on the operation and maintenance of the physical infrastructure, with other functions such as billing, metering and customer service being considered in the service delivery segment. In California, in addition to the three investor owned utilities and the Department there are many other utilities and agencies involved in the provision of Distribution services on a local basis. Many of the small Distribution companies are currently full requirements customers of the Investor Owned Utilities.

     BENCHMARK INFORMATION AND KEY ISSUES. Because the Distribution companies being compared have very different geographic areas and types of customers to serve, it is more difficult to compare performance between different utilities. In


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particular, comparisons based on cost/line-mile can be very misleading. However, comparisons on a cost/customer basis are considered helpful, as the cost drivers associated with customer density, tend to compensate for each other.

DISTRIBUTION PACE BENCHMARKING SUMMARY 1995

Composite Benchmarked Performance

                               [GRAPHIC OMITTED]

Top Innovative Practices

Smaller multiskilled crews

Partnership with union

Use of contractors - peak workload sharing

Use of work management systems

Effective application of CAD

Risk management of maintenance cycles

Use of temporary employees - to share peaks

Job-site reporting and delivery of materials and equipment

Guaranteed standards for new service connections

Automated trouble call analysis systems

Significant opportunity to reduce costs and increase service levels

Source: 1996 UMS Group


Figure 8-15. Distribution PACE Benchmarking Summary


     The PACE data clearly shows that The Department is in the 3rd or 4th quartile for a number of key indicators within the Distribution business. In particular, out-moded work practices, large crew sizes, and very high engineering and overhead costs stand out when comparing the Department with other PACE participants. The comparison of cost/customer ratios for distribution operations and maintenance with the major regional competitors indicates that the Department's costs are almost twice as high as Edison's.



DISTRIBUTION BENCHMARK DATA

S/Customer                    DWP       SCE       PG&E      SDG&E
Distribution
Operations                   55.40     21.74      32.35     14.07

Distribution
Maintenance                  39.76     26.70      27.69     11.21

Total Distribution           95.16     48.44      65.82     25.28

Source: TBSA Study -- October 1996

Figure 8-16. Distribution Benchmark Data


     It should be noted that a 1996 survey of municipal business fees, taxes and economic incentives shows that Los Angeles is the overall most expensive city of 113 cities in Southern California for businesses and tenants. The average business license fees are 0.341% in LA in comparison to 0.01% or less in other major cities such as San Francisco and Sacramento. In particular, only 47% of the cities impose a utility tax, of which Los Angeles at 12.5% is the highest. This additional expense coupled with a bureaucratic approach cause major disincentives to developers in LA.

     REGULATORY AND GOVERNANCE FACTORS. The unbundling of distribution services required for the competitive market will highlight the discrepancy in costs to service similar customers between the Department and local competitors. AB 1890 requires the CPUC to report formally to the legislature on reliability on the IOUs Distribution systems. While this requirement is not applied to municipal utilities, who retain jurisdiction over their distribution entities, it is inevitable that closer regulatory scrutiny will follow the unbundling of services. The IOUs are also subject to performance based rate making


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regimes for their Distribution businesses, which provide an incentive to improve performance by sharing benefits between customers and shareholders. The Department's local regulators are also likely to wish to share cost savings from the Distribution system between customer/owners and the City. In addition, as the CTC will be imposed as a non-bypassable charge on the Distribution system customers, this will add further pressure to reduce controllable costs in the Distribution business.

COMPETITIVE ASSESSMENT BY MARKET SEGMENT - DISTRIBUTION

For the purposes of discussion, this analysis considers two customer segments, default customers, and bypassers.

                       MARKET SEGMENTATION - DISTRIBUTION

                               [GRAPHIC OMITTED]

Figure 8-17. Market Segmentation - Distribution

      DISTRIBUTION - BYPASSERS. As can be seen  from  the  benchmark   data, the
Department is currently in a poor position in relation to National best practice, and the cost structures of regional competitors.

      The Distribution assets are in poor condition, and will require substantial investment to maintain reliability in the medium term. Capital expenditures of over $100 million are expected to be required over the next 7 years to replace poles, and repair damaged vaults and sub-structures. The medium term risks to the Distribution business are that it will shrink, in terms of number of customers, and high costs will be spread across a smaller base. This potentially vicious circle will encourage further customers to leave Los Angeles to gain lower rates. It should be noted that 200 of the Department's largest customers are located in census tracts which are close enough to a service border to be served by another electric utility. In addition, high costs in Distribution will incentivize more customers to consider options that bypass the distribution system, such as fuel cells.

      Enron and Kaiser Permanente Hospitals in Southern California are discussing an agreement in which Enron will sell Kaiser power from six 200 kW fuel cells to be built owned and operated at Kaiser's Riverside Medical Center, where two fuel cells are already operated by Southern California Gas. Kaiser is considering a separate deal for 20 more fuel cells, 8 of which may be placed at Woodland Hills in the Department's territory.

      In the long term, other pressures on the Distribution franchise include the threat of secession by the Valley from the City of Los Angeles, and the potential acquisition of the franchise by either another player such as Edison or Pacific Enterprises to achieve further economies of scale. The current level of non-performing debt and stranded investment associated with the franchise make it an unlikely target in the immediate future.

      DISTRIBUTION - DEFAULT CUSTOMERS. Those customers who choose to live/operate in the Los Angeles service territory will continue to receive Distribution services under a regulated tariff. The Department


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will need to focus on providing a cost-effective, safe and reliable service in its core business.

     Currently these services are in excess of 50% more costly than those of regional competitors. The size of the work-force, in particular overhead engineering and clerical resources, represent a considerable burden. Existing goals for the distribution business reflect an objective to reach the cost levels of the local competition today in four years time.

     Work practices are archaic, in comparison to best practices discussed in the PACE study.

     There are a large number of Distribution facilities, some in close proximity in the Department's service territory, that offer opportunities for consolidation.

     In addition, there is further opportunity for competition and unbundling in the core 'wires' business. New large customer sub-stations, currently budgeted at $25M annually could be unbundled from the wires business and owned and maintained by the customer. This arrangement would parallel the existing practices in the Department's Water System, and those in place in many other electric utilities. There are also opportunities to expand maintenance activities to maintain all services on a pole on behalf of phone or cable operators, reducing the revenue requirement for core business customers.

     RECOMMENDED LONG TERM STRATEGY. Reduce cost structures to competitive levels (i.e. by at least 50%) and focus on consolidating the core water and electric businesses to gain economies of scale.

     RECOMMENDED TRANSITION STRATEGY. Coordinated business development incentives with the City, and City review of franchise taxes.

* Significant cost reductions are required to align with the regional competitors in both operations and maintenance of the Distribution system.

* Focus labor force reductions through incentive programs and attrition on overhead engineering and clerical resources.

* Improve productivity of the field crews through targeted incentives in key areas such as pole replacement and maintenance

* Follow through on Labor/management committee recommendation to use fiber glass and other techniques to reduce pole replacement costs (from $10,000 to $750 per pole)

* Implement work management systems to improve utilization of resources.

* Consolidate the locally controlled portion of for the Transmission system operation and maintenance activities with the Distribution system

* Carry out a logistics study to eliminate un-necessary facilities and vehicles to reduce overhead costs

* Consider contracting out of non-competitive services, e.g., tree trimming

* Consider the possibility of consolidating water and electric underground construction activities, taking advantage of economies of scale. Currently the Water business carries out the majority of this work, and is more efficient than the Electric business.

* Conversely all above ground maintenance and construction activities could be consolidated in the Electric part of the business.

8.3.4 SERVICE DELIVERY PRODUCTS AND SERVICES

OVERALL MARKET FACTS AND FIGURES.

     The service delivery business line is concerned with the entire customer interface including Customer Service, Account Management, Billing and Metering. Currently these activities cross

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organizational boundaries between Customer Service, and the core Distribution and Water businesses. Service Delivery is a $3 Billion business in the monopoly electric utilities in California alone. These services are also provided by gas and water utilities, whose service territories in many cases overlap with the electric utilities. Obviously, where dual utilities exist, such as the Department or PG&E these organizations are able to take advantage of economies of scale.

       The de-regulation of the telephone, gas and electric industries is causing a dramatic increase in complexity within this business segment. Customers are demanding more sophisticated services, and the industry structure itself requires that metering and billing is no longer a simple monopoly function. Technology plays a crucial role in the service delivery business, allowing innovative solutions to be implemented, and in dealing with very high volumes of customer information.

       The Direct Access Working Group, reporting to the CPUC estimated that the metering business expansion caused by competition in the electric market could be in the range of $30M to $170M annually and require a capital investment of between $250M and $1.6 Billion. This represents a major growth opportunity for meter manufacturers, utilities and new entrants. The logistical and data management challenges caused by the introduction of competition are significant. The management of meter data and customer information has the potential to become a new business in its own right.

       BENCHMARK INFORMATION AND KEY ISSUES. The PACE data indicates that overall the Department is a low cost and low service provider in comparison to the service providers in the study.

                Service Delivery PACE Benchmarking Summary 1996


                               [GRAPHIC OMITTED]


            Figure 8-18. Service Delivery PACE Benchmarking Summary


       The Department's best performance areas were call center performance and meter reading, and its worse performance area was customer accounting. These indicators are also born out in comparing the Department's performance to IOU regional competitors. Overall costs are slightly below those of Edison and PG&E. Metering costs/customers are competitive, and customer accounting costs/customer are higher than competitors. It should be noted however that the Department's metering and billing cycle is bi-monthly, which should result in lower operating costs.

                        Service Delivery Benchmark Data

$/Customer                DWP            SCE            PG&E          SDG&E
Customer Accounting      43.96          38.00          39.38          27.89
Customer Service         39.76          26.70          27.69          11.21
Meter Reading             4.46           7.02           5.65           4.75
Billing                  19.00          21.11          19.58          19.57

Total Service Delivery   84.84          84.31          92.81          91.26

Source: TB&A Study - October 1996
                  Figure 8-19. Service Delivery Benchmark Data


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     Comparisons show that the Department is currently offering a smaller range of products and services than regional competitors, e.g. fewer payment options. The Department is working on projects to introduce additional services, but is clearly behind regional competitors on service offerings. Particular services requested by customers include level payment plans, short-term fixed price contracts, and statement billing (see top 100 customers survey).

     Service delivery performance has a major impact on customers views of the image of their utility. For example, 30% of industrial and commercial customers indicated that they would stay with the Department if customer service and responsive improved. This category rated lower than reliability of supply, but higher than a stable and predictable price. (Brightline survey). Recently commissioned surveys around an advertising campaign brought out the following findings:


     * The gas company has significantly better overall customer satisfaction ratings than the Department and Edison for residential customers.

     * Both Edison and the gas company have higher ratings for business customers than the Department. This suggests that Edison have made particular efforts to improve service levels to business customers.

     * Customers who had recently contacted the Department gave it a significantly lower rating than those that had had no contact on characteristics like 'excellent customer service' and 'friendly employees' This indicates that problems were not resolved to the customers satisfaction.

     * The Department received good ratings for 'responsiveness in emergencies', and 'has fewer power outages' and has the image of being dependable. Edison's major strengths, in addition to sharing those of the Department, are 'Easy to do Business With, and Concerned About Customers'.

     Highly competitive service industries, such as credit card or telecommunications companies, offer a significantly higher standard of customer service to electric utilities, as it represents a cornerstone of their customer acquisition and retention strategies. The utility industry de-regulation will offer new opportunities to these service industries, who will be able to add electric service to their customer products and services, and utilize their existing excellent service delivery capabilities.

     REGULATORY AND GOVERNANCE FACTORS. The regulatory regime will largely determine the degree to which service delivery functions, currently carried out by monopoly suppliers will be subject to direct competition. The Ratesetting Working Group Report to the CPUC (August 1996), set out a number of options for their the consideration, on the degree of unbundling that would be required for direct access. It is interesting to note that SDG&E and new entrants, both argued that in order for small customers to gain benefits from the de-regulated market, utilities would need to allow competitive entities to carry out billing and metering functions. The new entrants believe that long term presence in the residential market cannot be justified on the small margins available from energy supply alone.

     In any event, some degree of unbundling will be necessary to bill energy services on behalf of other suppliers, or to reduce service charges for those customers for whom billing services are no longer rendered.


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     With regard to metering, utilities may use contract resources, but they are currently accountable for all meter connections and meter reading services.
The operation of the ISO and the wholesale market is expected to require additional metering to be provided by the Transmission owning utilities. The cost of this exercise will be passed through to customers. As discussed above, significant numbers of customers are likely to require interval meters, in order to take advantage of the direct access market. Utilities may not be able to cope with the growth in metering requirements, leaving an opportunity for new entrants to this market. However, in the UK market, where metering is a competitive service, the majority of the market share (over 90%) is still taken by the incumbent distribution companies. This indicates that penetration of this market is likely to be slow. It is generally agreed that for small and residential customers, the cost of metering will be prohibitive, and that load profiling techniques will be used to calculate bills for these customers.

     The CPUC are expected to set out rules and guidelines for service delivery for the California IOUs. Whilst the Department is not subject to the CPUC, it is likely that the precedent set by the CPUC will be a major factor in the rules adopted by the Los Angeles City Council. In addition, rules governing competitive suppliers such as registration and bonding requirements will apply anywhere in the State, including the Department's service territory. Therefore, the City Council will need to focus on which services should only be supplied by the Department, and which will be open to competition. The Department will therefore have some advantages of local control in the service delivery business.

     In any event, the local distribution company will at a minimum be required to carry out the following activities:
* Unbundle billing, metering and customer service charges
* Calculate bills for its own services, public goods charges, CTC and local taxes
* Reconcile and pay monies owed or receivable from third party suppliers
* Share metering information with third parties for billing purposes
* Validate load profiles for small aggregated customers
* Perform monopoly distribution components of service delivery, e.g. trouble dispatch.

     However, customers will expect the Department to provide similar levels of service at a reasonable cost in comparison to Edison and Southern California Gas who are aggressively pursuing improvements. In order to both improve service levels and reduce costs in service delivery, the Department will need to re-engineer service delivery processes, make major technology investments and downsize its work force. The existing governance structure, civil service rules and labor union agreements are significant hurdles to overcome when competing against private entities.

          COMPETITIVE  ASSESSMENT BY MARKET SEGMENT - SERVICE DELIVERY

                               [Graphic Omitted]



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     SERVICE DELIVERY - WHOLESALE. Over the last 3 years there has been a dramatic growth in physical transactions in the wholesale trading market. This has put a strain on the Department's ability to manage the scheduling, metering and billing of wholesale transactions. The introduction of the ISO, and increasing bilateral transactions direct with customers will add a new layer of complexity to the current infrastructure. The types of transactions have also increased in complexity, as many marketers deal in futures, options and other financial instruments in both electricity and gas. The leading power marketers have sophisticated trading systems to enable them to manage complex portfolios. All transmission owning utilities are required by the FERC to post pricing information on electronic bulletin boards as stipulated in Order 888. The ISO and Power Exchange in California, currently being implemented also requires a high degree of automation to manage bidding, scheduling, settlements and billing.

     These infrastructure changes all demand capital investment in order to participate in the market. The Department is already highly leveraged and pursuing a fiscal policy of 'no additional debt'. The Department's existing infrastructure was not designed for today's market, and many processes which are currently manual or carried out by telephone will need to be automated. In addition, the process control software used to dispatch generating units is now out of date. The integration of the system control software being undertaken to form the ISO, should enable the Department to cede control area management and the necessary infrastructure investment to the ISO. This will spread the cost of upgrading the system architecture across all ISO customers to the Department's benefit. The Department is pursuing an alliance with a Power Marketer with existing infrastructure and capabilities in trading to enable it to maximize the value of its assets whilst minimizing any investments required.

     SERVICE DELIVERY - REGIONAL/NATIONAL BUYERS. The service delivery requirements of Regional and National buyers are the most complex of all the retail customer groups. These customers are looking primarily for ease of access to information to assist them in decision making. Summary billing at regional and national levels, with a detailed breakdown to enable comparisons across the country is required. 75% of these customers have the capability to pay by electronic finds transfer, and survey data shows keen interest in aggregation, flexible pricing options and rate audits. (RKS Survey August 1996). For these customers, excellent service and reliability are expected as standard, and due to their size and negotiating power they expect to interface with senior management, and be treated more as 'strategic partners' than customers. (ELCON Survey - July 1996). In order to service the energy requirements and related service delivery needs of these customers it is necessary to operate effectively at national and local levels. Their metering, billing and information needs demand a sophisticated billing system, that can cope with different regulatory regimes across the Nation.

     The Department likely will not be able to compete with Power Marketers or low cost producers at the national/regional level, and will therefore not have a requirement to service the complex billing requirements of these customers across many States. However, local service levels, costs and reliability are clearly very important factors in determining the location of the plant or facilities of these customers,

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and how much manufacturing is carried out at each location. If the Department wishes to retain these customers within its service territory it will need to excel in service delivery, and integrate closely with the service providers at the national level.

SERVICE DELIVERY - BYPASSERS. Cogenerators have very specific infrastructure needs. Metering is generally expensive and complex, and these customers are connected to the real time AGC system. Billing requirements are also specialized, reflecting the contribution made by cogenerators to the utility system of services such as energy, voltage control or peaking capacity. In the de-regulated market, many cogenerators will have bilateral contracts with retail customers, and participate in pool bidding and settlements. Service delivery, in particular emergency response and back-up services are usually critical to cogenerators processes. These customers have a low tolerance for errors and outages, and expect prompt and expert problem resolution.

     As indicated in the Generation business segment discussion, the Department should negotiate contracts with cogenerators to allow the use of both parties assets to best advantage. The Department will need ensure that the existing billing and metering infrastructure, and RTU links to the economic dispatch real time system are modified to reflect any new contractual conditions. The Department must ensure that it has the ability to service the cogenerators reliably and can deal with their unique service delivery requirements in order to pursue a win-win strategy.

     SERVICE DELIVERY - AGGREGATION TARGETS AND HIGH PRICE RISK. There are two levels of service delivery support required within this segment. Firstly, there are infrastructure requirements to deal with aggregators, and secondly there are infrastructure requirements to deal with aggregated customers themselves. In addition, the service delivery requirements for customers large enough to justify the installation of interval metering will be very different from those that rely on load profiling techniques to determine their usage patterns. It is likely that the third party supplier or aggregator will wish to provide energy billing and information services to their customers, as part of their overall package. In particular, potential market entrants that already have a sophisticated customer service infrastructure. in place (such as AT&T, or Southern California Gas), will be well placed to serve this market. Other suppliers may request the existing electric utility to bill customers on their behalf, or alternatively customers may receive a separate bill from both their energy supplier and their distribution company.
     The Department is currently not well positioned with regard to flexible billing arrangements with third party suppliers, as its existing CIS will require significant modification to delivery the functionality required for direct access and aggregation by 1998. Severe constraints on capital' expenditure and time dictate that the Department will by default need to allow its competitors to provide much of the capability that these customers demand. The Department will have significant challenges in just meeting the minimum infrastructure needs outlined above in a timely fashion. Given the lack of skills and expertise in IT delivery that are available in house, an alternative strategy will be required to develop the service delivery infrastructure to support the competitive market.


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       SERVICE  DELIVERY - ESCO TARGETS/SERVICE HUNGRY. This customer segment demands a similar level of sophistication and service to the regional/national buyer segment with regard to service delivery. In particular, information on energy usage will be critical. Many end-customers will be billed for a differentiated product by their ESCO supplier, e.g. 1000 square feet of lighted heated space, rather than basic commodities like gas and electricity. To These customers will have complex metering requirements, linked to real time control software monitoring conditions in their facilities. As technology changes permit, smaller retail customers will be able to take advantage of energy management techniques, which are currently not economic, so it is likely this segment will expand in the future. As in other competitive segments, a two tier approach to service delivery will be required, one dealing the ESCO provider or facilities manager, the other dealing directly with the customer for monopoly services.

       The billing and metering requirements for these customers will be specialized, and it is likely that ESCO providers will provide these services for their customers, limiting the infrastructure support provided by the utility, the Department does not have the ability to provide these services currently, and will need to focus on the interface with ESCO providers, rather than competing with them in the future. A more detailed discussion on service delivery requirements in the ESCO services market can be found in the ESCO services section of this analysis.

       SERVICE DELIVERY - INDIFFERENT, LOW PRICE SENSITIVITY, LOW INCOME. This customer segment will continue to be serviced by the existing monopoly service provider for all its needs. However, as the competitive market grows, the expectations of this group of customers will also grow. In particular, flexible payment options and service guarantees, will be important to retain these customers. A good service relationship, backed up with a flexible and responsive infrastructure will be critical to delivering low cost and high value service. Unbundling of service costs will also permit greater scrutiny of the ability of regulated monopolies to provide these services in a cost effective manner.

     Available benchmarks indicate that the Department is a low cost and low service provider in most service delivery categories. Regional competitors have already begun to reduce costs through personnel reductions, and to implement infrastructure improvements. In order to meet customer expectations in the future, additional services will need to be added to the existing portfolio, while further reducing costs, and improving efficiency.

       RECOMMENDED LONG TERM STRATEGY. Develop a flexible infrastructure to integrate the Department services with those of other service providers in the new market at minimum cost. This approach assumes that other parties will provide solutions to deal with sophisticated customer segments (e.g. national accounts), and the Department will need to integrate its systems with competing entities.

* Upgrade service delivery capability to all monopoly service customers including service guarantees and flexible payment options, while reducing costs.

* Exploit the existing monopoly and capability in metering and meter reading to grow this service to meet the needs of direct access customers.


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     RECOMMENDED TRANSITION STRATEGY. In order to accomplish the long term goals the following actions will be required:

* Re-engineering the customer interface processes across Customer Service, Distribution and Water to increase efficiency and reduce costs

* Designing new processes and building the infrastructure to deal with direct access customers including load profiling techniques, metering and data collection, billing and accounting

* Installing interval metering and implementing a data collection service for major customers (there are 5,800 customers with over 100 kW maximum demand)

* Designing and implementing new processes to interface with other competitive suppliers, aggregators and ESCO companies, particularly in metering, billing account management and the call center

* Implementing changes to the CIS to enable flexible payment options, including summary billing and aggregation for monopoly service customers

* The IT infrastructure changes will be significant and will need to be undertaken with a technology partner, as the existing IT organization does not have the skills or capability to deliver the required solutions for the retail market

* If a strategic alliance partner is selected in the retail business, the partner will be able to assist in defining service delivery requirements for the competitive market, and offer existing technical solutions to accelerate the transition process.

8.3.5 CONSULTING SERVICES

OVERALL MARKET FACTS AND FIGURES. This business line covers all services offered on 'the other side of the meter' including all ESCO services, financing of new plant or equipment, and traditional utility demand side management. The ESCO market has been developing for a number of years, but dramatic growth is being triggered by the de-regulation of the gas and electric industry. There are several major factors influencing the growth of the ESCO market:

* The ability to link sophisticated demand side management technology with optimizing the economics of the supply side.

* Power marketers and utilities are seeking opportunities for better margins in the long term

* Technology advances in distributed generation technology including cogeneration and fuel cells

* The growth in sophistication of the facilities management business from outsourcing functions to an integrated service covering facilities management, energy management, vendor management and purchasing, environmental support and site services

* Although previously capitally constrained there is currently an estimated $4 Billion of commercial capital available to invest in this sector in the US.

                               [GRAPHIC OMITTED]

     Services have been typically offered under a performance contracting arrangement, with energy cost savings being split between the customer and the ESCO provider.

     However, products and services are being bundled in new ways by energy management companies, raising the bar beyond energy costs including:

* Bundles of new equipment, operations and maintenance, and energy brokering and delivery at a lower life cycle cost


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* Providing for a monthly fee a lighted heated space e.g. 72 degrees, 50%
  humidity, superior air quality and 60 foot-candles of quality illumination.

Major competitors in this segment include:

* Control systems manufacturers e.g. Johnson Controls, who have a $2 Billion world wide facilities management business, which originated from their process control equipment business

* Independent ESCO companies, such as CES/Way and Automated Building Controls Inc. who design and install integrated building management systems from a range of manufacturers

* Power marketers seeking additional markets for business growth e.g. Enron, who have an estimated $2 Billion to invest in ESCO service delivery

* De-regulated affiliates of utilities e.g. Enova, Duke Energy and Services and Edison Source, that are active in California

* In addition convergence between telecoms, cable and energy utilities indicates that in the retail market longer term competition on the other side of the meter will involve other major players such as MCI and AT&T. For example, Johnson Controls and AT&T Network Systems are now collaborating on intelligent building and system integration projects on a global basis (Press release Sept. 1995).

     The Utilities have also been developing demand side management programs in their regulated businesses. Many are only doing this under regulatory pressure as there is no incentive to reduce demand in the traditional revenue requirements regulation environment.


       BENCHMARK INFORMATION AND KEY ISSUES. This is a mature business for many competitors, including other utilities' unregulated affiliates, for example Duke Energy & Services. The Department would be a new entrant in this market and is not currently not able to offer a wide range of products and services.

       This business typically requires capital investment in customer plant and equipment, and the Department is severely capitally constrained. There are considerable opportunities for ESCO service providers in the Department's service territory, and many have existing customer relationships. Survey data indicates that whereas initial competition will be on a commodity cost basis, a major market exists for energy management services to build customer loyalty. For example Brightline survey data shows that one of the three main expectation gaps for commercial and industrial utility customers in Los Angeles is the provision of special energy programs to meet the needs of their business. Many utilities (e.g. Edison) are using energy management services as a strategy to minimize pure cost based competition. This business is also a target market for power marketers to build long term margins (10-15%) range and integrate energy management services with those of energy supply.

     REGULATORY AND GOVERNANCE FACTORS. Traditional utility DSM programs have been promoted by the CEC and CPUC in California. Funding for these programs peaked at 1.48% (or $385 million) of electric utility expenditure in 1994, and is now on a downward trend. The CPUC restructuring decision stated that 'customer specific energy efficiency projects should not require future funding from ratepayers, but should instead rely on market-driven mechanisms'. The CPUC seems intent on such funding being used for 'programs with market transformation effects and education


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efforts that would not otherwise be provided by the competitive market'. AB
1890 requires municipals to spend the lowest amount spent by the IOUs (as percentage of revenues) on public purpose programs which includes not only DSM, but also Low Income support and renewables programs.

The Los Angeles City Council has jurisdiction over the level of spending on public purpose programs and how the money should be used. DSM programs are essentially financed by a cross subsidy from all customer groups. ESCO companies in the competitive market are lobbying against continuance of this practice on basis that there is not a level playing field for regulated utilities and themselves. This appears to be supported by the comments of the CPUC above. Some regulated utilities have attempted to transfer successful DSM programs to their de-regulated affiliates - e.g. Edison with its Envest program. However Edison has been restricted to marketing the Envest program only within their service territory by the CPUC.

         COMPETITIVE ASSESSMENT BY MARKET SEGMENT - CONSULTING SERVICES

                   MARKET SEGMENTATION - CONSULTING SERVICES

                               [GRAPHIC OMITTED]

Figure 8-22. Market Segmentation - Consulting Service

     CONSULTING SERVICES - REGIONAL / NATIONAL BUYERS. RKS Survey data shows that regional/national buyers are more interested in aggregation and flexible pricing than energy services. This data indicates that these customers are generally more interested in lower prices than in changing their behavior. However, the ability of a utility or power marketer to provide ESCO services is cited by the ELCON survey as an important factor in their buying decisions. Retailers with very thin margins are the prime target within the national/regional buyer segment for ESCO services.

     Wal-mart have entered into joint ventures with several utilities including Edison to reduce its energy bills using real-time metering and pricing, together with efficient lighting systems and HVAC monitoring equipment. This is the first large-scale installation of Phillips Lighting Company new low-mercury 'Alto' fluorescent lights. The all-electric Wal-mart store in the City of Industry built in partnership with Edison will save 1.3 million kWh per year (approximately $75,000). Wendy's have also announced that it will specify high efficiency lighting, reduced exhaust ventilation and heat pump water heating for all of its new stores, following successful trials with Southern Company, Georgia Power and other utilities.

     The ELCON survey indicates that Enron have been actively contacting the corporate headquarters of companies that buy gas on a regional or national basis to develop prospects for ESCO services linked to their power marketing services. The Department's ability to provide ESCO and consultancy services to these customers will be limited to those that are sought on a local rather than regional basis. However, it


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should be noted that Pacific Enterprises and Edison both have very active affiliates that are already established in the Department's service territory offering ESCO services.

      CONSULTING SERVICES - BYPASSERS. Cogenerators are often established customers of ESCO companies, who have assisted in the justification, development and management of their own generation facilities. In the Department's service territory, penetration of ESCO companies was assessed in a Cogeneration Survey as follows:

       Feasibility Studies: 12%,
       Installation 11%, and
       Operations and Maintenance 16.7%.

      The major competitors to ESCO companies in this segment are the equipment vendors, and the cogenerators themselves who frequently have considerable energy management expertise, e.g. refineries.

      In order to provide any of these services to existing or new cogenerators or fuel cell users, the Department will need to both develop a cooperative strategy with cogenerators, and be price competitive with the private sector. If a strategic alliance is formed with a power marketer with ESCO service expertise then there will be an opportunity to explore joint provision of local services.

      CONSULTING SERVICES - AGGREGATION - HIGH PRICE RISK. This segment is defined as containing customers who are not interested in changing their energy consumption behavior, but are primarily focused on price. However, as the competitive energy market matures it is expected that customers will migrate from this category into the service hungry/ESCO services segment discussed below. One obvious strategy for existing utilities is to increase loyalty and reduce the risk of competing on price alone, by actively marketing ESCO services, to all customers in their service territories.

      The Department has approximately $300 M annual revenues in this very high risk segment, and should seek to attract these customers to a combined demand and supply side management approach where economic efficiencies exist. The optimum route to carry out this strategy will be through strategic alliance partners capable of delivering high quality ESCO services.

      CONSULTING SERVICES - SERVICE HUNGRY/ESCO. This segment is the primary target for ESCO service providers, and contains both large industrial and commercial customers, small businesses and a small slice of the residential market.

      A services study of the Department's major customers showed that energy efficiency services (including incentives, technical assistance, energy efficiency audits and equipment financing), were the most often requested group of services (37% of those requesting services. However, both Edison and Pacific Enterprises are currently better positioned than the Department to offer ESCO services. Edison has built a Customer Technology Application Center to test and showcase the latest electro-technologies. Similarly, So Cal Gas has invested in an Energy Resource Center, which promotes traditional gas technologies, and displays new gas substitutes for traditional electrotechnology applications such as water pumping and commercial building cooling. SoCal Gas also promotes its Total Energy Efficiency Management


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(TEEM) Program, which is similar to SCE's Envest program, including equipment and design consulting related to lighting and other electrical equipment.

     As far as the US residential market is concerned, it appears that participation in energy efficiency programs is flat, and fewer participants are very satisfied with their local utility's program (RKS National Survey 1995). However, the de-regulated utility companies are targeting this future growth market. Enova has announced a joint venture between its subsidiary, Enova Technologies and Phillips Home Services, the screen telephony and interactive services branch of Phillips Electronics. Screen phones are to be used to delivery user-friendly, inexpensive home and business services including bill paying, energy and outage information, electronic banking, e-mail, home shopping and options to receive information services and advanced telephone services. Initially targeted at 30,000 customers in San Diego, it is intended to extend the venture to 500,000 customers in Southern California. The proposed merger of Enova with Pacific Enterprises means that Los Angeles is an obvious target for these services.

     The Department is also pursuing a number of ESCO projects in a cooperative venture with the de-regulated arm of Pacific Enterprises. The intention is for the de-regulated company to provide 'energy neutral' solutions that optimize both the demand and supply side for usage of gas and electricity. Initial contracts are being negotiated with USC and other unique campus style customers. However, both Century City and Bunker Hill have been identified as future targets, creating a 'logical' campus from groups of customers. Where the gas company is already managing chillers for large office complexes, this joint approach offers the obvious route to retaining these customers for both entities. Equally, the selection of a strategic alliance partner, with both gas and electricity energy services capability, to pursue jointly other ESCO targets will strengthen the Department's ability to provide selected services to these customers.

     In the long term it is likely that utility DSM programs will be limited to customers in their service territory that are retained under regulated monopoly services, due to regulatory concerns regarding anti-competitive practices. However, in the interim, there may be legitimate opportunities to finance energy efficiency initiatives with this targeted group of customers using DSM program funding, in collaboration with ESCO service providers.

     CONSULTING SERVICES -- INDIFFERENT/LOW PRICE SENSITIVITY/LOW INCOME. Penetration of this customer segment by ESCO services is expected to be limited, as service hungry residential and small business customers were included in the previous segment. This is likely to remain the case, for many energy efficiency services until the unit costs of these services are reduced for customers with low energy bills. The Department's current experience shows that energy efficiency audits are popular with low income and other residential customers, and may be effective in enhancing the customers image of the Department. However, given that these customers are unlikely to be the initial target of competitors in the ESCO business, only limited funding should be allocated to these initiatives.

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     RECOMMENDED LONG TERM STRATEGY: Establish partnerships with ESCO companies to integrate these services to customers with core distribution business


     RECOMMENDED TRANSITION STRATEGY. Develop service integration strategy with strategic alliance partner

* Alliance partner to provide financing, technical expertise and marketing. The Department should focus on integration of these services with its account management and service delivery core functions.

* Ensure any existing consulting services provided are profitable at market rates (no services should be supplied free of charge), stop providing any that are not, or that a partner can provide more profitably.

* Develop plans with an alliance partner to provide energy information services. This needs to be integrated with the strategy on metering and data collection

* Look for opportunities to provide niche services at local level where skills/equipment exist (e.g. power quality diagnostics)

8.4 SUMMARY AND CONCLUSIONS

     The Department's competitive position can be assessed from two different perspectives: 1) the effectiveness of the monopoly business, and 2) the ability to compete in the emerging generation and retail energy services markets.

     MONOPOLY BUSINESSES. Figure 8-23 shows the key capabilities required to succeed in the monopoly service delivery business and summarizes Department's current position versus two potential competitors.


                                                              So Cal
      Capability                       DWP       Edison        Gas
A high level of competence in           +           #           #
managing the regulators

Technical expertise in core             +           #           #
business services

A well maintained physical              O           +           #
infrastructure

The ability to minimize fixed           O           +           +
costs through out-sourcing of
non-core functions, and
effective resource
utilization in core functions

High level of competence in             O           +           #
the delivery of IT support
and automation systems

Possession of a flexible                O           O           +
and efficient service delivery
interface to deal with third
party suppliers

A strong customer service               O           +           #
culture

A flexible                              O           O           +
performance-oriented
workforce

Legend:
O = low or no ability,
+ = Partial ability,
# = competency


Figure 8-23. Monopoly Service Delivery Service Requirements and Capabilities

     The distribution or 'wires' business currently has a cost structure that is approximately twice that of Edison, the Department's nearest competitor, measured on a $ per customer basis ($95.16 in comparison to $48.44). This is primarily due to a non-standard voltage system used by the Department, outmoded working


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practices, lack of basic work and materials management systems, and very high overheads associated with engineering and clerical staff.

     The service delivery component of the business, including customer service, metering and billing, and account management, is on a par with regional competitors in cost terms, but offers lower service levels. It is also considerably constrained in making performance improvements due to its lack of a flexible IT infrastructure and poor capabilities in IT service delivery.

     Finally, the transmission system costs for Department customers are significantly higher than those of regional competitors ($3.44/kW-month in comparison to Edison's tariff of $1.95/kW-month). Due to previous investments in major transmission lines, the Department owns 25% of the import capability into California while serving only 10% of the load.

     Although transmission and distribution are monopoly services, they represent 35% of the delivered price of electricity to customers. High power costs, coupled with high utility and business taxes, make the Los Angeles service territory uncompetitive in comparison to those of neighboring utilities. As prices to customers are unbundled in the deregulated market, these high service costs will be exposed to increasing downward pressure.

     Customer satisfaction ratings show that both Edison and Southern California Gas perform better than the Department in delivering services to customers, and they offer a wider variety of value added services.

     RETAIL ENERGY SERVICES MARKETS. The Department's ability to compete in the competitive segments of the retail energy market will depend on a number of key capabilities summarized in Figure 8-24.

-----------------------------------------------------------------
                                             Edison
   Capability                 DWP            Source      ENRON
-----------------------------------------------------------------

Access to retail               X              X            O
customers and
information, through
existing
relationships and
branding
-----------------------------------------------------------------
The ability to                O              *              X
provide a wide range
of product, pricing
and service options
-----------------------------------------------------------------
Risk management               O              *              X
and hedging
capability in
commodity markets
-----------------------------------------------------------------
Access to                     O              *              X
commodity supply
markets or low cost
production
capability
-----------------------------------------------------------------
Possession of an              *              *              O
excellent service
delivery
infrastructure
-----------------------------------------------------------------
Availability of               O              *              X
investment capital
-----------------------------------------------------------------
The ability to                O              *              X
harness new
technologies
-----------------------------------------------------------------
An adaptive and               O              *              X
responsive
organization
structure
-----------------------------------------------------------------
Legend: O = low or no ability, * = Partial ability, X = High level competency

Figure 8-24. Retail Energy Services - Service Delivery Requirements and Capabilities

     The Department's generating assets are uncompetitive in today's market. Average production costs are $50/MWh in comparison to a Western US market average of $34/MWhr, and the US average of

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$25/MWh. Fixed costs in particular are significantly higher than the market leaders, due to debt service costs and high cost take or pay fuel contracts.

     The Department's position is exacerbated by an excess of capacity (of at least 1000 MW) in both out of basin and in-basin generation, causing low utilization of its in-basin generating units, which are mainly used for peaking and back-up purposes. In addition, the in-basin generating units are old, inefficient and technologically not designed for this current mode of operation. As the Department loses market share in the competitive market, the serious financial risks associated with excess capacity will increase.

     Recent survey data indicates that 45% of industrial and 49% of commercial customers would switch supplier for a discount of 10% or less. The same survey indicates 90% of all customers would leave for a discount of 20% or less. Industrial and commercial customers yielding 17% of the Department's annual revenues are seen to be at a high risk of changing suppliers as soon as they are able.

     The Department currently has very limited capabilities with regard to provision of any services on the other side of the meter in comparison to existing established Energy Services Company (ESCO) service providers. Initial steps are being taken in this area in conjunction with Pacific Enterprises International.

DWP POWER SYSTEM - 17% OR $330 MILLION AT HIGH RISK

          Industrial At Risk             3%
          Commercial At Risk            14%
          Residential                   30%
          Industrial                    12%
          Governmental                   9%
          Commercial Products           12%
          Commercial Services           20%

FIGURE 8-25. LADWP HIGH RISK CUSTOMERS FOR LOSS OF GENERATION MARKET SHARE

     The Department's business today will move to a new role and structure during the transition phase to full competition. Based on this assessment of the Departments current and future capabilities against market requirements the current and expected future business role is depicted in Figures 8-26 and 8-27.

LADWP TODAY - ELECTRIC BUSINESS

[GRAPHIC OMITTED]

Figure 8-26. LADWP Today - Electric Business


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                               [Graphic Omitted]
Figure 8-27. LADWP Future Electric Business

     The Department's core business following the transition phase to a competitive market contains the following functions:
* The obligation to buy economic generation supply from the wholesale market to meet the needs of default supply customers.
* Operation and maintenance of the high voltage transmission system on behalf of the ISO.
* Design, construction, operation and maintenance of the local transmission and distribution system for its service territory, in a safe and reliable manner.
* The ability to fund social programs approved by the City Council from distribution system charges, including low income and lifeline support.
* Provision of a service delivery function, including customer service, trouble dispatch, billing and metering to customers in its service territory.
* The capability to exchange metering and billing information with third party service providers such as marketers and aggregators.


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9. GOVERNANCE AND ORGANIZATION

9.1    INTRODUCTION

      The purpose of this section is to address the fundamental governance, organizational and managerial challenges facing the Los Angeles Department of Water and Power while offering discrete restructuring options intended to overcome the obstacles to lower production costs and improve product and service offerings to customers.

      The Department is at a severe competitive disadvantage due to its inability to react quickly to market forces largely because of its governance as a Department of the City. PSC recommends that the Department acquire the ability to compete more effectively by modifying its current governance and business structure to optimize its chances for survival within the new power industry.

9.2 POSITION ANALYSIS

      GOVERNANCE AND APPROVAL PROCESS. The Department's current governance structures with its strict, multi-tiered processes, lack of clear responsibility or accountability are obstacles that interfere with the Department's ability to provide new products and services, enhance revenues and reduce costs. The current approval process allows virtually anyone in senior management, the board, labor or City Hall to delay an initiative indefinitely by calling for endless amounts of analysis on its potential impact on reliability, economics or political sensitivity.

      Strategically sensitive matters such as business or marketing strategy are routinely discussed in public at the Board level and thereby divulged to potential competitors due to the requirement to conduct all Department business in a public forum. The public forum requirement for Board meetings puts the Department at a serious disadvantage relative to privately held firms. The current approach makes it nearly impossible for Board involvement in developing business strategy at a level required to understand and address the complex issues that face the Department. Frequently Board members and other key external decision makers are occupied with routine operational issues while management personnel make major business decisions with strategic implications without substantive Board review. For example, the Board of Commissioners review and approve each expenditure over $100,000 including many items that should logically fall within the Department management's accountability.

      City Council authority to review every Board decision also tends to promote short-term political sensitivity among all stakeholders instead of concern for the long-term business impact. Proposition 5 actions by the City Council effectively removes all responsibility and accountability from the Department's Board and Management. The current regulatory oversight function was an appropriate management approach for a monopoly, but a more streamlined and flexible approval process is essential to the Department's future success in a deregulated market. The rate and incremental nature of the changes to prepare for deregulation observed by PSC to date do not bode well for the Department's future without far more swift action to radically transform the Department's governance and management structure.

      OPERATING FLEXIBILITY - The years of operating in a regulated environment have created a business culture that inhibits the Department's ability to make timely, informed decisions and deploy resources within a


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reasonable time frame. However, demands brought about by the market require that the Department develop the capability to respond more effectively to both customers and the competitors; an effort made more complex by the myriad obstacles created by the various union agreements and civil service rules. The likelihood of the Department being able to operate successfully in a competitive market without modifying its organizational structure, and making fundamental changes in work practices and key personnel is extremely remote.

     As an example, the Department has worked for the past year putting a marketing and customer service organization in place and invested a tremendous amount of time, expense and energy trying to convert engineers into power marketers. Those assigned to the marketing/customer service area have been operating for a year under temporary civil service classifications, an uncertain salary structure and no performance incentives. At present, the organization appears severely limited in its ability to cost effectively deliver basic energy products and services. This is particularly troublesome given the wide variety of sophisticated products and services offered by competitors such as consolidated/flexible billing or customer energy utilization information. Ultimately, Department personnel have spent so much time machinating over the process of service delivery, that there is has been little left for actually dealing with customers and delivering quality service.

     There was much progress made last year in working with the IBEW to improve the labor-management communication process and the amount of dialogue is certainly improving with all the unions. Unfortunately, the rate of change in promoting more efficient personnel utilization to meet the proposed business restructuring goals and objectives is far from adequate. For example, the Department has also been struggling for over a year to reduce the size of the engineering and construction organization without success.

     The Department is already several years behind its investor owned utility competitors in reducing its cost structure, halting major capital investments, recovering stranded investments, restructuring business operations and reducing/re-deploying staff.

     The Department's current management constituency and roles do not provide the proper leadership incentives nor resources to operate in a competitive environment. The General Manager and Board lack the means to select a competent management team with unity of purpose largely because of the burdensome effects of civil service, labor unions and antiquated Charter rules. The Department needs to transform itself from a methodical, risk averse utility to one capable of making a quick, creative decisions with strong, enabling leadership. The civil service environment simply does not provide the flexibility to import specialized skills or leadership nor does it provide appropriate financial incentives or employment opportunities to encourage management and staff to be innovative or assume even prudent risks. The resultant effect is that few initiatives are brought. The Department has many capable individuals within the organization who are thoroughly frustrated with their inability to implement changes that could favorably impact the Department's ability to deliver services. Unfortunately, some members of senior management remain unconvinced of the urgency for immediate change or the merits of being a profit driven, low cost energy provider.

     The Department's present management structure requires the General Manager to act as both chief operating officer and chief executive officer. The General Manager's

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dual role may have worked in a non-competitive era, however, today it does not allow sufficient time for developing, adjusting and communicating the overall business strategy as well as for managing the required day-to-day internal changes in service delivery methodologies and processes. PSC recommends that the Department split these functions and assign them to a CEO and a COO.

     Senior management is further hampered in its decision making process by a lack of timely and meaningful management information. Few of the Department's information systems allow tracking of costs for any individual component of service delivery, an essential feature for serving energy customers in the future marketplace. Cost information to the level that is required to identify timely profitability at a functional level is essentially nonexistent. Revenue Information systems have been based on accounting requirements to suit the needs of a revenue requirements driven Department, not management information for measuring performance. Additionally, work management systems are just now being upgraded and modernized to be able to schedule work more efficiently and to provide input to an information management system.

     Management should take immediate action to realign Department controlled assets on the basis of whether they are likely to eventually fall into the regulated or the unregulated business arena based on prevailing regulatory, legal or operational considerations. The rationale for adopting this approach is twofold. First, to facilitate business conducted in the competitive market such as wholesale trading and sale of new products and services retail wheeling by shifting eligible assets and appropriate personnel into an unregulated business entity. This newly created, competitive arm of the Department would be owned, staffed and operated jointly with an alliance partner. This strategy should enable the Department to maximize the synergies and competitive market expertise derived from the alliance partner. Second, to retain in regulated entities all holdings and personnel necessary to support the generation, transmission and/or distribution assets for which regulatory, tax or other considerations prohibit ownership or control by for profit, commercial enterprises. The Department's regulated business will be responsible for managing assets that cannot be place under the control of a for profit business but will serve to provide greater individual accountability and operating flexibility. In addition, separating business assets will provide a much needed means for evaluating the cost/ benefit impact of individual business functions and services.


9.3 SWOT ANALYSIS


     STRENGTHS:

   * Not Regulated by CPUC

   * Los Angeles franchise territory

     WEAKNESSES:

   * Civil Service structure and rules limit skills development, training and resource management flexibility.

   * Labor MOUs limit resource deployment and utilization flexibility.

   * City regulation is virtually nonexistent on strategic business issues due to focus on short term issues.

   * Core management is comprised of engineers with little experience in competitive markets.

   * State-of-the-art technology, financial, marketing and legal resources are lacking.

   * Board has little accountability (Proposition 5 action by Council) and




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   no significant involvement in fundamental operating policies
* Current management structure does not have a clearly defined chief operating officer and a chief executive officer. Presently the General Manager is too heavily involved in daily activities to address strategic issues

Opportunities:
*  There is still time to craft and put into effect a viable defense strategy.
* The Department can be restructured to increase flexibility and reduce financial risk.

Threats:
* Insolvency of Department and catastrophic fiscal impact to the City brought on by the utility's inability to recover its generation investments.
* Burden to City's economic development due to inability to meet competitive energy costs.
* Loss of revenue to the City stemming from loss of Department transfer and reduced utility taxes.
*  Time to respond is rapidly drawing to an end.

9.4 Business Unit Restructuring

     THE GENERATION BUSINESS - Power generation is now a competitive market. The increased market efficiency stemming from competition is creating a significant amount of excess capacity. The resultant effect is that energy is being sold on a marginal production cost basis and the value of capacity is rapidly becoming non-existent. As an example, Department capacity costs (fixed charges) for generation are approximately $350 per Kw-yr with the market value for the short and mid-term capacity currently valued at less than $30 per Kw-yr. Although certain Department variable operating costs are recoverable or reduced relatively quickly, fixed costs related to out-of-market contracts and bond debt service cannot.

     The Department's in-basin generation, designed as an oil-fired system, now operates primarily on natural gas. When compared to competitor company systems it is relatively expensive to operate and maintain, over-staffed and comparatively inflexible in meeting system needs. In its defense, the Department's system was designed in a monopoly era where the emphasis was on security and reliability. Following full implementation of the proposed ISO (independent transmission system operator), system security requirements for all California utilities will change to reflect a more market driven business operation. The ISO's impact on the existing transmission system will likely result in upgrades that will hopefully occur without compromising system reliability, but, could negate the need for much of the Department's in-basin generation.

     Competition today for the Department's generation business can be found in the new, high efficiency gas-fired technology utilized by independent power producers, cogenerators and power marketers. However, the most serious near term threat to the Department comes from the California investor owned utilities' plan to divest themselves of 50% to 100% of their generation. Buyers of these divested assets are likely to be independent power producers which are considerably more adept at operating within a competitive marketplace than traditional utilities. Moreover, many independent power producers (IPPs) are subsidiaries of utility holding companies, are well capitalized and are specially created to operate in a competitive environment with a



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focus on profitability.  Other IPP's are subsidiaries of energy companies (eg.
natural gas, oil and coal), power plant equipment manufacturers and construction companies. Although many IPPs have been acquired and/or disappeared after PURPA projects fell into disfavor, the surviving companies are those which are most capable and competitive.

     An alternative governance structure is currently available to the Department for the operations and maintenance of regulated transmission and generation assets whose financing has private use implications. The Department, utilizing the governance structure of the SCPPA Joint Power Agency (JPA) or some other not-for-profit business structure, would employ a small cadre of specialists to manage their generation assets. A not-for-profit, public/private alliance appears to be the best vehicle to bring the necessary resources together in an organization that can make decisions in a timely fashion, while preserving the asset's tax exempt status.

     On assets which do not have such private use restrictions, PSC recommends that the Department contract with a power marketer solely to provide the wholesale trading expertise to market the excess capacity and either contract for the operations and maintenance of jointly-owned assets. The Department should consider formation of an unregulated alliance staffed with generation asset management specialists to oversee the Department's investments. Generation asset management is currently being consolidated within the Department, but it is still far from being an effective function. Moving the asset management function into a separate entity or transferring the responsibility to a third party service provider will allow the Department to reduce much of its internal overhead.

     THE TRANSMISSION BUSINESS - Pursuant to final implementation of AB 1890, the majority of the Department's transmission assets are expected to be moved under the control of the California Independent System Operator (ISO) which will be regulated by the Federal Energy Regulatory Commission (FERC). Because of its non-competitive in-basin generation and the complexities of dual regulation, PSC has recommended to the Department that it retain control of as much of the in-basin transmission system as possible in the form of a "nested" control area. The belt line and internal high voltage system should be considered an integral part of the local distribution system and should be maintained as part of the distribution control system at least until the ISO is in place and proven to be functioning reliably.

     An added complexity to the management of the Transmission business is that most of the Department's external transmission capacity is jointly owned by SCPPA. As with generation, PSC has recommended to the Department that a new SCPPA project be established with an alliance partner possessing the requisite skills to oversee the disposition of the external transmission assets. The Department should consider sale of the transmission assets if the selling price is sufficient to pay down a proportionate amount of the transmission system debt. Because transmission capacity was once viewed as a strategic asset, the Department now owns 28% of the state's transmission capacity while servicing only 10% of the state's load. However, under FERC rules 888 and 889 transmission capacity will be made available to all potential end users on an equal access basis with access controlled by an Independent System Operator (ISO) thus negating any strategic value to the owner. Thus, the Department should be very cautious about making additional transmission related capital expenditures.


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      THE DISTRIBUTION BUSINESS - The distribution business, commonly called the local distribution company (LDC) or "wires and poles" business is likely to remain a franchised monopoly for the foreseeable future and, as such, should be considered one of the core elements of the Department's future power business. There is, however, considerable pressure being applied to the investor owned utilities through performance based rate making to improve their service delivery while continuing to reduce costs. The Department is under extraordinary pressure to reduce its distribution costs because that business segment is at least 50% higher than comparable utilities' costs. Additionally, the Department's overhead is considerably higher than investor owned utilities' and its stranded investment is proportionately higher than any other major utility in the state. The City of Los Angeles is at risk of becoming an island of high priced energy unless dramatic action is taken in all areas to reduce costs substantially, but particularly in the distribution area.

      The Department should consider a new governance structure to support the future core business. A regulated, not-for-profit corporation should be thoroughly investigated to determine if an independent entity can be formed to circumvent the current labyrinth of civil service rules and labor constraints that plague the Department. Private use issues associated with the tax-exempt debt must also be considered in the formulation of any new governance structure to determine the impact on the Department's regulated assets.

      MARKETING AND CUSTOMER SERVICE - Marketing and Customer Service is also ill prepared for deregulation. The existing culture, civil service rules and governance make marketing and delivering competitive products and services an inadvisable undertaking within the Department structure given the existence of lower cost alternatives.

      The Department should aggressively pursue a joint venture relationship with one of the proposed alliance partners or neighboring regulated utility to address the information technology requirements for customer information systems and revenue cycle systems such as billing, meter reading and collections.

      The entire customer service delivery process is inadequate to respond to the direct access requirements specified in AB 1890. The existing information system will not be able to handle the volume of transactions. Existing programming changes, security and reliability concerns coupled with Direct Access requirements scheduled to take place by the year 2000 present a serious challenge to the Department's information technology organization. One possible solution is for the Department to enter an alliance with Southern California Gas Company, which has already spent tens of millions of dollars on new systems that potentially could be utilized jointly reduce the capital expenditure requirements for both parties.

      The Department should focus in the near term on improving service delivery, improving customer communications and developing alliances to provide marketing, sales and delivery of competitive products and services. The Department should develop the mechanisms for contracting with private companies offering marketing expertise and delivery of the more sophisticated products and services. PSC encourages the Department to move forward with the proposed third party alliance currently under consideration with a goal of contracting for competitive services. The Department should also consider using a separate, for profit corporation possessing a charter which clearly defines its mission and


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accountability as the primary interface with private organizations.

     Timing is critical for addressing the retail sector of the business. The customer franchise value is at its maximum in anticipation of a new market opening. The Department is poorly prepared for customer choice because it cannot deliver the new products and services required in a competitive market on its own. In addition, the financial impact of losing customers while supporting a generation and transmission system that already has excess capacity will be disastrous. There does not appear to be time for the Department to adapt its governance and organizational structure on its own. As a result, the Department should take immediate steps to optimize its customer franchise value by establishing alliances to help realize that value, provide cost reduction options and improve customer service.

     INFORMATION SYSTEMS - METERING, BILLING AND CUSTOMER SERVICE - The Department should investigate alliance options with other utilities and adjacent cities to optimize "direct access" infrastructure investment requirements. The Department should have an infrastructure renovation plan in place by the second quarter of 1997. As noted in the Competitive Analysis, the Department should continue to provide billing and metering services, but serious consideration should be given to moving services to a non-profit joint venture where the investments and risks can be co-managed by a private enterprise.

     In the final analysis, the Department's customer base is its most valuable asset. The management of information is crucial to serving and protecting that asset. Therefore, the Department's focus should be on how to provide infrastructure facilities without losing control of the information process.

     CENTRAL SERVICES - Internal service delivery has been consolidated into the Central Services Organizations. This organization includes fleet services, shops, labs, real estate, human resources and building services. Many of these service functions were put in place to avoid using outside contractors even though quality service providers are available in the private sector at a much lower cost to the Department. Up until the late 1980's, while the in-basin generation was being actively utilized and the Department was growing, the overhead was manageable. Today even after substantial reductions in cost and improved service quality, most of the Central Services Organization is significantly under-utilized.

     In keeping with the core theme of identifying ways to lower the Department's production cost, the CSO business strategy should be to become revenue neutral to the Department by selling its services outside the Department at fully loaded cost as well as down-sizing to provide the Department only the required services that are competitive with private sector companies. CSO downsizing should be coordinated with both Water and Energy to yield the maximum benefits to both organizations. However, in PSC's opinion, even the most aggressive downsizing effort may not be sufficient to achieve the operating efficiencies immediately available by utilizing a third party service provider.

     WATER AND SEWAGE - Water distribution has many common functions with energy distribution, not the least of which are customer service and billing, administration and central services. In the United Kingdom, as water, power and gas have been deregulated, there is a growing trend toward consolidation of the delivery processes into a single local distribution company. Although water is not nearly as likely to be deregulated in California as in other parts of the world,


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there are lessons that have been learned from the energy business that can be applied to water. As with energy in the 70's and 80's, major investments are now being made in water and prices will have to increase to compensate for these new capital expenditures. The Department has a unique opportunity to apply the same efficiency improvements to the water distribution section to keep future costs down.

     Sewage, as a part of waste management is a large bureaucracy making huge investments to meet new environmental standards. There appears to be significant opportunities for improved efficiencies. There are many synergies with water and power that can be leveraged if properly managed. The Water and Sewage business is expected to remain regulated but should take advantage of cost savings associated with sharing services with the Department's Power business.

     MANAGEMENT AND BUSINESS STRUCTURE - The Department lacks the proper incentives to attract and retain the talent necessary for it to operate in a strategic fashion. In fact, the compensation package with its absence of performance incentives, cost of living increases and lucrative retirement package only serves to encourage a status quo mentality. Management must work closely with the Board and City, to develop a new management and governance structure capable of supporting the Department's future core business. It must contain appropriate oversight and accountability, but more importantly it should provide financial incentives designed to promote greater customer focus and market sensitivity. Continuing with only incremental changes including the present compensation system not only encourages the status quo but will not allow the Department to attract the personnel resources nor develop the culture necessary to operate in a competitive environment.

     During the last year, the organization has been reconfigured into business units with the objective of segmenting the organization into business elements in response to industry deregulation. The Department now needs to look at the individual business units and services being delivered to determine their relevance in the new market. In addition, the Department should further segregate functions based on whether they are expected to continue to be regulated (eg. Distribution) versus those that have been deemed competitive and are more suitably contained within an unregulated business entity (e.g. Retail wheeling).

     Downsizing is necessary to reduce overhead. To date, approximately 1500 positions which add little or no value to Department's service delivery or can be eliminated with relatively minor process improvements have been identified. Additional positions will become redundant within the Department as the deregulation rules are imposed. However, with the proposed restructuring into regulated and unregulated businesses, new organizations with new responsibilities will be formed in both sectors.

9.5 ORGANIZATIONAL RESTRUCTURING

     REQUIREMENTS FOR THE ORGANIZATION:

     o   An engaged, accountable Board involved in developing business strategy

     o   A CEO focused on the business strategy and communications

     o   A COO as the business manager and the implementation manager



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                        PROPOSED TRANSITION ORGANIZATION
                   LOS ANGELES DEPARTMENT OF WATER AND POWER


                                [CHART OMITTED]




Figure 9-1. Proposed Organization

o Business Unit Directors who are effective leaders, who understand the elements of their businesses and have experience operating in a competitive environment.

o An organization that is capable of changing functions and service delivery processes in a timely fashion.

o Liaison functions with other public and private enterprises to manage joint ventures.

     The Organization Mission. The Organization should be charged with improving service delivery, reducing costs, gaining the maximum value for the franchise and its stakeholders, paying down debt and facilitating the Department's transition from its current governance structure to one that will best serve its strategic goals given the power industry trend toward deregulation.

     The Chief Executive Officer (CEO) and General Manager and will work with the Board of Water and Power to develop and implement the corporate business strategy.

     The CEO will be responsible for communications with the Board and with the City, state and federal regulators as well as the internal communications to the management team and Department employees.








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       The Chief Operating Officer (COO) and Assistant General Manager will be responsible for all internal operations and for the implementation of external business alliances. The COO is also responsible for the safety and health of the employees and the compliance of the organization to environmental rules and laws. The COO will work closely with the General Manager and the Board to develop plans for implementing the business strategy.

       The Chief Financial Officer (CFO) is responsible to the Board for reporting the financial condition of the Department and for providing the treasurer, financial and accounting duties. The CFO is also responsible for communication with external rating agencies and financial organizations. The CFO supports the CEO and COO in both developing and implementing corporate business objectives.

       The Chief Administrative Officer (CAO) will be responsible for labor relations, human resources, central support services and the management of internal assets such as real estate. The CAO will work closely with the CEO on internal communications and with the COO on all labor issues.

       The Director of Safety, Health and Environmental Protection will report to the COO to develop and monitor the corporate policies of safety, health and the environment. The Director will be responsible for auditing all operating organizations in their policy compliance and will advise the COO directly on any activities that are not in compliance with corporate policy. The Director of SHEP will also work closely with Government Affairs in developing corporate legislative policy.

       The Director of Government and Legislative Affairs will support the General Manager in all external communications and assist the General Manager in establishing corporate policy.

       The Director of External Alliances will support the COO in insuring that external agreements meet Department objectives and are closely coordinated with internal activities. The Director will be responsible for identifying and negotiating relationships and be the primary point of communications between the external and internal organization.

       The Director of Customer Service Delivery will be responsible for all customer service and account management activities and with insuring that an adequate supply of energy is available to Department customers at the lowest possible cost.

       The Chief Information Officer (CIO) or Director of Technology will be responsible for developing and implementing an information and technology strategy for Department. The CIO will work closely with all business directors to understand their business needs and with the Director of External Alliances to insure that the most effective strategy is developed either internally or externally.

       The Director of Electrical Infrastructure will be responsible for the operations and maintenance of all power equipment that is operated by Department. The equipment is expected to include the transmission and distribution equipment as well as the in-basin generation. The Director will be responsible for improving work practices, maintenance practices and for modernizing strategic assets.

       The Director of Transmission Asset Management will be responsible for representing Department's interest as a member of the ISO board, JPA transmission projects and will support Government Affairs with any transmission related regulated issues. The Director will also investigate any possible divestiture opportunities.




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       The Director of Generation Asset Management will be responsible for representing Department's interests with SCPPA and the Intermountain Power Agency. The Director will be responsible for over-seeing operations and maintenance practices of all jointly owned units that are operated by other parties. The Director will also be responsible for representing the Department before regulatory bodies on generation issues and for insuring that all agreements associated with Department generation assets meet the objectives of Department and the City.

       External Support and Infusion of Outside Experience

       Establishment of strategic alliances are an essential element of the Department's transition. The recent Charter Amendments G and H represent an opportunity for the Department to provide an infusion of management, commercial or technical skills into the organization. However, even if the Department is able to get City Council approval to bring in such outside expertise, the Department will still need additional support to implement the transition program. PSC encourages the Department to develop strategic alliances with partners possessing common goals. Alliance partners should be chosen based on their ability to provide the Department with management expertise and technical support to improve its service delivery capabilities, increase revenues and reduce costs.

       ALTERNATIVE GOVERNANCE STRUCTURES -- In January of 1994, the Department management proposed that the City consider a major restructuring of the Department. An independent blue ribbon committee was suggested as the vehicle to review the options and make recommendations to the City. R. W. Beck and Associates was retained by the Department to consider the impact of deregulation and consider the governance options that might be available, as well as to survey any industry trends in how other utilities might be coping with deregulation. The study investigated Joint Power Agencies and Municipal Utility Districts as possible governance alternatives.

       THE NOT-FOR-PROFIT CORPORATION -- Establishment of a not-for-profit corporation is one of several ways for the Department to gain the operating and management flexibility it desires while avoiding complex private use issues associated with tax exempt bonds. Creation of a not-for-profit corporation appears to be the one of the best alternatives in light of the Department's significant tax exempt bond exposure. WEPEX and ISO, the new market and transmission entities established by the California Public Utility Commission, are also not-for-profit corporations that will operate as separate, pseudo-governmental agencies.

       A not-for-profit corporate structure is best for certain regulated segments of Department owned business assets. This would be particularly true of those assets not jointly owned with other utilities or financed with tax exempt debt. The Department should consider all the potential costs and benefits before proceeding with a not-for-profit business structure. For example, the IRS tax code prohibits the use of not-for-profit status by organizations serving one or more private, for profit purposes. This provision would prevent the Department's new venture from engaging in any commercial enterprise that resembles a profit making business. In addition, the not-for-profit organization is subject to more rigorous governmental regulation and supervision including possible oversight by the Attorney General.




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     JOINT POWER AUTHORITY - The Department, along with 10 other municipal utilities, formed SCPPA to finance transmission and generation projects. The 100% debt financing of the projects allowed the cities considerable flexibility with rates and city budgets. The projects were justified and approved on the basis of monopoly rules of that era which did not require investor owned utilities to make transmission or generation capacity available to municipals. However, with the advent of deregulated generation and open access of transmission, there is a much more efficient supply of bulk power available leaving many traditional utilities with significant excess capacity. Many of the assets financed under SCPPA are not competitive from a fixed cost perspective because of the high leverage created by the 100% financing technique. However, many base load generating units are competitive on a marginal cost basis and can be effectively utilized with the appropriate marketing resources and a more enlightened asset management approach. Since the Department's generation and bulk power trading activities are competitive, high risk businesses, these unregulated business ventures should be managed by private companies more adept at managing and absorbing such risks.

     With the proper project enabling agreement, we believe the City can be in a position to better monitor the performance of this business segment as well as obtain a higher degree of accountability to ensure that the City and the Department are getting the lowest cost energy possible. In order to do this, the Department needs to operate differently to participate in a competitive arena that requires greater flexibility and accountability. The ability to continually adapt is an important feature that needs to be built into the business strategy.

     In the future competitive market, winners and losers will be largely determined by whether they can compete on price and can market effectively in a competitive arena. The IOUs have already initiated efforts to divest most of their gas fired generation. Therefore, utilities that hesitate to market their excess capacity early are not likely to realize the best value for their investments. The Department and the other SCPPA members need to aggressively market their excess capacity, reduce their cost structures and pay down debt to meet the low priced energy demands of the future market.

     Figure 9-2 is a tabulation by PSC of the Department personnel involved in the management of the bulk power business and the projected organization needed to manage all SCPPA controlled assets. Specialized functions, such as risk management and wholesale trading would be contracted to an alliance partner with power marketing expertise. Technical and financial support could be provided by the regulated operating entity to member cities in the case of JPA owned assets only, again taking advantage of economies of scale.

                            DEPARTMENT GENERATION AND
                             BULK POWER STAFFING -
                      Management and Technical Staff Only

                                          DWP
Operating                               Staffing         JPA Asset
Business               Current          with a             Mgmt.
Unit                   Staffing           JPA              Team
---------             ---------         ---------        ----------
Generation               126              25                20
Bulk Power               143              25                15
Energy Support
Services                 282               0                 0
Total                    551              50                35


Figure 9-2. PSC projected staffing needs to manage all SCPPA controlled assets.





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     PSC estimates that a newly created, regulated company charged with SCPPA asset management responsibility would require a total of approximately 35 people to operate, but the costs could be shared with other municipal participants. There is an additional impact, not reflected in the table, on Financial Services and Central Services that would allow the Department overhead to be reduced even further.

     The personnel issues associated with transferring City employees to the JPA were addressed by R. N. Fisher of O'Melveny & Myers, LLP in his August 14, 1996 memorandum. In summary, as long as major functions are not transferred intact, there should be no major personnel or union oriented hurdles. Enabling agreements for the generation and transmission pools were described by Bob Ferdon of O'Melveny & Myers, LLP in a memorandum dated July 19, 1996.

     A preliminary review has also been made of the requirements for transferring the management of capacity rights, not assets, to SCPPA, and there are no apparent technical problems. However, even with the assignment of capacity rights, the excess number of human resources within the Department will become quite apparent. To recognize the full benefits of the proposed business restructuring, the Department must implement a managed attrition program immediately.

     CHARTER CHANGES - Charter structure and utility ordinances require a full review in light of AB1890 to tailor the City operating Rules of Competition to be compatible with those at the state level. Ordinances are in process to implement approved Charter amendments and provide much needed flexibility for placing individuals with the required skills in key management and technical positions. This is an important tool for the Department if it continues to operate in a Civil Service structure. The review should also consider the impact of City rules on Department's ability to operate competitively. Procurement processes, approval processes, Civil Service and Proposition 5 rules place the Department at a serious competitive disadvantage.

     Very specific guidelines on financial and business risks objectives should be provided to Department management for both existing and future businesses. There should also be guidelines developed, with the assistance of its alliance partners, on when and how the Department should compete with the private sector. These guidelines are policy issues that will have to stand the scrutiny of public and legislative debate during the hearings for the Rules of Competition. Should the Department be permitted to proceed with Direct Access, competitors and customers will require a separation of regulated and competitive activities to insure that information is provided fairly to all competitors.

     The timing and impact of customer direct access is impossible to predict because the energy business is now taking on the characteristic uncertainty of a competitive market. However, the Department should be taking the necessary steps now to prepare for direct access presently scheduled to take effect by January of 1998. The actual start date, the phase-in time and the impact on the Department will be dependent upon their preparedness, both logistically and financially, regulator rulings, customer options and a host of other variables. Figure 9-3 shows the anticipated timing and impact on the California Investor Owned Utilities (IOUs) under Assembly Bill 1890.


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                    [CALIFORNIA DEREGULATION TIMELINE CHART]

Figure 9-3. California Deregulation Timeline.

     THE REGULATORY PROCESS - The City's regulatory strategy will be driven to a large degree by the actions of other governmental agencies like the FERC and CPUC. However, the City needs dedicated, professional in-house support to assist in the Department's restructuring effort as well as the regulatory process itself as the industry moves to a competitive environment. The regulatory oversight currently provided by the City is typically focused on short term issues that may be publicized or subverted by any stakeholder.

     The City Council must take a more active role by preparing for Direct Access hearings and for the ensuing decisions. Since most of the industry framework has been established with the investor owned utilities, there will be much public pressure for the municipal utilities to adopt similar policies and procedures. Public hearings are required for Rules of Competition and for the determination of the CTC which will be used to buy down the Department's "stranded investment." The City Council, as the Department's regulatory body should take lead responsibility for the regulatory review process.

9.6  ALLIANCES WITH REGULATED ENTERPRISES

     RETAIL MARKETING - The Department along with PSC and PW is currently negotiating with another potential alliance partner to develop a joint sales and marketing team and to provide new products and services directly to Department customers. The new products and services include supply products such as gas, demand side services such as energy management services and power quality and integrated services such as flexible billing and real time pricing. The customers targeted will be those at risk such as cogenerators or potential cogenerators, customers on the boundary with dual feeds from SCE, government agencies, national and regional buyers and attractive targets for aggregators. The purpose of the alliance is to take advantage of the expertise and obvious synergies offered by the alliance partner as well as the benefits of a competitive market before Direct Access officially begins.

     DISTRIBUTION BUSINESS - Although Distribution is likely to remain regulated, the Department should streamline the operation remaining business by improving work practices and dramatically reducing overheads. The Department's distribution cost structure on a per customer basis ($95.16) is twice Edison's ($48.44) and more than three times SDG&E's ($25.28). A comparison with San Diego amounts to at least $90 million per year in non-economical operating costs for distribution services alone. The primary hurdles for the Distribution Business Unit are tax exempt debt, lack of information technology support, governance and labor agreements, mismatch of skills and major capital requirements for infrastructure improvements. A Distribution business alliance could be employed to take advantage of expertise and synergies offered by the alliance partner.

9.7  UNREGULATED ALLIANCES

     WHOLESALE TRADING - The Department has selected Duke/Louis Dreyfus (DLD) to



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assist in managing its fuel supply and to a market its excess generation. The agreement guarantees the Department its current level of income from excess generation sales and protects it from any risks for trading losses. Also, any remaining profits generated by the new venture are spilt equally with the Department. The proposed Power Marketing Alliance will be for an initial term of three years to allow both parties to test the relationship and business arrangement before entering into a full fledged alliance requiring City Council approval.

         DLD will establish an office with the required support and informational infrastructure in Los Angeles. DLD will staff the new organization with a dedicated team of senior traders who will work with Department employees presently responsible for gas procurement, generation unit scheduling and marketing excess capacity to buyers throughout the Western US. A joint executive team will be created to ensure skills transfer and expanded employment opportunities will be provided to personnel from both organizations. Finally, incentive compensation designed to attract and retain quality personnel and encourage performance will be provided. The Department will retain responsibility for in-basin unit dispatching for system security.

         PSC recommends that the Department identify and reassign the appropriate personnel to the unregulated to gain the maximum benefit. IPP and Palo Verde will not be included in discussions with the DLD until private use limitations can be resolved. This is a minor complication since IPP and Palo Verde are base loaded units that typically are not used to support surplus sales. However, on a long term basis, Department as well as other SCPPA members may wish to explore ways to assign their generation asset rights to third party alliance partners or others, not limited by private use constraints to pay down SCPPA and Intermountain Power Project debt.

          The Department should seek to develop alliances with private firms in the unregulated areas of the energy business. These alliances will be facilitated by enabling agreements for specialized services that the Department cannot readily develop and deliver as a municipal agency, but are needed as a part of a comprehensive service package to its customers (see Figure 1-1). At present, the Department does not appear capable of providing the requisite marketing function or other common services required by the emerging competitive marketplace. The objective of the Department should be to retain its brand recognition and to receive a percentage of the business profits without making commitments or taking commercial risks inappropriate for a regulated utility.

          INFORMATION SYSTEMS - It is estimated that the Department will require investments well in excess of $100 million in customer information systems, metering and billing to provide direct access services. The Department does not have the internal organization to implement that investment. PSC has recommended and the Department is now investigating options with other local utilities and DLD to ascertain the most effective way of upgrading the Department's infrastructure. Options are being considered that will either keep the systems internal to the Department or be established in a joint venture to house the operation.

          The object of all the proposed alliances is to lower customer costs, providing the benefits of direct access by reducing Department operating costs, improving quality and service and providing new products and services. Additional benefits to Department will be to retain customers and the associated revenues and to maximize franchise value by



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sharing in the profits of new products and services without taking risks which are inappropriate for a regulated municipal utility.

9.8  SUMMARY RECOMMENDATIONS

     KEY ACTION ITEMS - The Department must move immediately to realign its competitive business and regulated business functions into more flexible governance structures or to private enterprise through contractual arrangements. Additionally, the Department must help to craft the Charter changes required to facilitate these newly created business segments to reduce their cost structure, infuse new technical and management expertise and provide appropriate compensation and incentives to the work force. The Department, with the City's and Labor's support could more readily adapt to power industry deregulation through implementation of the following actions:

  o Implementation by ordinance of Charter changes to provide an infusion of management and commercial expertise.

  o  Restructuring the Department by competitive and regulated function.

  o Implementing alliance initiatives to support these regulated and deregulated businesses with partners possessing common financial incentives while providing the Department immediate access to state-of-the-art management, technical and infrastructure resources.

  o Contracting to form short and long term alliances with private firms to provide comprehensive and creative energy solutions for "at-risk" customers and to market excess generating capacity. Gain City Council support to develop a regulatory process that allows for an expedient review and decision-making process.

  o Revitalize the LADWP organization by bringing in commercial, management and technical skills through the new exempt positions.

  o Restructure the organization to recognize the transition to a deregulated market and to provide the coordination with outside alliances.

  o Develop a partnership with Labor that provides new opportunities in the "growth" business in return for adoption of more efficient work rules and practices.

  o  Form a new regulated governance structure for the Distribution Business.

  o Sell, or at a minimum, assign the rights to all other assets deemed not essential to the preservation of the Department's future core business pursuant to deregulation.

  o Assuming a successful transition of the Department's business organization, consider adopting the same restructuring program or possibly folding Water and Sewage services under the Power service's governance structure.


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                DWP GOVERNANCE CHANGES REQUIRED FOR COMPETITION

                               [GRAPHIC OMITTED]

Figure 9.4. Business restructuring needed to facilitate involvement in competitive, unregulated markets.


9.9 CONCLUSION

       With the introduction of an unregulated market structure there will be many products that are either highly specialized, require significant investments or are competitive functions better served by a non-municipal agency. Additionally, providing financial risk management tools, such as price hedges and low cost, real time pricing would find governmental agencies clearly overmatched by power marketing companies. A further limitation for the Department is private-use rules enforced by the IRS that limit the use of tax exempt debt for commercial purposes. Current IRS rules limit the commercialization of Department's distribution assets as well as some of its generation assets including the Intermountain Power Plant and Palo Verde Nuclear Project.

       The Board of Water and Power Commissioners and the City Council as the Department regulator are faced with very difficult decisions that will impact the City's budget, its employees, electricity rates and regulatory structure. Much of the financing of the Department's power generation assets are backed by the underlying physical collateral combined with the implicit support of the City of Los Angeles whose Council is required under the bond covenants to raise rates sufficiently to meet debt service requirements.

       PSC recommends adoption of the Significant Change Option to advance the business transformation including operations, assets and governance restructuring. This would include creating a partnership with Labor with a common objective to form alliances with private corporations, competitive (ie. Unregulated) and regulated businesses, new business functions and corporate structures. Adoption of the Significant Change Option would also require the Department to work more closely with City regulators to expedite preparations for the advent of Direct Access and for joining the Western Electric Power Exchange and Transmission Pool.

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10. REFERENCES

CUSTOMER SURVEY DATA REFERENCED

       * EIS Pre-trial Surveys (Internal) - May 13, 1996

       * Kosmont Survey of Municipal Business Fees & Taxes - May 30, 1996.

       * RKS Research and Consulting National Account Customer Assessment Survey
         - August 12, 1996

       * RKS 1996 National Seminars - Executive Summary of Commercial, Industrial and Residential Customer Assessments

       * Summary of Marylander Marketing Research Report, DWP Awareness, Attitude & Usage Tracking - August 1996

       * TQS Research Inc - Corporate Energy Managers (ELCON) survey evaluation of today's suppliers and tomorrow's competitors - July 1996

       * Brightline Energy Inc. - The Market for Electric Energy in California, February 1996

BENCHMARK DATA REFERENCED

       * UMS Group Inc PACE Ops 1995 Results - Generation, Transmission, Distribution

       * TB&A - Annual Electric Transmission and Distribution Best Practices Survey December 1995

       * A Diagnostic Audit of the Los Angeles Department of Water and Power, Barrington-Wellesley Group, Inc, May 1994

       * Decennial Survey of the Department of Water and Power, Richard Metzler & Associates, March 1990

       * Functionalized Comparison of Utility Staffing in the U.S., Mercer Management Consulting, Inc., 1994

REPORTS REFERENCED

       * Ratesetting Working Group Report to the CPUC - August 26, 1996

       * Direct Access Working Group Report to the CPUC - August 30, 1996

       * Ramifications of Working Group Proposal for Disclosure of DWP Customer Data, City Attorney's Office, September 20, 1996

       * Assembly Bill 1890, August 31, 1996

       * Funding and Administering Public Interest Energy Efficiency Programs - Report to the CPUC - August 16, 1996

       * R. W. Beck and Associates 1994 Governance Study

       * O'Melveny & Meyers, LLP Opinion

       * O'Melveny & Meyers, LLP Proposed Project Enabling Agreements

       * Modeling Competitive Energy Market In California: Analysis of Restructuring - Report to the CEC - October 11, 1996

       * TB&A - Assessment of the Proposed Enova/Pacific Enterprises Merger - October 31, 1996


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



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      * Competition Transition Charge Model Prepared for the California Municipal Utilities
         Association, R. W. Beck, April 1996
      * PW/PSC Joint Report - LADWP Stranded Investment Study, October 31, 1996
      * Application of San Diego Gas & Electric Company (U 902-E) to Estimate Transition
         Costs and Establish a Transition Cost Balancing Account Before the Public Utilities
         Commission of the State of California, August 30, 1996
      * Application of Pacific Gas and Electric Company to Establish the Competition
         Transition Charge Before the Public Utilities Commission of the State of California,
         August 30, 1996
         Application of Southern California Edison Company (U 338-E) to Estimate its
         Transition Costs Before the Public Utilities Commission of the State of California,
         August30, 1996
      * Application of San Diego Gas & Electric Company (U 902-E) to Estimate Transition
         Costs and Establish a Transition Cost Balancing Account Before the Public Utilities
         Commission of the State of California, August 30, 1996
       * Pasadena Water and Power Deregulation Plan, September 30, 1996
       * Sacramento Municipal Utility District General Manager's Recommendation for a
         Competitive Business Strategy, November 6, 1996
       * Pacificorp The Competitive Edge of the Low-Cost Producer, October 1995
       * The Time-Differentiated Marginal Costs of The Los Angeles Department of Water and
         Power, Dr. Hethie S. Parmesano, National Economic Research Associates, Inc.,
         October 16, 1995

Articles /Presentations Referenced

       * End-Use Technology Review - Signaling The Customer - Electric Perspectives
         January/February 1996
       * AGA Sees Growing Power Supply Bubble As More MWs Squeezed From Nukes,
         Coal - Power Markets Week - October 28, 1996
       * LG&E Units Hook Up With Honeywell, UNOCAL Seeks FERC Authorization -
         Power Markets Week - November 11, 1996
       * Performance Based Total Energy Management - Edward de Santis Johnson Controls
         Inc - November 1996
       * Markets of the Future, Utilities of the Past, Robert J Michaels, The Electricity Journal,
          1996
       * Building a Winning Electric Utility Organization, Farha Keough & Silverman, The
         Electricity Journal, August/September 1996
       * Electricity: The Power Shift Ahead, Susan Jackson, Business Week, December 2,
          1996
       * Electric Utilities: The Argument For Radical Deregulation, Peter Navarro, Harvard
         Business Review, January-February 1996
       * Cinergy and Trigen To Help Customers Produce Electricity, Benjamin A. Holden, The
          Wall Street Journal, December 10, 1996



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
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       * PG&E Cuts Dividend, Citing Deregulation, Chris Kraul and Tom Petruno,
         Los Angeles Times, October 17, 1996

       * PG&E Selling 4 Plants as Part of Utility Rule, Chris Kraul, Los Angeles Times, October 23, 1996

       * Who's Watching the Power Grid, Peter Coy, Business Week, June 17, 1996

       * Blackout socks West, Terri Hardy, Daily News, August 11, 1996

       * Deregulating Utilities Can Learn From Enron, James Flanigan, Los Angeles Times, August 18, 1996

       * Sibling Rivalry. If Valley Secedes, Will It Take the 'Real L.A.' With It?, John Johnson, Los Angeles Time, May 25, 1996

       * Municipal Utility's Deregulation Move Worries Moodys, Benjamin A. Holden, The Wall Street Journal, July 19, 1996

       * Tapping Into Technology in Hopes of Making Electricity Cheaper, Michael Parrish, Los Angeles Times, July 12, 1995

       * Edison Readies for Utilities Deregulation, Michael Parrish, Los Angeles Times, June 30,1995

       * $80,0000 DWP Buyout Deal Draws Fire, John Schwada, Los Angeles Times, July 28, 1995

       * As days get hotter, government keeps getting dumber, Dennis McCarthy, Daily News, July 28, 1995

       * Report Assails Poor Running of City Fleet, Jodi Wilgoren, Los Angeles Times, April 11, 1996

LOS ANGELES DEPARTMENT OF WATER AND POWER REPORTS AND STUDIES

       * LADWP Open Access Transmission Tariff Rate Schedule and Supporting Statements, Robert K. Rozanski, August 1996

       * LADWP Business Unit Functional Analysis, Edward Zou and Robert K. Rozanski, October 1996

       * LADWP Subfunctionalized Cost of Service Study Fiscal Year 1994-95, Jan
         W. Pritchard, February 1996

       * LADWP 1996 Energy, Demand & Market Forecast With Monthly Tables, Market Forecast Group, March 1996

       * LADWP 1996/97 Budget, Phyllis E. Currie, April 15, 1996

       * LADWP Mid-Term Resource Plan, October 26, 1996

       * LADWP Near-Term Action Plan, November 18, 1996

       * DWP Cogeneration Study (Internal) - May 12, 1995

       * A Study of What DWP Customers Have Asked For and What Competitors Are Offering (Internal) - March 1996

       * Electric Utility Restructuring Events Calendar, GLRA, November 18, 1996

       * Comments of the Los Angeles Department of Water and Power on the Direct Access Working Group Report, GLRA, September 27, 1996

       * Direct Access Working Group Report Summary of Comments, GLRA, October 1996.



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11. GLOSSARY

AGGREGATOR: One who provides a service of combining, or "aggregating," many small-volume energy users into a single group in order to acquire energy supplies for that group and/or to provide other services normally perfomed by the utility. A broker who seeks to bring together customers to craste a "load" so that they can buy power in bulk, making a profit on the sale.

ANCILLARY SERVICES: Electricity-related services resulting from the unbundling of a utility's assets by their functional classes (i.e. generation, transmission, and distribution). These include load-following, reactive power/voltage control, loss compensation, system protection, energy imbalance, scheduling and dispatching services, and other related services.

AVOIDED COST: A cost that a utility is spared from incurring. For electric utilities, this is the cost they would have paid to build or generate power if they didn't purchase electricity from another party or pool.

BASE LOAD GENERATION: Generating facilities on a utility's system that are operated to meet the minimum constant level of electric demand. These facilities operate to the greatest extent possible in order to maximize system efficiency and minimize system operating costs.

BILATERAL CONTRACT: Transaction between two willing parties, usually a utility and a large industrial or commercial customer, who negotiate an agreement at arms length for the utility to provide service.

BUSBAR COST: The cost of producing one KW hour of electricity delivered to, but not through the transmission system.

CITY TRANSFER: Transfer of funds from the Department to the City of Los Angeles General Fund; determined as a maximum five percent of prior year's revenues limited by the prior year's net income (as per the Department's bond covenants).

COGENERATION: The sequential production of electric energy and useful thermal energy (i.e., heat used for industrial, commercial, heating or cooling purposes) from a common energy source.

COMPETITIVE PROCUREMENT: A process used by utilities in many states to select suppliers of new electric capacity and energy or energy-related services. Under this system, a utility solicits bids from prospective suppliers to meet its needs. The process often includes: the publication of a Request for Proposal
(RFP) by a utility for specified projects and/or services by multiple would- be suppliers; and the selection by the utility of one or more winning bids subject to appropriate regulatory oversight. In the case of the City of Los Angeles, the City Council and Mayor govern as the regulatory body.

COORDINATION: An arrangement between two or more interconnected electric power systems that establish planning and operating standards to augment the reliability of the combined bulk power


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supply system such as the Western Systems Coordinating Council (WSCC) which covers the area between the Mississippi River and the West coast.

COST-OF-SERVICE: The traditional utility pricing concept for designing electric rate schedules that attempts to correlate costs incurred and revenues received with the service rendered to each of the various customer classes.

CALIFORNIA PUBLIC UTILITIES COMMISSION (CPUC): The state's utility regulatory body currently with five commissioners appoint by the Governor.

COMPETITIVE TRANSITION CHARGE (CTC): An interim non-bypassable charge imposed by utilities to recover stranded investment costs including above market power purchase contracts and/or uneconomic plant investment.

DEATH SPIRAL: The loss of customers resulting in higher costs to be collected from the remaining customers which result in an further increase in customer losses and higher costs.

DEBT FINANCING: The use of borrowed funds from bond sources as the source of capital invested in a project.

DEBT SERVICE: Total of all principal repayment and interest payments on borrowings.

DEBT-TO-EQUITY RATIO: The quotient of long-term debt to owner's equity.

DEPARTMENT: The Los Angeles Department of Water and Power, also LADWP and DWP.

DIRECT ACCESS: Term used to describe the ability of ultimate customers to 'access' the distribution and/or transmission system without discrimination by the local utility to receive electricity from competing power producers. Direct Access could also include the ability to procure any unregulated energy product or service from any chosen supplier.

DISCO: Distribution-only company or Local Distribution Company which controls the natural monopoly distribution of wires operations and maintenance.

DUE DILIGENCE: The process of examining the public and private records of target companies to make informed business decisions usually in the context of a merger, acquisition, partnership, or strategic alliance.

ECONOMIES OF SCALE: The reduction of the average unit cost of electricity that occurs, for a given level of technology and set of prices and up to the practical limits of size, as a result of the increase in size of a power plant. When economies of scale exist, relatively larger production facilities have lower unit costs than relatively smaller facilities. This concept is applies while construction costs do not increase in the same linear proportion as size.


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EXECUTIVE LEADERSHIP TEAM (ELT): The Department's management team including the
General Manager, the Chief Financial Officer, the Chief Administrative Officer, the Assistant General Managers for the Power System, Water System, Marketing and Customer Service, and the Chief Engineer.

EMBEDDED COST: Funds already expended for investment in plant and operating expenses (i.e., a utility's historic average cost, as shown on its books, in contrast to its "marginal cost," which is the change in costs caused by the production of each additional unit of electricity).

ENERGY POLICY ACT OF 1992 (EPAct): Federal legislation that removed restrictions on ownership of electric generating facilities and limitations on access to long-distance transmission of wholesale electric power by independent power producers (IPPs).

EQUITY FINANCING: In project financing of independent power plants, equity financing is the owners' investment in the project.

FEDERAL ENERGY REGULATORY COMMISSION (FERC): The U.S. regulatory body over interstate energy trade including gas and oil pipeline transportation rates, interstate electric transmission rates, wholesale electric rates and hydroelectric power plant licenses. It is charged with administering PURPA and EPAct.

FIRM POWER: Electric power that is contractually committed to a particular use or purpose which is available at all times during the committed period and which is not expected to be curtailed.

FIXED CONTRACT: The power sales (or purchase) agreement between a utility and an independent power producer, which contains fixed contract terms and prices for an extended period of time.

FRANCHISE (SYSTEM): In the electricity industry, an agreement which grants a utility the right to be the sole or principal supplier of retail electric service in a specific area. For example, IOUs have been granted a franchise service territory in which customers can only purchase electricity from them. In return, the utility has an obligation to serve anyone who requests service and must answer to the appropriate state and federal regulatory bodies.

FULL-TIME EQUIVALENTS (FTEs): An equivalent transition of hours of work into employees. A proxy often used for productivity measures.

GENERATION COMPANY (Genco): A generation-only company involved with the production of electricity.

GIGAWATT (GW): One Gigawatt equals I billion watts, 1 million kilowatts, or 1 thousand megawatts.

GOVERNMENTAL, LEGISLATIVE, AND REGULATORY AFFAIRS (GLRA): Department organization concerned with regulatory issues.


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GRID: The entire interlocking system for delivering electricity from generating station to the ultimate customer.

HEAT RATE: The amount of thermal energy input required to create a unit of electric energy output, usually expressed in thousands of BTUs per kilowatt hour (Btu/KWh), computed by dividing the total Btu content of fuel burned for electric generation by the net kilowatt hour generation. The heat rate serves as a proxy value for the efficiency of electricity production.

INDEPENDENT POWER PRODUCER (IPP): An entity, other than an electric utility, that owns and/or operates one or more power facilities, and that normally falls outside traditional utility cost-of- service regulation. It has become synonymous with the terms cogenerator, non-utility generator, private power producer, Qualifying Facility and exempt wholesale generator.

INTERMOUNTAIN POWER PROJECT (IPP) ALSO INTERMOUNTAIN POWER AGENCY (IPA): Entity created to own and operate the Intermountain Generating Station, Northern Transmission System, and the Intermountain Switchyard.

INDEPENDENT SYSTEM OPERATOR (ISO): A state chartered centralized operator of the transmission grid.

INFORMATION COMPANY (INFOCO): An information company or business responsible for metering, billing, and reporting customer demand and energy usage.

INVESTOR OWNED UTILITY (IOU): A public stockholder owned utility entity.

JOINT POWERS AUTHORITY (JPA): Non-profit entity established as a quasi-governmental agency in order to merge commercial and governmental operations.

LOAD FACTOR: The ratio of average load to peak load during a designated period, typically in the 40-60 percent range. The higher the load factor, the better a utility or IPP is able to spread it fixed investment over a larger production base.

MARKET POWER: the ability of a firm in a particular industry to exercise control over the price of a particular commodity, product, or service often associated with monopolies. the merger of two contiguous electric utilities would probably be challenged on the basis of antitrust laws forbidding unreasonable market power.

MODESTO IRRIGATION DISTRICT (MID): An irrigation district for Modesto with the right to sell retail energy to customers in the franchise territory of another utility.

MOTHBALL: To lay-up or shutdown a (generating) unit indefinitely as opposed to retirement.

OFF-BALANCE SHEET FINANCING: Contractual commitments to pay for the investment in projects not reflected in an entity's financial statements due to indirect ownership (e.g. the Department's investment in IPA and SCPPA).


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OPTIMIZATION: Pertaining to generation mix, this process seeks the most efficient means to produce electricity considering all inputs, infrastructure, and constraints.

OUTSOURCING: Moving work from internal operations to third parties.

PERFORMANCE BASED RATES (PBR): Rates based on an utility's overall rate of return is increased or decreased based on measure performance in one or more areas. Incentive based regulation is often used to denote this concept.

POWER EXCHANGE (PX): A state chartered institution charged with operating a statewide competitive clearing of energy.

POWER MARKETER: Companies authorized by the FERC to engage in market-based wholesale electric transactions.

PUBLIC UTILITIES HOLDING COMPANY ACT OF 1935 (PUHCA): The legislation which regulates the corporate structure, securities issuances and investments of utility holding companies, including financing, accounting treatment, affiliate transactions and acquisitions. It defines a public utility holding company and includes provisions that allow exemptions from its more restrictive measures.

PUBLIC UTILITY REGULATORY POLICIES ACT OF 1978 (PURPA): The legislation enacted as a stimulus for competition in the electric generation industry as it contains provisions on electric rate reform, wheeling and pooling of power, cogeneration and small power production incentives, and hydropower project loans. PURPA promotes energy efficiency and the increased use of alternative energy sources by encouraging companies to build cogeneration facilities and renewable energy projects. It also requires electric utilities to purchase excess power generated by Qualifying Facilities at the utilities avoided cost.

REGIONAL TRANSMISSION GROUP (RTG): A representative group of interested parties (e.g. IPPs, regulators, power marketers, along with investor owned, cooperative and municipal utilities) involved in cooperative decision making process to plan and operate an integrated electric supply and transmission system such as the Western Region Transmission Group (WRTA).

REVENUE REQUIREMENT: The level of revenue required to support investment in a particular project or system; synonymous with Cost-of-Service.

RISK MANAGEMENT: The process of allocating project or investment risks through the use of any or all applicable vehicles including insurance, hedging, futures, long and short term contracts and active energy management.

SACRAMENTO MUNICIPAL UTILITY DISTRICT (SMUD): Sacramento's municipal utility.


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SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY (SCPPA): A JPA created to own and operate utility and utility related assets.

STRANDED INVESTMENT STUDY (SIS): A jointly prepared report by Price Waterhouse and PSC to measure the impact of deregulation and competition on the Department.

STRANDED INVESTMENT: Those investments incurred during regulated time frames that currently cannot be economically justified. Investments or expenditure made or committed to be made by utilities in a time of regulation which in a competitive market have no value.

TRANSMISSION COMPANY (TRANSCO): Transmission-only company.

UNBUNDLING: The separation of a utility's generation, transmission, distribution and service delivery assets or rates in terms of cost or accounting treatment.

WHEELING: The transmission of electric power owned by one entity using the transmission facilities owned by another entity.

WHOLESALE TRADING: The buying and selling of wholesale power contracts and rights in the open market.






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